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Oppenheimer Real Estate Fund

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6803 South Tucson Way, Englewood, Colorado 80112
1.800.525.7048

Statement of Additional Information dated February 28, 2002

     This Statement of Additional Information is not a Prospectus. This document contains  additional  information about the Fund and supplements  information in the  Prospectus  dated  February 28, 2002.  It should be read  together with the
Prospectus.  You can obtain  the  Prospectus  by writing to the Fund's  Transfer
Agent,  OppenheimerFunds  Services, at P.O. Box 5270, Denver, Colorado 80217, or
by calling the Transfer Agent at the toll-free number shown above.

Contents
                                                                            Page
About the Fund

About Your Account

Financial Information About the Fund

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  ABOUT THE FUND

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Additional Information About the Fund's Investment Policies and Risks

     The investment  objective,  the principal  investment policies and the main risks of the Fund are described in the Prospectus.  This Statement of Additional
Information contains supplemental information about those policies and risks and the types of  securities  that the Fund's  portfolio  manager can select for the
Fund. Additional information is also provided about the strategies that the Fund may use to try to achieve its objective.

The Fund's Investment Policies.  The composition of the Fund's portfolio and the techniques and strategies that the Fund's portfolio manager,  who is employed by
Cornerstone Real Estate Advisers,  Inc. (the  "Subadviser") may use in selecting portfolio securities will vary over time. The Fund is not required to use all of the investment techniques and strategies described below at all times in seeking its goal. It may use some of the special investment techniques and strategies at some  times or not at all.  The  following  investment  policies  are  principal investment policies.

     |X|  Real  Estate  Investment  Trusts.   REITs  are  sometimes   informally
characterized  as EQUITY REITs,  MORTGAGE REITs and HYBRID REITs. An EQUITY REIT
invests  primarily  in the fee  ownership  or  leasehold  ownership  of land and buildings and derives its income  primarily from rental  income.  An EQUITY REIT may also realize capital gains (or losses) by selling real estate  properties in its portfolio that have  appreciated (or  depreciated) in value. A MORTGAGE REIT invests  primarily in mortgages on real estate,  which may secure  construction, development or long-term  loans.  A MORTGAGE REIT  generally  derives its income primarily  from interest  payments on the credit it has extended.  A HYBRID REIT combines the  characteristics  of EQUITY REITs and MORTGAGE REITs,  generally by holding both ownership  interests and mortgage  interests in real estate.  It is anticipated,  although not required,  that under normal circumstances a majority of the Fund's investments in REITs will consist of EQUITY REITs.

     |X| Portfolio  Turnover.  "Portfolio  turnover" describes the rate at which the Fund  traded its  portfolio  securities  during its last  fiscal  year.  For example,  if a fund sold all of its  securities  during the year,  its portfolio turnover  rate would have been 100%.  The Fund's  portfolio  turnover  rate will fluctuate from year to year,  although the Fund might have a portfolio  turnover rate of more than 100% annually.  Increased  portfolio  turnover  creates higher brokerage  and  transaction  costs for the Fund,  which could reduce its overall performance.  Additionally,  the  realization  of  capital  gains  from  selling portfolio  securities may result in distributions of taxable  long-term  capital gains to  shareholders,  since  the Fund  will  normally  distribute  all of its capital  gains  realized  each year,  to avoid  excise  taxes under the Internal
Revenue Code.

Other Investment Techniques and Strategies.  In seeking its objective,  the Fund may from time to time employ the types of investment  strategies and investments described below. It is not required to use all of these strategies at all times, and at times may not use them. The following  investments and strategies are not principal investment policies.

     |X| Foreign Securities.  The Fund can purchase securities issued by foreign real  estate  companies.  "Foreign  securities"  include  equity  securities  of companies  organized  under the laws of countries  other than the United States.
They  may  be  traded  on  foreign  securities   exchanges  or  in  the  foreign
over-the-counter markets.

     Securities of foreign issuers that are  represented by American  Depository
Receipts are not considered  "foreign  securities" for the purpose of the Fund's investment  allocations.  That is  because  they are not  subject to many of the special  considerations  and  risks,  discussed  below,  that  apply to  foreign securities traded and held abroad.

     Depository Receipts involve the same risks as investing directly in foreign
securities.   Those  risks  are  discussed  in  the  Prospectus  under  "Foreign
Investing."  ADRs are  receipts  typically  issued by an American  bank or trust company  that  show  evidence  of  underlying  securities  issued  by a  foreign corporation. The issuers of unsponsored Depository Receipts are not obligated to disclose material information in the United States, and therefore,  there may be less information available regarding such issuers.

     Investing in foreign  securities  offers  potential  benefits not available from  investing  solely in  securities  of domestic  issuers.  They  include the opportunity to invest in foreign issuers that appear to offer growth  potential, or in foreign countries with economic policies or business cycles different from those of the  U.S.,  or to  reduce  fluctuations  in  portfolio  value by taking advantage of foreign stock markets that do not move in a manner parallel to U.S.
markets.  The Fund  will  hold  foreign  currency  only in  connection  with the purchase or sale of foreign securities.

     |_| Risks of Foreign Investing. Investments in foreign securities may offer special  opportunities  for investing but also present special  additional risks and  considerations  not  typically  associated  with  investments  in  domestic securities. Some of these additional risks are:

o    reduction of income by foreign taxes;
o    fluctuation  in value of foreign  investments  due to  changes in  currency rates or currency control regulations (for example, currency blockage);
o    transaction charges for currency exchange;
o    lack of public information about foreign issuers;
o    lack of uniform  accounting,  auditing and financial reporting standards in foreign countries comparable to those applicable to domestic issuers;
o    less volume on foreign exchanges than on U.S. exchanges;
o    greater volatility and less liquidity on foreign markets than in the U.S.;
o    less  governmental  regulation  of foreign  issuers,  stock  exchanges  and brokers than in the U.S.;
o    greater difficulties in commencing lawsuits;
o    higher brokerage commission rates than in the U.S.;
o    increased  risks of delays in settlement of portfolio  transactions or loss of certificates for portfolio securities;
o    possibilities in some countries of  expropriation,  confiscatory  taxation,
     political,   financial  or  social   instability   or  adverse   diplomatic
     developments; and
o    unfavorable differences between the U.S. economy and foreign economies.

     In the past, U.S.  government policies have discouraged certain investments abroad by U.S.  investors,  through  taxation or other  restrictions,  and it is possible that such restrictions could be re-imposed.

     |X|  Repurchase  Agreements.  The Fund can  acquire  securities  subject to repurchase  agreements.  It may do so for liquidity purposes to meet anticipated redemptions of Fund shares, or pending the investment of the proceeds from sales of Fund shares, or pending the settlement of portfolio securities  transactions, or for temporary defensive purposes, as described below.

     In  a  repurchase   transaction,   the  Fund  buys  a  security  from,  and
simultaneously  resells it to, an approved vendor for delivery on an agreed-upon future  date.  The resale  price  exceeds the  purchase  price by an amount that reflects an agreed-upon  interest rate effective for the period during which the repurchase  agreement is in effect.  Approved  vendors  include U.S.  commercial banks,  U.S.  branches  of  foreign  banks,  or  broker-dealers  that  have been designated as primary  dealers in government  securities.  They must meet credit requirements set by the Manager from time to time.

     The  majority  of these  transactions  run from  day to day,  and  delivery pursuant to the resale typically occurs within one to five days of the purchase.
Repurchase  agreements  having a maturity  beyond  seven days are subject to the
Fund's limits on holding  illiquid  investments.  The Fund will not enter into a repurchase  agreement  that causes more than 10% of its net assets to be subject to repurchase  agreements having a maturity beyond seven days. There is no limit on the  amount of the  Fund's  net  assets  that may be  subject  to  repurchase agreements having maturities of seven days or less.

     Repurchase agreements, considered "loans" under the Investment Company Act, are collateralized by the underlying security.  The Fund's repurchase agreements require that at all times while the repurchase agreement is in effect, the value
of  the  collateral  must  equal  or  exceed  the  repurchase   price  to  fully
collateralize the repayment obligation.  However, if the vendor fails to pay the resale price on the delivery  date, the Fund may incur costs in disposing of the collateral and may experience  losses if there is any delay in its ability to do
so. The Manager will impose  creditworthiness  requirements  to confirm that the vendor is  financially  sound and will  continuously  monitor  the  collateral's value.

     |X| Illiquid and Restricted  Securities.  Under the policies and procedures established  by the  Fund's  Board  of  Trustees,  the  Manager  determines  the liquidity of certain of the Fund's  investments.  To enable the Fund to sell its holdings of a restricted  security not  registered  under the  Securities Act of
1933, the Fund may have to cause those securities to be registered. The expenses of  registering  restricted  securities  may be  negotiated by the Fund with the issuer at the time the Fund  buys the  securities.  When the Fund  must  arrange registration because the Fund wishes to sell the security, a considerable period may elapse  between the time the  decision is made to sell the  security and the time the security is  registered  so that the Fund could sell it. The Fund would bear the risks of any downward price fluctuation during that period.

     The Fund may also acquire restricted securities through private placements.
Those  securities have  contractual  restrictions on their public resale.  Those restrictions  might limit the Fund's  ability to dispose of the  securities  and might lower the amount the Fund could realize upon the sale.

     The Fund has limitations that apply to purchases of restricted  securities, as  stated  in the  Prospectus.  Those  percentage  restrictions  do  not  limit purchases  of  restricted  securities  that are  eligible  for sale to qualified institutional purchasers under Rule 144A of the Securities Act of 1933, if those securities have been determined to be liquid by the Manager under Board-approved guidelines.  Those  guidelines  take into account the trading  activity for such securities and the  availability of reliable  pricing  information,  among other factors.  If there is a lack of  trading  interest  in a  particular  Rule  144A security, the Fund's holdings of that security may be considered to be illiquid.

     Illiquid  securities  include repurchase  agreements  maturing in more than seven days and participation  interests that do not have puts exercisable within seven days.

     |X| Loans of Portfolio  Securities.  To raise cash for liquidity  purposes, the Fund can lend its portfolio  securities to brokers,  dealers and other types of financial institutions approved by the Fund's Board of Trustees.  These loans are limited to not more than 25% of the value of the Fund's  total  assets.  The
Fund  currently  does not intend to engage in loans of  securities in the coming year,  but if it does so,  such  loans  will  likely not exceed 5% of the Fund's total assets.

     There are some risks in connection with securities lending.  The Fund might experience a delay in receiving  additional  collateral  to secure a loan,  or a delay in recovery of the loaned  securities if the borrower  defaults.  The Fund must  receive  collateral  for  a  loan.  Under  current  applicable  regulatory requirements  (which  are  subject to  change),  on each  business  day the loan collateral must be at least equal to the value of the loaned securities. It must consist of cash,  bank letters of credit,  securities of the U.S.  government or its agencies or  instrumentalities,  or other cash equivalents in which the Fund is permitted to invest.  To be acceptable as collateral,  letters of credit must obligate a bank to pay  amounts  demanded  by the Fund if the  demand  meets the terms of the letter. The terms of the letter of credit and the issuing bank both must be satisfactory to the Fund.

     When it lends securities,  the Fund receives amounts equal to the dividends or interest on loaned securities. It also receives one or more of (a) negotiated loan fees, (b) interest on securities  used as  collateral,  and (c) interest on any short-term debt securities purchased with such loan collateral.  Either type of interest may be shared with the  borrower.  The Fund may also pay  reasonable finders' , custodian and administrative fees in connection with these loans. The terms of the Fund's loans must meet applicable  tests under the Internal Revenue
Code and must  permit  the Fund to  reacquire  loaned  securities  on five days'
notice or in time to vote on any important matter.

     |X| Borrowing  for Leverage.  The Fund has the ability to borrow from banks on an unsecured basis to invest the borrowed funds in portfolio securities. This speculative  technique  is known as  "leverage."  The Fund may borrow  only from banks. Under current regulatory requirements, borrowings can be made only to the extent  that the value of the Fund's  assets,  less its  liabilities  other than borrowings,  is equal to at least 300% of all borrowings (including the proposed borrowing).  If the value of the  Fund's  assets  fails to meet this 300%  asset coverage  requirement,  the Fund will reduce its bank debt within  three days to meet the  requirement.  To do so,  the Fund  might have to sell a portion of its investments at a disadvantageous time.

     The Fund will pay interest on these loans,  and that interest  expense will raise the  overall  expenses  of the Fund and  reduce  its  returns.  If it does borrow,  its expenses will be greater than  comparable  funds that do not borrow for leverage. Additionally, the Fund's net asset value per share might fluctuate more  than  that of funds  that do not  borrow.  Currently,  the  Fund  does not contemplate using this technique, but if it does so, it will not likely do so to a substantial degree.

     |X|  Non-Diversification  of  Investments.   The  Fund  is  operated  as  a
"non-diversified"  portfolio. As a non-diversified  investment company, the Fund may be subject  to  greater  risks  than a  diversified  company  because of the possible  fluctuation in the values of securities of fewer issuers.  However, at the close of each fiscal  quarter at least 50% of the value of the Fund's  total assets will be represented  by one or more of the  following:  (i) cash and cash items, including receivables;  (ii) U.S. government securities; (iii) securities of other regulated  investment  companies;  and (iv) securities (other than U.S.
government securities and securities of other regulated investment companies) of any one or more issuers which meet the following limitations:  (a) the Fund will not invest more than 5% of its total assets in the securities of any such issuer and (b) the entire  amount of the  securities  of such issuer  owned by the Fund will not represent more than 10% of the  outstanding  voting  securities of such issuer.  Additionally,  not more than 25% of the value of a Fund's  total assets may be invested in the securities of any one issuer.

     |X| Derivatives. The Fund can invest in a variety of derivative investments to seek income for  liquidity  needs or for hedging  purposes.  Some  derivative investments the Fund can use are the hedging instruments described below in this
Statement of Additional  Information.  However,  the Fund does not use, and does not  currently  contemplate  using,  derivatives  or  hedging  instruments  to a significant degree.

     Some  of  the  derivative   investments  the  Fund  can  use  include  debt
exchangeable for common stock of an issuer or "equity-linked debt securities" of an issuer.  At maturity,  the debt security is exchanged for common stock of the issuer or it is payable in an amount based on the price of the  issuer's  common stock at the time of maturity.  Both alternatives present a risk that the amount payable at maturity will be less than the  principal  amount of the debt because the  price  of the  issuer's  common  stock  may not be as  high as the  Manager expected.

     |X| Hedging.  Although the Fund does not  anticipate  the  extensive use of hedging instruments, the Fund can use hedging instruments. To attempt to protect against declines in the market value of the Fund's portfolio, to permit the Fund to retain  unrealized  gains in the value of  portfolio  securities  which  have appreciated,  or to facilitate  selling securities for investment  reasons,  the
Fund could:

sell futures contracts,
buy puts on such futures or on securities, or
write covered calls on securities or futures.  Covered calls may also be used to increase the Fund's income,  but the portfolio manager does not expect to engage extensively in that practice.

     The Fund can use hedging to establish a position in the  securities  market as a temporary substitute for purchasing particular securities. In that case the
Fund would  normally seek to purchase the  securities  and then  terminate  that hedging  position.  The Fund  might  also use this type of hedge to  attempt  to protect against the possibility that its portfolio securities would not be fully included in a rise in value of the market. To do so the Fund could:

buy futures, or
buy calls on such futures or on securities.

     The Fund is not  obligated  to use hedging  instruments,  even though it is permitted  to use them in the  Manager's  discretion,  as described  below.  The
Fund's  strategy  of  hedging  with  futures  and  options  on  futures  will be incidental  to  the  Fund's  activities  in  the  underlying  cash  market.  The particular  hedging  instruments the Fund can use are described  below. The Fund may employ new hedging  instruments and strategies  when they are developed,  if those investment methods are consistent with the Fund's investment objective and are permissible under applicable regulations governing the Fund.

     |_| Futures. The Fund may buy and sell futures contracts that relate to (1)
broadly-based  stock indices  (these are referred to as "stock index  futures"),
(2) other broadly-based  securities indices (these are referred to as "financial futures")  and  (3)  foreign  currencies  (these  are  referred  to as  "forward contracts").

     A  broadly-based  stock index is used as the basis for trading  stock index futures.  They may in some cases be based on stocks of  issuers in a  particular industry or group of industries.  A stock index assigns  relative  values to the common stocks included in the index and its value  fluctuates in response to the changes in value of the underlying  stocks. A stock index cannot be purchased or sold directly. Financial futures are similar contracts based on the future value of the basket of securities that comprise the index.  These  contracts  obligate the seller to deliver,  and the  purchaser  to take,  cash to settle the futures transaction.  There is no delivery made of the  underlying  securities to settle the futures obligation. Either party may also settle the transaction by entering into an offsetting contract.

     An interest rate future  obligates the seller to deliver (and the purchaser to take)  cash or a  specified  type of debt  security  to  settle  the  futures transaction.  Either party could also enter into an offsetting contract to close out the position.

     The Fund can invest a portion of its assets in commodity futures contracts.
Commodity  futures  may be based upon  commodities  within  five main  commodity groups: (1) energy,  which includes crude oil, natural gas, gasoline and heating oil; (2) livestock,  which  includes  cattle and hogs;  (3)  agriculture,  which includes wheat, corn, soybeans,  cotton, coffee, sugar and cocoa; (4) industrial metals,  which includes  aluminum,  copper,  lead, nickel, tin and zinc; and (5)
precious metals, which includes gold, platinum and silver. The Fund may purchase and sell commodity futures  contracts,  options on futures contracts and options and  futures on  commodity  indices  with  respect to these five main  commodity groups and the individual  commodities within each group, as well as other types of commodities.

     No payment is paid or  received  by the Fund on the  purchase  or sale of a future. Upon entering into a futures  transaction,  the Fund will be required to deposit an initial  margin  payment with the futures  commission  merchant  (the
"futures  broker").  Initial  margin  payments will be deposited with the Fund's custodian bank in an account  registered in the futures broker's name.  However, the  futures  broker  can gain  access  to that  account  only  under  specified conditions.  As the future is marked to market (that is, its value on the Fund's books is  changed) to reflect  changes in its market  value,  subsequent  margin payments,  called  variation  margin,  will be paid to or by the futures  broker daily.

     At any time prior to expiration of the future,  the Fund may elect to close out  its  position  by  taking  an  opposite  position,  at  which  time a final determination  of variation  margin is made and any additional cash must be paid by or released to the Fund.  Any loss or gain on the future is then  realized by the Fund for tax purposes.  All futures  transactions (except forward contracts)
are effected  through a clearinghouse  associated with the exchange on which the contracts are traded.

     |_| Put and Call  Options.  The Fund can buy and sell certain  kinds of put options  ("puts")  and  call  options  ("calls").  The  Fund  can buy  and  sell exchange-traded  and  over-the-counter  put and call  options,  including  index options,  securities options, currency options,  commodities options and options on the other types of futures described above.

     o Writing Covered Call Options.  The Fund can write (that is, sell) covered calls. If the Fund sells a call option, it must be covered.  That means the Fund must own the security subject to the call while the call is outstanding, or, for certain types of calls, the call may be covered by segregating  liquid assets to enable the Fund to satisfy its  obligations if the call is exercised.  Up to 25%
of the Fund's total assets may be subject to calls the Fund writes.

     When the Fund writes a call on a security,  it receives  cash (a  premium).
The  Fund  agrees  to  sell  the  underlying   security  to  a  purchaser  of  a
corresponding  call on the  same  security  during  the call  period  at a fixed exercise price  regardless of market price changes  during the call period.  The call period is usually not more than nine months.  The exercise price may differ from the market price of the underlying security.  The Fund has the risk of loss that the price of the  underlying  security may decline  during the call period.
That risk may be offset to some extent by the premium the Fund receives.  If the value of the  investment  does not rise above the call price,  it is likely that the call will lapse  without being  exercised.  In that case the Fund would keep the cash premium and the investment.

     When the Fund writes a call on an index,  it receives cash (a premium).  If the buyer of the call exercises it, the Fund will pay an amount of cash equal to the  difference  between the closing  price of the call and the exercise  price, multiplied by a specified  multiple that  determines the total value of the call for each point of difference. If the value of the underlying investment does not rise above the call price,  it is likely that the call will lapse  without being exercised. In that case, the Fund would keep the cash premium.

     The Fund's custodian,  or a securities depository acting for the custodian, will act as the Fund's  escrow  agent,  through  the  facilities  of the Options
Clearing  Corporation  ("OCC"),  as to the  investments  on  which  the Fund has written calls traded on exchanges or as to other acceptable  escrow  securities.
In that way, no margin will be required for such transactions.  OCC will release the  securities  on the  expiration of the option or when the Fund enters into a closing transaction.

     When the Fund writes an over-the-counter ("OTC") option, it will enter into an arrangement  which will establish a formula price at which the Fund will have the  absolute  right to  repurchase  that OTC  option.  The  formula  price will generally be based on a multiple of the premium  received  for the option,  plus the amount by which the  option is  exercisable  below the  market  price of the underlying  security  (that is,  the  option is "in the  money").  When the Fund writes an OTC option, it will treat as illiquid (for purposes of its restriction on holding illiquid  securities) the  mark-to-market  value of any OTC option it holds,  unless the option is subject to a buy-back  agreement  by the  executing broker.

     To terminate its obligation on a call it has written, the Fund may purchase a corresponding  call in a "closing  purchase  transaction."  The Fund will then realize a profit or loss,  depending  upon  whether the net of the amount of the option  transaction costs and the premium received on the call the Fund wrote is more or less  than the  price of the call the Fund  purchases  to close  out the transaction.  The Fund may  realize  a profit if the call  expires  unexercised, because the Fund will retain the underlying security and the premium it received when it wrote the call. Any such profits are considered short-term capital gains for federal  income tax  purposes,  as are the  premiums on lapsed  calls.  When distributed by the Fund they are taxable as ordinary income.  If the Fund cannot effect a closing purchase  transaction due to the lack of a market, it will have to hold the callable securities until the call expires or is exercised.

     The Fund may also  write  calls on a futures  contract  without  owning the futures contract or securities  deliverable under the contract. To do so, at the time the call is  written,  the  Fund  must  cover  the call by  segregating  an equivalent  dollar amount of liquid assets.  The Fund will segregate  additional liquid  assets if the value of the  segregated  assets  drops  below 100% of the current  value of the future.  Because of this  segregation  requirement,  in no circumstances  would the Fund's receipt of an exercise  notice as to that future require the Fund to deliver a futures contract.  It would simply put the Fund in a short futures position, which is permitted by the Fund's hedging policies.

     Writing  Put  Options.  The  Fund can sell put  options.  A put  option  on securities  gives the purchaser the right to sell, and the writer the obligation to buy,  the  underlying  investment  at the  exercise  price  during the option period.  The Fund  will not write  puts if,  as a  result,  more than 25% of the
Fund's net assets would be required to be segregated to cover such put options.

     If the Fund  writes a put,  the put must be  covered by  segregated  liquid assets. The premium the Fund receives from writing a put represents a profit, as long as the price of the  underlying  investment  remains  equal to or above the exercise price of the put. However,  the Fund also assumes the obligation during the option period to buy the underlying  investment from the buyer of the put at the exercise price, even if the value of the investment falls below the exercise price.  If a put the Fund has written expires  unexercised,  the Fund realizes a gain in the amount of the premium less the transaction  costs  incurred.  If the put is  exercised,  the  Fund  must  fulfill  its  obligation  to  purchase  the underlying  investment at the exercise price. That price will usually exceed the market value of the investment at that time. In that case, the Fund may incur an unrealized  loss  immediately,  which would then be realized when the underlying security  is sold.  That loss will be equal to the sum of the sale  price of the underlying  investment  and the premium  received  minus the sum of the exercise price and any transaction costs the Fund incurred.

     When writing a put option on a security,  to secure its  obligation  to pay for the underlying security the Fund will deposit in escrow liquid assets with a value equal to or greater than the exercise price of the underlying  securities.
The Fund therefore forgoes the opportunity of investing the segregated assets or writing calls against those assets.

     As long as the Fund's  obligation  as the put writer  continues,  it may be assigned an exercise notice by the broker-dealer through which the put was sold.
That notice will require the Fund to take  delivery of the  underlying  security and pay the exercise price. The Fund has no control over when it may be required to purchase the underlying security, since it may be assigned an exercise notice at any time prior to the termination of its obligation as the writer of the put.
That obligation terminates upon expiration of the put. It may also terminate if, before it receives  an  exercise  notice,  the Fund  effects a closing  purchase transaction by purchasing a put of the same series as it sold. Once the Fund has
been  assigned  an  exercise  notice,   it  cannot  effect  a  closing  purchase
transaction.

     The Fund may decide to effect a closing  purchase  transaction to realize a profit on an outstanding  put option it has written or to prevent the underlying security  from being put.  Effecting a closing  purchase  transaction  will also permit  the Fund to write  another  put option on the  security,  or to sell the security and use the proceeds from the sale for other investments. The Fund will realize  a profit  or loss  from a closing  purchase  transaction  depending  on whether the cost of the  transaction  is less or more than the premium  received from  writing  the put option.  Any profits  from  writing  puts are  considered short-term  capital gains for federal tax purposes,  and when distributed by the
Fund, are taxable as ordinary income.

     |_|  Purchasing  Calls and Puts. The Fund can purchase calls on securities, broadly-based  securities indices,  foreign currencies and futures. It may do so
to  protect  against  the  possibility   that  the  Fund's  portfolio  will  not
participate in an anticipated rise in the securities market.  When the Fund buys a call (other than in a closing purchase  transaction),  it pays a premium.  The
Fund  then has the  right to buy the  underlying  investment  from a seller of a corresponding  call on the same  investment  during  the call  period at a fixed exercise  price.  The Fund benefits only if it sells the call at a profit or if, during the call period,  the market price of the underlying  investment is above the sum of the call price plus the  transaction  costs and the premium  paid for the call and the Fund exercises the call. If the Fund does not exercise the call or sell it (whether or not at a profit),  the call will become  worthless at its expiration  date.  In that case the Fund will have paid the premium but lost the right to purchase the underlying investment.

     The Fund  can buy puts on  securities,  broadly-based  securities  indices, foreign  currencies  and  futures,  whether  or  not  it  holds  the  underlying investment in its  portfolio.  When the Fund  purchases a put, it pays a premium and,  except  as to puts  on  indices,  has the  right  to sell  the  underlying investment  to a seller of a put on a  corresponding  investment  during the put period at a fixed exercise price. Buying a put on securities or futures the Fund owns enables the Fund to attempt to protect itself during the put period against a decline in the value of the underlying  investment below the exercise price by selling  the  underlying  investment  at the  exercise  price to a  seller  of a corresponding put. If the market price of the underlying  investment is equal to or above the  exercise  price  and,  as a result,  the put is not  exercised  or resold,  the put will become  worthless at its expiration date. In that case the
Fund  will  have  paid the  premium  but lost the  right to sell the  underlying investment.  However,  the Fund may sell the put prior to its  expiration.  That sale may or may not be at a profit.

     When the Fund  purchases  a call or put on an  index or  future,  it pays a premium,  but  settlement  is in cash rather than by delivery of the  underlying investment to the Fund. Gain or loss depends on changes in the index in question
(and thus on price movements in the securities  market generally) rather than on price movements in individual securities or futures contracts.

     The Fund may buy a call or put only if,  after the  purchase,  the value of all call and put options held by the Fund will not exceed 5% of the Fund's total assets.

     |_| Buying and Selling Options on Foreign Currencies.  The Fund can buy and
sell  calls and puts on foreign  currencies.  They  include  puts and calls that trade on a securities or commodities exchange or in the over-the-counter markets or are quoted by major  recognized  dealers in such options.  The Fund could use these calls and puts to try to protect  against  declines in the dollar value of foreign  securities  and increases in the dollar cost of foreign  securities the
Fund wants to acquire.

     If the Manager anticipates a rise in the dollar value of a foreign currency in which securities to be acquired are denominated,  the increased cost of those securities may be partially  offset by purchasing  calls or writing puts on that foreign currency.  If the Manager anticipates a decline in the dollar value of a foreign  currency,  the  decline in the  dollar  value of  portfolio  securities denominated  in that  currency  might be  partially  offset by writing  calls or purchasing  puts on that foreign  currency.  However,  the currency  rates could fluctuate in a direction adverse to the Fund's position. The Fund will then have incurred option premium  payments and transaction  costs without a corresponding benefit.

     A call the Fund writes on a foreign  currency is "covered" if the Fund owns the  underlying  foreign  currency  covered by the call or has an  absolute  and immediate  right to  acquire  that  foreign  currency  without  additional  cash consideration  (or it can do so for  additional  cash  consideration  held  in a segregated  account by its custodian  bank) upon conversion or exchange of other foreign currency held in its portfolio.

     The Fund  could  write a call on a  foreign  currency  to  provide  a hedge against a decline in the U.S.  dollar value of a security which the Fund owns or has the right to acquire and which is denominated in the currency underlying the option.  That decline might be one that occurs due to an expected adverse change in the exchange  rate.  This is known as a  "cross-hedging"  strategy.  In those circumstances,  the Fund covers the option by maintaining cash, U.S.  government securities or other liquid, high grade debt securities in an amount equal to the exercise price of the option, in a segregated  account with the Fund's custodian bank.

     |_|  Risks  of  Hedging  with  Options  and  Futures.  The  use of  hedging instruments requires special skills and knowledge of investment  techniques that are  different  than what is required for normal  portfolio  management.  If the
Manager uses a hedging  instrument at the wrong time or judges market conditions incorrectly,  hedging  strategies may reduce the Fund's  return.  The Fund could also experience  losses if the prices of its futures and options  positions were not correlated with its other investments.

     The Fund's option  activities might affect its portfolio  turnover rate and brokerage commissions. The exercise of calls written by the Fund might cause the
Fund to sell related  portfolio  securities,  thus increasing its turnover rate.
The exercise by the Fund of puts on securities will cause the sale of underlying investments,  increasing  portfolio  turnover.  Although the decision whether to exercise a put it holds is within the Fund's control,  holding a put might cause the Fund to sell the related investments for reasons that would not exist in the absence of the put.

     The Fund could pay a brokerage  commission each time it buys a call or put, sells a call or put, or buys or sells an  underlying  investment  in  connection with the  exercise  of a call or put.  Those  commissions  could be  higher on a relative  basis  than  the  commisions  for  direct  purchases  or  sales of the underlying  investments.  Premiums paid for options are small in relation to the market value of the underlying investments.  Consequently,  put and call options offer large  amounts of  leverage.  The  leverage  offered by trading in options could  result in the Fund's net asset value being more  sensitive  to changes in the value of the underlying investment.

     If a covered call written by the Fund is  exercised on an  investment  that has increased in value,  the Fund will be required to sell the investment at the call price. It will not be able to realize any additional appreciation in excess of the covered  call price if the  investment  has  increased in value above the call price.

     An  option  position  may be  closed  out  only on a market  that  provides secondary trading for options of the same series, and there is no assurance that a liquid secondary market will exist for any particular  option.  The Fund might experience  losses if it could not close out a position  because of an  illiquid market for the future or option.

     There is a risk in using  short  hedging by selling  futures or  purchasing puts on broadly-based  indices or futures to attempt to protect against declines in the value of the Fund's portfolio securities.  The risk is that the prices of the futures or the applicable index will correlate imperfectly with the behavior of the cash prices of the Fund's  securities.  For example,  it is possible that while the Fund has used hedging  instruments  in a short  hedge,  the market may advance  and the value of the  securities  held in the  Fund's  portfolio  might decline. If that occurred,  the Fund would lose money on the hedging instruments and also experience a decline in the value of its portfolio securities. However, while this could occur for a very brief period or to a very small  degree,  over time the value of a diversified portfolio of securities will tend to move in the same direction as the indices upon which the hedging instruments are based.

     The risk of  imperfect  correlation  increases  as the  composition  of the
Fund's portfolio diverges from the securities  included in the applicable index.
To  compensate  for the imperfect  correlation  of movements in the price of the portfolio  securities  being  hedged and  movements  in the price of the hedging instruments,  the Fund might use hedging  instruments in a greater dollar amount than the dollar amount of portfolio  securities being hedged.  It might do so if the historical volatility of the prices of the portfolio securities being hedged is more than the historical volatility of the applicable index.

     The ordinary  spreads  between  prices in the cash and futures  markets are subject to  distortions,  due to  differences  in the  nature of those  markets.
First,  all participants in the futures market are subject to margin deposit and
maintenance   requirements.   Rather  than  meeting  additional  margin  deposit
requirements,   investors  may  close  futures  contracts   through   offsetting
transactions  which could distort the normal  relationship  between the cash and futures  markets.  Second,  the  liquidity  of the  futures  market  depends  on participants entering into offsetting  transactions rather than making or taking delivery. To the extent participants decide to make or take delivery,  liquidity in the futures market could be reduced, thus producing  distortion.  Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities markets.  Therefore, increased participation by speculators in the futures market may cause temporary price distortions.

     The Fund  can use  hedging  instruments  to  establish  a  position  in the securities  markets as a temporary  substitute  for the  purchase of  individual securities  (long  hedging)  by buying  futures  and/or  calls on such  futures, broadly-based  indices or on securities.  It is possible that when the Fund does so the  market  might  decline.  If the Fund  then  concludes  not to  invest in securities  because of concerns  that the market  might  decline  further or for other reasons,  the Fund will realize a loss on the hedging  instruments that is not offset by a reduction in the price of the securities purchased.

     |_| Forward  Contracts.  Forward  contracts are foreign  currency  exchange contracts.  They are used to buy or sell foreign currency for future delivery at a fixed  price.  The Fund  uses  them to "lock  in" the U.S.  dollar  price of a security  denominated in a foreign currency that the Fund has bought or sold, or to protect  against  possible  losses from changes in the relative values of the
U.S.  dollar and a foreign  currency.  The Fund  limits its  exposure in foreign currency  exchange  contracts in a particular  foreign currency to the amount of its assets denominated in that currency or a  closely-correlated  currency.  The
Fund may also use  "cross-hedging"  where the Fund  hedges  against  changes  in currencies other than the currency in which a security it holds is denominated.

     Under a forward contract,  one party agrees to purchase,  and another party agrees to sell, a specific currency at a future date. That date may be any fixed number of days from the date of the  contract  agreed upon by the  parties.  The transaction  price  is set at the time  the  contract  is  entered  into.  These contracts are traded in the inter-bank market conducted  directly among currency traders (usually large commercial banks) and their customers.

     The Fund may use forward  contracts to protect  against  uncertainty in the level of future exchange rates. The use of forward  contracts does not eliminate the risk of  fluctuations  in the prices of the  underlying  securities the Fund owns or intends  to  acquire,  but it does fix a rate of  exchange  in  advance.
Although  forward  contracts  may  reduce the risk of loss from a decline in the value of the hedged currency,  at the same time they limit any potential gain if the value of the hedged currency increases.

     When the Fund enters into a contract for the purchase or sale of a security denominated in a foreign  currency,  or when it anticipates  receiving  dividend payments in a foreign  currency,  the Fund might  desire to  "lock-in"  the U.S.
dollar  price of the  security or the U.S.  dollar  equivalent  of the  dividend payments.  To do so,  the Fund  could  enter  into a  forward  contract  for the purchase or sale of the amount of foreign  currency  involved in the  underlying transaction, in a fixed amount of U.S. dollars per unit of the foreign currency.
This is called a  "transaction  hedge." The  transaction  hedge will protect the
Fund against a loss from an adverse change in the currency exchange rates during the period  between the date on which the  security is  purchased  or sold or on which the payment is  declared,  and the date on which the  payments are made or received.

     The Fund could also use forward  contracts to lock in the U.S. dollar value of  portfolio  positions.  This is  called  a  "position  hedge."  When the Fund believes that foreign  currency might suffer a substantial  decline  against the
U.S.  dollar,  it could enter into a forward  contract to sell an amount of that foreign currency  approximating the value of some or all of the Fund's portfolio securities denominated in that foreign currency. When the Fund believes that the
U.S. dollar might suffer a substantial  decline against a foreign  currency,  it could enter into a forward  contract to buy that  foreign  currency  for a fixed dollar amount.  Alternatively,  the Fund could enter into a forward  contract to sell a different  foreign  currency for a fixed U.S.  dollar  amount if the Fund believes that the U.S. dollar value of the foreign  currency to be sold pursuant to its forward contract will fall whenever there is a decline in the U.S. dollar value of the currency in which portfolio securities of the Fund are denominated.
That is referred to as a "cross hedge."

     The Fund will cover its short  positions in these cases by  identifying  to its custodian  bank assets  having a value equal to the aggregate  amount of the
Fund's commitment under forward contracts.  The Fund will not enter into forward contracts or maintain a net exposure to such  contracts if the  consummation  of the contracts  would obligate the Fund to deliver an amount of foreign  currency in  excess of the  value of the  Fund's  portfolio  securities  or other  assets denominated  in that  currency  or another  currency  that is the subject of the hedge.

     However,  to avoid excess  transactions and transaction costs, the Fund may maintain  a net  exposure  to  forward  contracts  in excess of the value of the
Fund's portfolio securities or other assets denominated in foreign currencies if the excess amount is "covered" by liquid securities denominated in any currency.
The cover must be at least equal at all times to the amount of that  excess.  As one  alternative,  the Fund may  purchase a call option  permitting  the Fund to purchase the amount of foreign  currency being hedged by a forward sale contract at a price no higher than the forward  contract price.  As another  alternative, the Fund may  purchase  a put option  permitting  the Fund to sell the amount of foreign currency  subject to a forward  purchase  contract at a price as high or higher than the forward contact price.

     The precise  matching of the amounts under forward  contracts and the value of the securities  involved  generally  will not be possible  because the future value  of  securities  denominated  in  foreign  currencies  will  change  as  a consequence of market movements between the date the forward contract is entered into and the date it is sold. In some cases the Manager might decide to sell the
security  and  deliver  foreign   currency  to  settle  the  original   purchase
obligation.  If the  market  value of the  security  is less than the  amount of foreign  currency  the Fund is  obligated  to  deliver,  the Fund  might have to purchase  additional  foreign  currency on the "spot"  (that is, cash) market to settle the security trade.  If the market value of the security  instead exceeds the amount of foreign  currency  the Fund is  obligated to deliver to settle the trade,  the Fund  might  have to sell on the  spot  market  some of the  foreign currency  received  upon  the sale of the  security.  There  will be  additional transaction costs on the spot market in those cases.

     The  projection  of  short-term  currency  market  movements  is  extremely difficult,  and the  successful  execution of a short-term  hedging  strategy is highly uncertain.  Forward contracts involve the risk that anticipated  currency movements will not be accurately  predicted,  causing the Fund to sustain losses on these contracts and to pay additional  transactions costs. The use of forward contracts  in this  manner  might  reduce  the Fund's  performance  if there are unanticipated  changes in currency  prices to a greater  degree than if the Fund had not entered into such contracts.

     At or before the maturity of a forward contract  requiring the Fund to sell a currency,  the Fund might sell a portfolio  security and use the sale proceeds to make delivery of the currency.  In the  alternative the Fund might retain the security  and offset its  contractual  obligation  to deliver  the  currency  by purchasing a second contract.  Under that contract the Fund will obtain,  on the same  maturity  date,  the same amount of the  currency  that it is obligated to deliver.  Similarly, the Fund might close out a forward contract requiring it to purchase a specified currency by entering into a second contract entitling it to sell the same  amount of the same  currency  on the  maturity  date of the first contract.  The Fund would  realize a gain or loss as a result of  entering  into such an offsetting forward contract under either circumstance.  The gain or loss will  depend on the  extent  to which the  exchange  rate or rates  between  the currencies  involved moved between the execution dates of the first contract and offsetting contract.

     The costs to the Fund of engaging in forward  contracts varies with factors such as the  currencies  involved,  the  length of the  contract  period and the market conditions then prevailing. Because forward contracts are usually entered into on a principal  basis,  no  brokerage  fees or  commissions  are  involved.
Because these  contracts  are not traded on an exchange,  the Fund must evaluate the credit and performance risk of the counterparty under each forward contract.

     Although the Fund values its assets daily in terms of U.S. dollars, it does not intend to convert its holdings of foreign  currencies into U.S. dollars on a daily basis.  The Fund may convert foreign  currency from time to time, and will incur  costs in doing  so.  Foreign  exchange  dealers  do not  charge a fee for conversion, but they do seek to realize a profit based on the difference between the prices at which they buy and sell various  currencies.  Thus, a dealer might offer to sell a foreign  currency  to the Fund at one  rate,  while  offering  a lesser  rate of  exchange  if the Fund  desires to resell  that  currency to the dealer.

     |_| Interest Rate Swap Transactions.  The Fund can enter into interest rate swap  agreements.  In an interest rate swap, the Fund and another party exchange their right to receive or their  obligation  to pay interest on a security.  For example,  they might swap the right to receive  floating rate payments for fixed rate  payments.  The Fund can enter into swaps only on securities  that it owns.
The Fund will not enter into  swaps  with  respect to more than 25% of its total assets. Also, the Fund will identify on its books liquid assets (such as cash or
U.S.  government  securities) to cover any amounts it could owe under swaps that exceed the amounts it is  entitled  to  receive,  and it will adjust that amount daily, as needed.

     Swap agreements  entail both interest rate risk and credit risk. There is a risk that, based on movements of interest rates in the future, the payments made by the  Fund  under a swap  agreement  will be  greater  than  the  payments  it received.  Credit risk arises from the possibility  that the  counterparty  will default. If the counterparty  defaults,  the Fund's loss will consist of the net amount of contractual interest payments that the Fund has not yet received.  The
Manager  will  monitor  the  creditworthiness  of  counterparties  to the Fund's interest rate swap transactions on an ongoing basis.

     The Fund can  enter  into swap  transactions  with  certain  counterparties pursuant to master netting agreements.  A master netting agreement provides that all swaps done between the Fund and that counterparty shall be regarded as parts of an integral  agreement.  If amounts are payable on a  particular  date in the same currency in respect of one or more swap transactions, the amount payable on that date in that  currency  shall be the net amount.  In  addition,  the master netting  agreement  may provide that if one party  defaults  generally or on one swap,  the  counterparty  can terminate all of the swaps with that party.  Under these  agreements,  if a default results in a loss to one party,  the measure of that  party's  damages is  calculated  by  reference  to the  average  cost of a replacement  swap for each swap. It is measured by the  mark-to-market  value at the time of the  termination of each swap. The gains and losses on all swaps are then netted, and the result is the  counterparty's  gain or loss on termination.
The  termination of all swaps and the netting of gains and losses on termination is generally referred to as "aggregation."

     |_|  Regulatory  Aspects of Hedging  Instruments.  When using  futures  and options on futures,  the Fund is required to operate within  certain  guidelines and  restrictions  with  respect  to the use of futures  as  established  by the
Commodities Futures Trading Commission (the "CFTC"). In particular,  the Fund is exempted from  registration  with the CFTC as a "commodity pool operator" if the
Fund complies with the  requirements  of Rule 4.5 adopted by the CFTC.  The Rule does not limit the  percentage of the Fund's assets that may be used for futures margin and related options premiums for a bona fide hedging  position.  However, under the Rule,  the Fund must limit its aggregate  initial  futures  margin and related  options  premiums  to not more than 5% of the  Fund's  net  assets  for hedging  strategies that are not considered bona fide hedging  strategies  under the Rule.  Under the Rule,  the Fund must also use short  futures and options on futures solely for bona fide hedging  purposes  within the meaning and intent of the applicable provisions of the Commodity Exchange Act.

     Transactions in options by the Fund are subject to limitations  established by the option exchanges.  The exchanges limit the maximum number of options that may be  written or held by a single  investor  or group of  investors  acting in concert.  Those limits apply  regardless  of whether the options were written or purchased on the same or different exchanges or are held in one or more accounts or through one or more different exchanges or through one or more brokers. Thus, the number of options that the Fund may write or hold may be affected by options written or held by other entities,  including other investment  companies having the same  advisor as the Fund (or an advisor  that is an affiliate of the Fund's advisor). The exchanges also impose position limits on Futures transactions.  An exchange  may order the  liquidation  of  positions  found to be in violation of those limits and may impose certain other sanctions.

     Under the Investment Company Act, when the Fund purchases a future, it must maintain cash or readily  marketable  short-term  debt  instruments in an amount equal to the market  value of the  securities  underlying  the future,  less the margin  deposit  applicable  to it. The account must be a segregated  account or accounts  held by the  Fund's  custodian  bank.  The Fund  will  maintain  other segregated accounts in appropriate cases.

     |_| Tax Aspects of Certain Hedging  Instruments.  Certain foreign  currency exchange  contracts  in which the Fund may invest are treated as  "Section  1256 contracts" under the Internal Revenue Code. In general, gains or losses relating to Section 1256 contracts are  characterized as 60% long-term and 40% short-term capital  gains or losses  under the Code.  However,  foreign  currency  gains or losses arising from Section 1256 contracts that are forward contracts  generally are treated as ordinary income or loss. In addition, Section 1256 contracts held by the  Fund  at the  end of  each  taxable  year  are  "marked-to-market,"  and unrealized  gains or losses are  treated  as though  they were  realized.  These contracts also may be  marked-to-market  for purposes of determining  the excise tax applicable to investment company  distributions and for other purposes under rules prescribed  pursuant to the Internal Revenue Code. An election can be made by the Fund to exempt those transactions from this marked-to-market treatment.

     Certain  forward  contracts the Fund enters into may result in  "straddles"
for federal income tax purposes. The straddle rules may affect the character and timing  of gains  (or  losses)  recognized  by the Fund on  straddle  positions.
Generally,  a loss  sustained  on the  disposition  of a  position  making  up a straddle is allowed  only to the extent that the loss  exceeds any  unrecognized gain in the  offsetting  positions  making up the straddle.  Disallowed  loss is generally  allowed  at the  point  where  there is no  unrecognized  gain in the offsetting  positions  making up the  straddle,  or the  offsetting  position is disposed of.

Under the Internal  Revenue Code,  the following  gains or losses are treated as ordinary income or loss:

(1)  gains or losses  attributable  to fluctuations in exchange rates that occur between the time the Fund accrues interest or other  receivables or accrues expenses or other  liabilities  denominated  in a foreign  currency and the time the Fund actually  collects such receivables or pays such liabilities,
     and
(2)  gains or  losses  attributable  to  fluctuations  in the value of a foreign currency between the date of acquisition of a debt security  denominated in a foreign currency or foreign  currency  forward  contracts and the date of disposition.

     Currency  gains and losses are offset  against  market  gains and losses on each  trade  before  determining  a net  "Section  988"  gain or loss  under the
Internal Revenue Code for that trade,  which may increase or decrease the amount of the Fund's  investment  company  income  available  for  distribution  to its shareholders.

     |X| Temporary Defensive and Interim Investments. When market conditions are unstable, or the Manager believes it is otherwise appropriate to reduce holdings in stocks,  the Fund can invest in a variety of debt  securities  for  defensive purposes.  The Fund can also purchase these securities for liquidity purposes to meet cash needs due to the  redemption of Fund shares,  or to hold while waiting to reinvest cash received from the sale of other portfolio securities.  The Fund can buy:

o    high-quality    (rated   in   the   top   two    rating    categories    of
     nationally-recognized  rating  organizations or deemed by the Manager to be of comparable  quality),  short-term  money market  instruments,  including those issued by the U. S. Treasury or other government agencies,
o    commercial paper  (short-term,  unsecured,  promissory notes of domestic or foreign companies),
o    short-term debt obligations of corporate issuers,
o    certificates  of deposit and bankers'  acceptances  of domestic and foreign banks and savings and loan associations, and
o    repurchase agreements.

     These  short-term debt  securities  would be selected for defensive or cash management  purposes  because they can normally be disposed of quickly,  are not generally subject to significant fluctuations in principal value and their value will be less subject to interest rate risk than longer-term debt securities.  If securities of foreign companies are selected,  the issuer must have assets of at least (U.S.) $1 billion.

Investment Restrictions

     |X|  What  Are  "Fundamental  Policies?"  Fundamental  policies  are  those policies that the Fund has adopted to govern its investments that can be changed only by the vote of a "majority" of the Fund's  outstanding  voting  securities.
Under the  Investment  Company Act, a "majority"  vote is defined as the vote of the holders of the lesser of:

67% or more of the  shares  present  or  represented  by proxy at a  shareholder meeting,  if the holders of more than 50% of the outstanding  shares are present or represented by proxy, or more than 50% of the outstanding shares.

     The Fund's  investment  objective is a fundamental  policy.  Other policies described in the  Prospectus  or this  Statement of Additional  Information  are
"fundamental"  only if they are identified as such. The Fund's Board of Trustees can change  non-fundamental  policies  without  shareholder  approval.  However, significant  changes to investment  policies will be described in supplements or updates to the  Prospectus  or this  Statement  of  Additional  Information,  as appropriate.  The Fund's most significant  investment  policies are described in the Prospectus.

     |X| Does the Fund  Have  Additional  Fundamental  Policies?  The  following investment  restrictions are fundamental policies of the Fund as contemplated by the Investment Company Act of 1940 (the "Act"). The limitations of the following policies may be changed to the extent that the corresponding policies of the Act are changed by amendment, exemptive or interpretive relief.

o    The Fund cannot buy  securities  issued or  guaranteed by any one issuer if more than 5% of its total  assets would be invested in  securities  of that issuer  or if it  would  then own more  than  10% of that  issuer's  voting securities. That restriction applies to 50% of the Fund's total assets. The limit does not apply to securities issued by the U.S.  government or any of its  agencies  or  instrumentalities  or  securities  of  other  investment companies.

o    The Fund cannot make loans except as permitted by the Act.  Permitted loans under the Act include (a) the lending of  securities,  (b) the  purchase of debt  instruments or similar  evidences of  indebtedness,  (c) an interfund lending program (if applicable) with other affiliated funds,  provided that no such loan may be made if, as a result, the aggregate of such loans would exceed 33 1/3% of the value of its total  assets  (taken at market value at the time of such loans), and (d) through repurchase agreements.
o    The Fund cannot  borrow  except as permitted by the Act.  Currently the Act permits loans only from banks and/or  affiliated  investment  companies and only to the extent that the value of its assets less its liabilities  other than borrowing is equal to at least 300% of all  borrowings  (including the proposed borrowing.)

o    The Fund will  concentrate  investments in the real estate  industry.  That means it will invest 25% or more of its total  assets in  companies  in the real estate industry.

o    The Fund cannot invest in other  investment  companies except to the extent permitted  by the Act.  The Fund would be  permitted  under this  policy to invest  its assets in the  securities  of one or more  open-end  management investment  company  for  which the  Manager,  one of its  affiliates  or a successor is the investment adviser or sub-adviser. That fund or funds must have substantially the same fundamental investment objective,  policies and limitations as the Fund.  This policy also would permit the Fund to adopt a
     "master-feeder"  structure.  Under  that  structure,  the  Fund  would be a
     "feeder" fund and would invest all of its assets in a single pooled "master fund" in which other feeder funds could also invest.  This could enable the
     Fund to take advantage of potential  operational  and cost  efficiencies in the master-feeder  structure. The Fund has no present intention of adopting the  master-feeder  structure.  If it  did  so,  the  Prospectus  and  this
     Statement of Additional Information would be revised accordingly.  The Fund cannot underwrite  securities of other companies except as permitted by the
     Act. A  permitted  exception  is in case it is deemed to be an  underwriter under the Securities Act of 1933 when reselling any securities  held in its own  portfolio.
o    The Fund  cannot  invest in real  estate or in  interests  in real  estate.
     Securities  issued by  companies  which  invest in real estate or interests therein,  or securities  directly or  indirectly  secured by real estate or interests therein are not considered to be investments in real estate.
o    The Fund cannot issue "senior  securities," except as permitted by the Act.
     That restriction does not prohibit the Fund from borrowing money subject to the provisions set forth in this  Statement of Additional  Information,  or from entering into margin,  collateral or escrow arrangements  permitted by its other investment policies.

Non-Fundamental Policies

     Unless the  Prospectus or this Statement of Additional  Information  states that a percentage  restriction  applies on an ongoing basis,  it applies only at the time the  Fund  makes an  investment  with the  exception  of the  borrowing policy.  The Fund need not sell securities to meet the percentage  limits if the value of the investment increases in proportion to the size of the Fund.

     For purposes of the Fund's policy not to concentrate its investments except in the real  estate  industry  as  described  above,  the Fund has  adopted  the industry classifications set forth in Appendix A to this Statement of Additional
Information.  The industry  classifications  may be changed from time to time by the Fund.

How the Fund is Managed

Organization and History.  The Fund is an open-end,  non-diversified  management investment  company with an unlimited number of authorized  shares of beneficial interest.  The Fund was organized as a Massachusetts  business trust on November
27, 2001.

     The Fund is  governed  by a Board of  Trustees,  which is  responsible  for protecting the interests of shareholders  under  Massachusetts law. The Trustees meet periodically  throughout the year to oversee the Fund's activities,  review its performance,  and review the actions of the Manager.  Although the Fund will not normally hold annual meetings of its  shareholders,  it may hold shareholder meetings from time to time on important matters, and shareholders have the right to call a meeting to remove a Trustee or to take other  action  described in the
Fund's Declaration of Trust.

     Classes of Shares. The Board of Trustees has the power, without shareholder approval,  to divide unissued  shares of the Fund into two or more classes.  The
Board has done so, and the Fund  currently has five classes of shares:  Class A,
Class B, Class C, Class N and Class Y. All classes invest in the same investment portfolio.  Only  retirement  plans may  purchase  Class N shares.  Only certain institutional  investors  may elect to  purchase  Class Y shares.  Each class of shares:

o    has its own dividends and distributions,
o    pays certain expenses which may be different for the different classes,
o    may have a different net asset value,
o    may have separate  voting rights on matters in which interests of one class are different from interests of another class, and
o    votes as a class on matters that affect that class alone.

     Shares are freely  transferable,  and each share of each class has one vote at shareholder meetings, with fractional shares voting proportionally on matters submitted  to the vote of  shareholders.  Each share of the Fund  represents  an interest in the Fund  proportionately  equal to the interest of each other share of the same class.

     The Trustees are authorized to create new series and classes of shares. The
Trustees may reclassify  unissued shares of the Fund into  additional  series or classes of shares. The Trustees also may divide or combine the shares of a class into a greater or lesser  number of shares  without  changing the  proportionate beneficial  interest of a shareholder in the Fund. Shares do not have cumulative voting  rights or  preemptive  or  subscription  rights.  Shares may be voted in person or by proxy at shareholder meetings.

     Meetings of  Shareholders.  As a Massachusetts  business trust, the Fund is not  required to hold,  and does not plan to hold,  regular  annual  meetings of shareholders.  The  Fund  will  hold  meetings  when  required  to do so by  the
Investment  Company  Act or  other  applicable  law.  It will  also do so when a shareholder  meeting is called by the  Trustees  or upon  proper  request of the shareholders.

     Shareholders  have the right,  upon the  declaration  in writing or vote of two-thirds  of the  outstanding  shares of the Fund,  to remove a  Trustee.  The
Trustees will call a meeting of shareholders to vote on the removal of a Trustee upon the written request of the record holders of 10% of its outstanding shares.
If the  Trustees  receive a request from at least 10  shareholders  stating that they wish to communicate with other  shareholders to request a meeting to remove a Trustee,  the  Trustees  will then  either  make the Fund's  shareholder  list
available  to  the  applicants  or  mail  their   communication   to  all  other
shareholders at the applicants'  expense.  The  shareholders  making the request must have been  shareholders for at least six months and must hold shares of the
Fund  valued  at  $25,000  or more or  constituting  at least  1% of the  Fund's outstanding  shares,  whichever is less. The Trustees may also take other action as permitted by the Investment Company Act.

     Shareholder and Trustee Liability. The Fund's Declaration of Trust contains an  express  disclaimer  of  shareholder  or  Trustee  liability  for the Fund's obligations.  It also provides for indemnification and reimbursement of expenses out of the Fund's  property for any shareholder  held personally  liable for its obligations.  The  Declaration of Trust also states that upon request,  the Fund shall assume the defense of any claim made against a shareholder  for any act or
obligation   of  the  Fund  and  shall  satisfy  any  judgment  on  that  claim.
Massachusetts  law permits a shareholder  of a business trust (such as the Fund)
to be  held  personally  liable  as a  "partner"  under  certain  circumstances.
However,  the risk that a Fund  shareholder will incur financial loss from being held  liable as a  "partner"  of the Fund is  limited to the  relatively  remote circumstances in which the Fund would be unable to meet its obligations.

     The Fund's  contractual  arrangements  state that any person doing business with the Fund (and each shareholder of the Fund) agrees under its Declaration of
Trust to look solely to the assets of the Fund for  satisfaction of any claim or demand  that may  arise out of any  dealings  with the  Fund.  Additionally  the
Trustees  shall have no personal  liability  to any such  person,  to the extent permitted by law.  However,  this does not cover the prohibited acts referred to in sections 17(h) and (i) under the Investment Company Act of 1940.

Trustees  and Officers of the Fund.  The Fund's  Trustees and officers and their principal  occupations and business affiliations and occupations during the past five years are listed  below.  Trustees  denoted  with an asterisk (*) below are deemed to be "interested  persons" of the Fund under the Investment Company Act.
All of the  Trustees  are also  trustees or  directors  of the  following  Board
IV-based Oppenheimer funds:

                         Tremont Market Neutral Fund LLC
                          Tremont Opportunity Fund LLC
                          Oppenheimer Real Estate Fund

     Messrs. Murphy, Bishop, Farrar, Molleur, Wixted and Zack and Mses. Feld and
Ives who are officers of the Fund,  respectively  hold the same offices with the other  Oppenheimer  funds.  As of the  date  of  this  Statement  of  Additional
Information,  the  Trustees  and the  officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

Robert G. Zack,  Trustee,  Vice President and Secretary,  (Since  November 2001)
Age: 53. 498 Seventh Avenue, New York, New York 10018
Acting General Counsel (From November 1, 2001), Senior Vice President (since May
1985),  Associate  General  Counsel  (From May 1981 until  November  1, 2001) of
OppenheimerFunds, Inc.; Assistant Secretary of Shareholder Services, Inc. (since
May  1985),   Shareholder  Financial  Services,   Inc.  (since  November  1989);
OppenheimerFunds  International Ltd. and Oppenheimer Millennium Funds plc (since
October 1997); an officer of other Oppenheimer funds.

Denis R. Molleur, Trustee,  Assistant Secretary,  (Since November 2001) Age: 44.
498 Seventh Avenue, New York, New York 10018
Vice President and Senior  Counsel of the Manager (since July 1999);  an officer of other Oppenheimer  funds;  formerly a Vice President and Associate Counsel of the Manager (September 1991 - July 1999).

Dina C. Lee, Trustee, Age: 31.
498 Seventh Avenue, New York, New York 10018
Assistant  Vice  President  and  Assistant  Counsel of the Manager;  Formerly an
attorney and Assistant Secretary of Van Eck Global (until December 2000).

John V. Murphy, President, Age 52.
498 Seventh Avenue, New York, New York 10018.
Chairman  and  Chief  Executive  Officer  and  director  (since  July  2001) and
President  (since  August  2000)  of  OFI;  President  and a  trustee  of  other
Oppenheimer  funds;  President and a director  (since July 2001) of  Oppenheimer
Acquisition Corp., OFI's parent holding company, and of Oppenheimer  Partnership
Holdings,  Inc. (since July 2001), a holding company subsidiary of OFI; Chairman and  a  director  (since  July  2001)  of  Shareholder  Services,  Inc.  and  of
Shareholder  Financial  Services,  Inc.,  transfer  agent  subsidiaries  of OFI;
President  (since  November  1,  2001)  and a  director  (since  July  2001)  of
Oppenheimer Real Asset  Management,  Inc., an investment  adviser  subsidiary of
OFI;  President  and a director  (since  July 2001) of  OppenheimerFunds  Legacy
Program,  a  charitable  trust  program  established  by OFI; a director  (since
November 2001) of Trinity  Investment  Management  Corp.  and Tremont  Advisers,
Inc.,  investment  advisory  affiliates of OFI, and of OAM  Institutional,  Inc.
(since  November  2001),  an  investment  advisory  subsidiary  of  OFI,  and of
HarbourView  Asset  Management  Corporation  and OFI Private  Investments,  Inc.
(since July 2001),  investment  adviser  subsidiaries of OFI; formerly President and trustee (from November 1999 to November 2001) of MML Series  Investment Fund
and  MassMutual  Institutional  Funds,  open-end  investment  companies;   Chief
Operating  Officer  (August 2000 - July 2001) of OFI;  Executive  Vice President
(from 1995 to 1997) of MassMutual Financial Group;  Executive Vice President and
Chief Operating Officer (from 1995 to 1997) of David L. Babson & Company, an investment  adviser;  Chief  Operating  Officer  (from  1993 to 1996) of Concert
Capital Management, Inc., an investment adviser.

Scott Westphal, Portfolio Manager, Age: 45.
405 Lexington Avenue, New York, NY 10174
Managing Director (since August 1999) of the SubAdvisor;  an officer and manager of other  Cornerstone real estate  securities  portfolios;  prior to joining the
SubAdvisor in August 1999,  he was an Executive  Vice  President at Jones,  Lang
&  Wootton  (March  1998 - July 1999);  prior to that,  he was a Senior Vice
President at Cohen & Steers Capital Management (May 1994 - March 1998).

Brian W. Wixted, Treasurer, Age: 42.
6803 South Tucson Way, Englewood, Colorado 80112
Senior Vice President and Treasurer (since March 1999) of the Manager; Treasurer
(since March 1999) of  HarbourView  Asset  Management  Corporation,  Shareholder
Services,  Inc.,  Oppenheimer  Real Asset  Management  Corporation,  Shareholder
Financial  Services,  Inc. and Oppenheimer  Partnership  Holdings,  Inc., of OFI
Private   Investments,   Inc.   (since  March  2000)  and  of   OppenheimerFunds
International  Ltd.  and  Oppenheimer  Millennium  Funds plc  (since  May 2000);
Treasurer and Chief  Financial  Officer  (since May 2000) of  Oppenheimer  Trust
Company; Assistant Treasurer (since March 1999) of Oppenheimer Acquisition Corp.
and of Centennial Asset Management Corporation;  an officer of other Oppenheimer funds;  formerly Principal and Chief Operating Officer,  Bankers Trust Company -
Mutual Fund  Services  Division  (March 1995 - March 1999);  Vice  President and
Chief  Financial  Officer  of  CS  First  Boston  Investment   Management  Corp.
(September 1991 - March 1995).

Katherine P. Feld, Assistant Secretary, Age: 43.
498 Seventh Avenue, New York, New York 10018
Vice  President  and Senior  Counsel of the  Manager  (since  July  1999);  Vice
President of OppenheimerFunds Distributor, Inc. (since June 1990); an officer of other Oppenheimer funds;  formerly a Vice President and Associate Counsel of the
Manager (June 1990 - July 1999).

Kathleen T. Ives, Assistant Secretary, Age: 36.
6803 South Tucson Way, Englewood, CO 80112
Vice  President  and  Assistant  Counsel of the Manager  (since  June 1998);  an officer of other  Oppenheimer  funds;  formerly an Assistant  Vice President and
Assistant  Counsel of the  Manager  (August  1997 - June  1998);  and  Assistant
Counsel of the Manager (August 1994 - August 1997).

Robert J. Bishop, Assistant Treasurer, Age: 43.
6803 South Tucson Way, Englewood, Colorado 80112

Vice  President  of the  Manager/Mutual  Fund  Accounting  (since May 1996);  an officer of other Oppenheimer funds;  formerly an Assistant Vice President of the
Manager/Mutual  Fund Accounting (April 1994 - May 1996) and a Fund Controller of
the Manager.

Scott T. Farrar, Assistant Treasurer, Age: 36.
6803 South Tucson Way, Englewood, Colorado 80112

Vice President of the Manager/Mutual Fund Accounting (since May 1996); Assistant
Treasurer of Oppenheimer  Millennium  Funds plc (since October 1997); an officer of  other  Oppenheimer  Funds;  formerly  an  Assistant  Vice  President  of the
Manager/Mutual Fund Accounting (April 1994 - May 1996), and a Fund Controller of
the Manager.

     Committees of the Board of Trustees.  The Trustees have  appointed an Audit
Committee,  comprised  of  Messers  Wold,  Wickler  and  Abdow,  all of whom are independent  Trustees.  The Audit Committee is scheduled to meet one time during the fiscal year ended  April 30,  2002.  The Board of  Trustees  does not have a standing nominating or compensation committee.

     The Audit Committee furnishes the Board with recommendations  regarding the selection of the  independent  auditor.  Other  functions of the Audit Committee include:  (i)  reviewing  the scope and  results  of audits  and the audit  fees charged;  (ii) reviewing reports from the Fund's  independent  auditor regarding the adequacy of the Fund's  internal  accounting  procedures  and controls;  and
(iii)  establishing  a  separate  line  of  communication   between  the  Fund's
independent auditors and its Non-Affiliated Trustees.

     Based on the Audit Committee's recommendation, the Board of Trustees of the
Fund,  including a majority of the  Non-Affiliated  Trustees,  at a meeting held
February 12,  2002,  selected  Ernst &  Young LLP ("Ernst  &  Young") as auditors  of the Fund.  Ernst &  Young also  serves as auditors  for certain other funds for which the Manager acts as investment advisor.

     It is anticipated the Ernst & Young will perform audit services for the
Fund  including  the audit of the  Fund's  financial  statements,  review of the
Fund's annual  report and  registration  statement  amendment,  consultation  on financial  accounting  and  reporting  matters,  and meetings  with the Board of
Trustees.

     |X|  Remuneration of Trustees.  The officers of the Fund and one Trustee of the Fund (Mr.  Murphy) who are affiliated  with the Manager receive no salary or
fee  from  the  Fund.   The  remaining   Trustees  will  receive  the  estimated
compensation shown below during the Fund's fiscal year ending April 30, 2003. As of the date of this  Statement of  Additional  Information  the Fund has paid no compensation  to the  Trustees  because  the  Fund is a new  fund  with no prior operations.

------------------------------------  ------------------------------------------

                                                          Total
                              Estimated                Compensation
                         Aggregate Compensation       From all Board IV
Trustee's Name                From Fund1                Oppenheimer
And Position                                          Funds (3 Funds)2

------------------------------------  ----------------------------
------------------------------------  ----------------------------

                              $7,333                      $18,000

------------------------------------  ----------------------------
------------------------------------  ----------------------------

                              $7,333                      $18,000

------------------------------------  ----------------------------
------------------------------------  ----------------------------

                              $7,333                      $18,000

------------------------------------  ----------------------------
------------------------------------  ----------------------------

                              $7,333                      $18,000

------------------------------------  ----------------------------

1.  Estimated Aggregate Compensation Annual retainer fees and meeting fees
2.  Estimated annual compensation assuming attendance at quarterly meetings

     |X|  Deferred  Compensation  Plan for  Trustees.  The Board of Trustees has
adopted a Deferred  Compensation  Plan for  disinterested  trustees that enables them to elect to defer  receipt of all or a portion of the annual  fees they are entitled to receive from the Fund. Under the plan, the compensation  deferred by a Trustee  is  periodically  adjusted  as though an  equivalent  amount had been invested in shares of one or more Oppenheimer funds selected by the Trustee. The amount  paid to the  Trustee  under the plan will be  determined  based upon the performance of the selected funds.

     Deferral of Trustees'  fees under the plan will not  materially  affect the
Fund's assets,  liabilities or net income per share.  The plan will not obligate the Fund to retain the services of any Trustee or to pay any particular level of compensation  to any Trustee.  Pursuant to an Order issued by the Securities and
Exchange  Commission,  the Fund may invest in the funds  selected by the Trustee under  the  plan  without  shareholder  approval  for  the  limited  purpose  of determining the value of the Trustee's deferred fee account.

     Trustee  Ownership  of Shares of the Fund and  other  Board IV  Oppenheimer
Funds.  As of date of this  Statement of  Additional  Information,  each Trustee owned of record or  beneficially  the dollar  range  indicated  of shares of the
Fund, and on an aggregate basis shares in any of the Board IV-based  Oppenheimer
Funds.

------------------------------------- --------------------------------------

Name of Trustee         Dollar Range of Fund    Dollar Range of Shares Owned in
                        Shares Owned            any of the Board IV-based
                                                Oppenheimer Funds.

------------------------------------- --------------------------------------
------------------------------------- --------------------------------------

                       None                       None

------------------------------------- --------------------------------------
------------------------------------- --------------------------------------

                       None                       None

------------------------------------- --------------------------------------
------------------------------------- --------------------------------------

                       None                       None

------------------------------------- --------------------------------------
------------------------------------- --------------------------------------

                       None                       None

------------------------------------- --------------------------------------
------------------------------------- --------------------------------------

                       None                        None

------------------------------------- --------------------------------------

     |X| Major  Shareholders.  As of the date of this  Statement  of  Additional
Information,  OppenheimerFunds,  Inc. was the only  shareholder of record of the
Fund.

The Manager.  The Manager is  wholly-owned by Oppenheimer  Acquisition  Corp., a holding company controlled by Massachusetts Mutual Life Insurance Company.

     |X| Code of Ethics.  The Fund, the Manager and the Distributor  have a Code of Ethics.  It is designed to detect and prevent  improper  personal  trading by certain employees, including portfolio managers, that would compete with or take advantage of the Fund's portfolio transactions.  Covered persons include persons with  knowledge of the  investments  and  investment  intentions of the Fund and other funds  advised by the  Manager.  The Code of Ethics does permit  personnel subject to the Code to invest in securities,  including  securities  that may be purchased or held by the Fund, subject to a number of restrictions and controls.
Compliance  with the Code of Ethics is carefully  monitored  and enforced by the
Manager.

     The Code of Ethics is an exhibit to the Fund's registration statement filed with the  Securities  and Exchange  Commission and can be reviewed and copied at the SEC's Public Reference Room in Washington,  D.C. You can obtain  information about the hours of operation of the Public  Reference Room by calling the SEC at
1.202.942.8090.  The Code of Ethics  can also be  viewed  as part of the  Fund's registration statement on the SEC's EDGAR database at the SEC's Internet website at WWW.SEC.GOV.  Copies may be obtained, after paying a duplicating ------------
fee, by electronic request at the following e-mail address: PUBLICINFO@SEC.GOV., or by  writing  to  the  SEC's  -------------------  Public  Reference  Section,
Washington, D.C. 20549-0102.

     |X| The Investment  Advisory  Agreement.  The Manager  provides  investment advisory  and  management  services  to the Fund  under an  investment  advisory agreement  between the Manager and the Fund. The Manager  handles its day-to-day business,  and the  agreement  permits  the  Manager to enter into  sub-advisory agreements  with other  registered  investment  advisors  to obtain  specialized services  for  the  Fund,  as  long  as the  Fund  is not  obligated  to pay any additional  fees for those  services.  The Manager has retained the  Sub-Advisor pursuant to a separate Sub-Advisory Agreement,  described below, under which the
Sub-Advisor  buys and sells  portfolio  securities  for the Fund.  The portfolio manager  of the Fund is  employed  by the  Sub-Advisor  and is the person who is principally responsible for the day-to-day management of the Fund's portfolio.

     The  agreement  requires the Manager,  at its expense,  to provide the Fund with  adequate  office space,  facilities  and  equipment.  It also requires the
Manager to provide  and  supervise  the  activities  of all  administrative  and clerical  personnel  required to provide effective  administration for the Fund.
Those  responsibilities  include the compilation and maintenance of records with respect to its operations,  the preparation and filing of specified reports, and composition of proxy materials and registration statements for continuous public sale of shares of the Fund.

     The Fund pays  expenses  not  expressly  assumed by the  Manager  under the advisory  agreement.  The advisory  agreement lists examples of expenses paid by the Fund. The major categories relate to interest, taxes, brokerage commissions, fees to certain Trustees, legal and audit expenses, custodian and transfer agent expenses,  share issuance costs,  certain  printing and  registration  costs and non-recurring expenses,  including litigation costs. The management fees paid by the Fund to the Manager are calculated at the rates described in the Prospectus, which  are  applied  to the net  assets  of the  Fund as a  whole.  The fees are allocated  to each class of shares  based upon the  relative  proportion  of the
Fund's net assets represented by that class.

     The  investment  advisory  agreement  states that in the absence of willful misfeasance,  bad faith,  gross  negligence in the  performance of its duties or reckless  disregard of its obligations and duties under the investment  advisory agreement,  the  Manager is not liable  for any loss the Fund  sustains  for any investment adoption of any investment policy, or the purchase, sale or retention of any security.

     The  agreement  permits  the Manager to act as  investment  advisor for any other  person,  firm  or  corporation  and  to use  the  name  "Oppenheimer"  in connection  with other  investment  companies for which it may act as investment advisor or general distributor. If the Manager shall no longer act as investment advisor to the Fund,  the Manager may  withdraw the right of the Fund to use the name "Oppenheimer" as part of its name.

     For the initial  approval of the Fund's  investment  advisory  agreement in
February  2002,  the Board  considered,  with its  counsel:  (i) the quality and extent of the services to be provided to the Fund by the Manager; (ii) the depth of  organization,  expertise and experience of the Manager;  (iii) the financial resources of the Manager;  (iv) the ability of the Manager to retain and attract qualified personnel; (v) the performance of assets managed by the Manager in the
Fund's  investment  style;  (vi)  benefits  derived  by  the  Manager  from  its relationship  with the  Fund,  including  receipt  of  tangible  and  intangible research by allocating the Fund's  brokerage per section 28(e) of the Securities
Exchange Act of 1934;  and (vii) the overall  experience  and  reputation of the
Manager in providing  such services to investment  companies.  In addition,  the
Board reviewed and discussed the terms and conditions of the investment advisory agreement. Based upon its review, the Board of Trustees concluded that the terms of the Fund's investment advisory agreement are reasonable, fair and in the best interests of the Fund and its  shareholders,  and that the fees provided therein are fair and  reasonable  in light of the usual and  customary  charges  made by others for services of the same nature and quality.

The  Sub-Advisor.  The Sub Advisor is a wholly owned subsidiary of Massachusetts
Mutual Life Insurance Company ("MassMutual"), the parent company of the Manager.

     The Sub-Advisory  Agreement.  Under the Sub-Advisory  Agreement between the
Manager and the Sub-Advisor,  the Sub-Advisor shall regularly provide investment advice with respect to the Fund and invest and reinvest cash, securities and the property  comprising  the assets of the Fund.  The  Sub-Advisor  also  agrees to provide assistance in the distribution and marketing of the Fund.

     Under the  Sub-Advisory  Agreement,  the Manager  pays the  Sub-Advisor  an annual fee in monthly installments, based on the average daily net assets of the
Fund. The fee paid to the Sub-Advisor  under the Sub-Advisory  Agreement is paid by the Manager, not by the Fund. The Adviser will pay the SubAdviser a fee equal to 40% of the investment  management fee collected by the Adviser from the Fund, which shall be calculated after any investment management fee waivers (voluntary or  otherwise).  Notwithstanding  the  foregoing,  if the  Adviser,  without the
SubAdviser's  concurrence,   agrees  to  voluntarily  waive  a  portion  of  the
investment  management  fee the  Fund is  required  to pay to the  Adviser,  the
SubAdviser's fee hereunder shall be based upon the investment management fee the
Fund would have to pay  exclusive of any such waiver agreed to by the Adviser in its sole  descretion."

     The   Sub-Advisory   Agreement  states  that  in  the  absence  of  willful
misfeasance,  bad  faith,  negligence  or  reckless  disregard  of its duties or obligations,  the Sub-Advisor  shall not be liable to the Manager for any act or omission  in the  course  of or  connected  with  rendering  services  under the
Sub-Advisory  Agreement or for any losses that may be sustained in the purchase, holding or sale of any security.

Brokerage Policies of the Fund

Brokerage  Provisions of the Investment  Advisory Agreement and the Sub-Advisory
Agreement. One of the duties of the Sub-Advisor under the Sub-Advisory Agreement is to arrange the portfolio  transactions  for the Fund.  The Fund's  investment advisory  agreement with the Manager and the Sub-Advisory  Agreement between the
Manager and the  Sub-Advisor  contain  provisions  relating to the employment of broker-dealers to effect the Fund's portfolio transactions.  The Manager and the
Sub-Advisor  are  authorized to employ  broker-dealers,  including  "affiliated"
brokers,  as that term is defined in the Investment Company Act. They may employ broker-dealers that, in their best judgment based on all relevant factors,  will implement  the policy of the Fund to obtain,  at reasonable  expense,  the "best execution" of the Fund's  portfolio  transactions.  "Among other  things,  "best execution"  means prompt and  reliable  execution  at the most  favorable  price obtainable.  The Manager and Sub-Advisor  need not seek  competitive  commission bidding. However, they are expected to be aware of the current rates of eligible brokers and to minimize the commissions  paid to the extent  consistent with the interests and policies of the Fund as established by the Board of Trustees.

     The Manager and the Sub-Advisor may select brokers (other than  affiliates)
that provide  brokerage  and/or research  services for the Fund and/or the other accounts over which the Manager, the Sub-Advisor or their respective  affiliates have investment  discretion.  The commissions paid to such brokers may be higher than another  qualified broker would charge,  if the Manager or Sub-Advisor,  as applicable,  makes a good faith  determination  that the  commission is fair and
reasonable   in   relation   to  the   services   provided.   Subject  to  those
considerations,  as a factor  in  selecting  brokers  for the  Fund's  portfolio transactions,  the Manager and the Sub-Advisor may also consider sales of shares of the Fund and other investment companies for which the Manager or an affiliate serves as investment advisor.

     The   Sub-Advisory   Agreement   permits  the  Sub-Advisor  to  enter  into
"soft-dollar"  arrangements  through  the  agency  of third  parties  to  obtain services for the Fund.  Pursuant to these  arrangements,  the  Sub-Advisor  will undertake to place brokerage business with  broker-dealers who pay third parties that  provide  services.  Any such  "soft-dollar"  arrangements  will be made in accordance  with  policies  adopted by the Board of the Trust and in  compliance with applicable law.

Brokerage  Practices  Followed by the  Sub-Advisor.  The  Sub-Advisor  allocates brokerage for the Fund subject to the provisions of the  Sub-Advisory  Agreement and the procedures  and rules  described  above.  Generally,  the  Sub-Advisor's
portfolio   traders   allocate   brokerage   based  upon  best   execution   and
recommendations from research.  In certain instances,  the portfolio manager may directly place trades and allocate brokerage.  In either case, the Sub-Advisor's executive officers supervise the allocation of brokerage.

     Transactions  in  securities  other than those for which an exchange is the primary  market  are  generally  done  with  principals  or  market  makers.  In transactions  on  foreign  exchanges,  the Fund  may be  required  to pay  fixed brokerage  commissions  and  therefore  would not have the benefit of negotiated commissions available in U.S. markets.  Brokerage commissions are paid primarily for  transactions  in  listed  securities  or for  certain  fixed-income  agency transactions in the secondary market.  Otherwise brokerage  commissions are paid only if it appears  likely that a better price or  execution  can be obtained by doing so. In an option transaction, the Fund ordinarily uses the same broker for the  purchase or sale of the option and any  transaction  in the  securities  to which the option relates. Other funds managed by the Sub-Advisor have investment policies  similar to those of the Fund.  Those other funds may  purchase or sell the same securities as the Fund at the same time as the Fund, which could affect the supply  and price of the  securities.  If two or more  funds  managed by the
Sub-Advisor purchase the same security on the same day from the same dealer, the transactions  under those combined orders are averaged as to price and allocated in accordance with the purchase or sale orders actually placed for each account.

     The Sub-Advisor serves as investment manager to MassMutual,  and may in the future  act  as  investment  manager  to  others.  It is  the  practice  of  the
Sub-Advisor to allocate purchase or sale  transactions  among the Fund and other clients  whose  assets  it  manages  in a  manner  it deems  equitable.  If such securities  are  purchased  for the  clients  at or about  the same  time,  such purchases  normally  will be  combined  to the extent  practicable,  and will be allocated  as nearly as  practicable  on a pro rata basis in  proportion  to the amounts to be purchased  for each. In  determining  the amounts to be purchased, the  Sub-Advisor  considers  several  main  factors,  including  the  respective investment  objectives,  the relative size of portfolio  holdings of the same or comparable  securities,  the  availability of cash for  investment,  the size of
investment   commitments   generally  held  and  the  opinions  of  the  persons
responsible for managing the portfolios of the Fund and other client's accounts.

     When orders to purchase or sell the same  security on  identical  terms are placed by more than one of the funds and/or other advisory  accounts  managed by the Sub-Advisor or its affiliates,  the transactions  are generally  executed as received,  although a fund or advisory  account that does not direct trades to a specific  broker  (these are called "free  trades")  usually will have its order executed  first.  Orders  placed by accounts  that  direct  trades to a specific broker will  generally be executed  after the free trades.  All orders placed on behalf of the Fund are considered free trades.  However,  having an order placed first in the market does not  necessarily  guarantee the most  favorable  price.
Purchases are combined where  possible for the purpose of negotiating  brokerage concessions.  In some cases that practice might have a detrimental effect on the price or volume of the security in a particular transaction for the Fund.

     Most  purchases  of debt  obligations  are  principal  transactions  at net prices.  Instead of using a broker  for those  transactions,  the Fund  normally deals  directly with the selling or purchasing  principal or market maker unless the  Sub-Advisor  determines that a better price or execution can be obtained by using  the  services  of  a  broker.  Purchases  of  portfolio  securities  from underwriters  include  a  commission  or  concession  paid by the  issuer to the underwriter.  Purchases from dealers  include a spread between the bid and asked prices.  The Fund seeks to obtain  prompt  execution of these orders at the most favorable net price.

     The investment advisory agreement and the Sub-Advisory Agreement permit the
Manager and the  Sub-Advisor to allocate  brokerage for research  services.  The research  services  provided by a particular broker may be useful only to one or more  of the  advisory  accounts  of the  Sub-Advisor  and its  affiliates.  The investment  research received for the commissions of those other accounts may be useful  both to the Fund and one or more of the  Sub-Advisor's  other  accounts.
Investment  research may be supplied to the  Sub-Advisor by a third party at the instance of a broker through which trades are placed.

     Investment research services include information and analysis on particular companies  and  industries  as well as market or economic  trends and  portfolio strategy,  market  quotations for portfolio  evaluations,  information  systems, computer hardware and similar products and services.  If a research service also assists the Sub-Advisor in a non-research capacity (such as bookkeeping or other administrative  functions),  then only the percentage or component that provides assistance to the Sub-Advisor in the investment  decision-making  process may be paid in commission dollars.

     The Board of Trustees permits the Sub-Advisor to use stated  commissions on secondary fixed-income agency trades to obtain research if the broker represents to the  Sub-Advisor  that:  (i) the  trade is not from or for the  broker's  own inventory,  (ii) the trade was  executed by the broker on an agency basis at the stated commission,  and (iii) the trade is not a riskless principal transaction.
The Board of Trustees  permits the Sub-Advisor to use commissions on fixed-price offerings  to obtain  research,  in the same manner as is  permitted  for agency transactions.

     The  research   services   provided  by  brokers  broadens  the  scope  and
supplements the research  activities of the Sub-Advisor.  That research provides additional views and comparisons for consideration, and helps the Sub-Advisor to obtain market  information  for the valuation of securities that are either held in the Fund's  portfolio or are being  considered for purchase.  The Sub-Advisor provides  information to the Manager and the Board about the commissions paid to brokers furnishing such services, together with the Sub-Advisor's representation that the  amount of such  commissions  was  reasonably  related  to the value or benefit of such services.

Distribution and Service Plans

The Distributor.  Under its General  Distributor's  Agreement with the Fund, the
Distributor  acts as the Fund's principal  underwriter in the continuous  public offering of the Fund's  classes of shares.  The  Distributor  bears the expenses normally  attributable to sales,  including advertising and the cost of printing and mailing prospectuses,  other than those furnished to existing  shareholders.
The Distributor is not obligated to sell a specific  number of shares.  Expenses normally attributable to sales are borne by the Distributor.

Distribution  and Service Plans. The Fund has adopted a Service Plan for Class A shares  and  Distribution  and  Service  Plans for Class B,  Class C and Class N
shares under Rule 12b-1 of the  Investment  Company  Act.  Under those plans the
Fund  pays  the  Distributor  for all or a  portion  of its  costs  incurred  in connection  with  the  distribution  and/or  servicing  of  the  shares  of  the particular class.

     Each plan has been approved by a vote of the Board of Trustees, including a majority of the  Independent  Trustees1,  cast in person at a meeting called for the  purpose of voting on that  plan.  Each plan has also been  approved  by the holders of a "majority" (as defined in the Investment Company Act) of the shares of the applicable  class.  The shareholder  votes for the plans were cast by the
Manager as the sole initial holder of each class of shares of the Fund.

     Under the plans,  the  Manager  and the  Distributor  may make  payments to affiliates  and in their sole  discretion,  from time to time, may use their own resources (at no direct cost to the Fund) to make  payments to brokers,  dealers or other financial  institutions for distribution  and  administrative  services they perform.  The Manager may use its profits from the advisory fee it receives from the Fund. In their sole  discretion,  the  Distributor  and the Manager may increase or decrease the amount of payments  they make from their own  resources to plan recipients.

     Unless a plan is  terminated  as  described  below,  the plan  continues in effect  from  year to year but only if the  Fund's  Board  of  Trustees  and its
Independent  Trustees  specifically  vote  annually to approve its  continuance.
Approval must be by a vote cast in person at a meeting called for the purpose of voting on continuing  the plan. A plan may be terminated at any time by the vote of a majority  of the  Independent  Trustees  or by the vote of the holders of a
"majority" (as defined in the Investment  Company Act) of the outstanding shares of that class.

     The  Board of  Trustees  and the  Independent  Trustees  must  approve  all material amendments to a plan. An amendment to increase materially the amount of payments to be made under a plan must be approved by  shareholders  of the class affected  by the  amendment.  Because  Class B shares of the Fund  automatically convert into Class A shares  after six years,  the Fund must obtain the approval of both Class A and Class B shareholders  for a proposed  material  amendment to the Class A Plan that would  materially  increase  payments under the Plan. That approval must be by a "majority" (as defined in the  Investment  Company Act) of the shares of each Class, voting separately by class.

     While the Plans are in effect,  the  Treasurer  of the Fund  shall  provide separate  written  reports  on the  plans  to the  Board  of  Trustees  at least quarterly  for its review.  The Reports  shall detail the amount of all payments made under a plan, the purpose for which the payments were made and the identity of each recipient of a payment. The reports on the Class B Plan and Class C Plan shall also include the Distributor's  distribution costs for that quarter and in the case of the Class B plan the  amount  of those  costs  for  previous  fiscal periods that have been carried forward.  Those reports are subject to the review and approval of the Independent Trustees.

     Each Plan states that while it is in effect,  the selection and  nomination of those  Trustees of the Fund who are not  "interested  persons" of the Fund is committed to the discretion of the Independent  Trustees.  This does not prevent the involvement of others in the selection and nomination process as long as the final  decision as to selection or  nomination  is approved by a majority of the
Independent Trustees.

     Under the plan for a class, no payment will be made to any recipient in any quarter in which the  aggregate net asset value of all Fund shares of that class held by the  recipient  for itself and its  customers  does not exceed a minimum amount,  if  any,  that  may be set  from  time to  time  by a  majority  of the
Independent Trustees.  The Board of Trustees has set no minimum amount of assets to qualify for payments under the plans.

     Class A Service Plan Fees.  Under the Class A service plan, the Distributor currently  uses the fees it receives  from the Fund to pay brokers,  dealers and other financial institutions (they are referred to as "recipients") for personal services and account  maintenance  services they provide for their customers who hold Class A shares.  The services  include,  among others,  answering  customer inquiries about the Fund,  assisting in establishing and maintaining accounts in the Fund,  making the Fund's  investment  plans  available and  providing  other services at the request of the Fund or the  Distributor.  While the plan permits the Board to  authorize  payments to the  Distributor  to  reimburse  itself for services  under the plan, the Board has not yet done so. The  Distributor  makes payments to plan  recipients  quarterly at an annual rate not to exceed 0.25% of the average annual net assets consisting of Class A shares, held in the accounts of the recipients or their customers.

     Class B, Class C and Class N Service and Distribution Plan Fees. Under each plan,  service fees and distribution fees are computed on the average of the net asset value of shares in the  respective  class,  determined  as of the close of each regular  business  day during the period.  The Class B, Class C and Class N plans provide for the Distributor to be compensated at a flat rate,  whether the
Distributor's  distribution  expenses  are more or less than the amounts paid by the Fund under the plan  during the period for which the fee is paid.  The types of services that recipients  provide are similar to the services  provided under the Class A service plan, described above.

     The Class B,  Class C and Class N plans  permit the  Distributor  to retain both the asset-based sales charges and the service fees or to pay recipients the service fee on a quarterly  basis,  without  payment in  advance.  However,  the
Distributor  currently  intends to pay the service fee to  recipients in advance for the first year after the shares are  purchased.  After the first year shares are outstanding,  the Distributor makes service fee payments  quarterly on those shares.  The  advance  payment is based on the net asset  value of shares  sold.
Shares purchased by exchange do not qualify for the advance service fee payment.
If Class B, Class C or Class N shares are  redeemed  during the first year after their  purchase,  the  recipient  of the  service  fees on those  shares will be obligated to repay the  Distributor a pro rata portion of the advance payment of the service fee made on those shares.

     The asset based sales charge and service fees increase  Class B and Class C expenses by 1.00% and  increase  Class N expenses by 0.50% of the net assets per year of the respective class.

     The Distributor retains the asset-based sales charge on Class B and Class N shares.  The Distributor  retains the asset-based sales charge on Class C shares during the first year the shares are outstanding.  It pays the asset-based sales charge as an ongoing  concession to the recipient on Class C shares  outstanding for a year or more. If a dealer has a special  agreement  with the  Distributor, the  Distributor  will pay the Class B,  Class C or Class N service  fee and the asset-based  sales charge on Class C and Class N to the dealer quarterly in lieu of paying  the sales  concessions  and  service  fee in  advance  at the time of purchase.  The  Distributor  retains  the  asset-based  sales  charge on Class N shares.

     The asset-based  sales charges on Class B, Class C and Class N shares allow investors to buy shares  without a front-end  sales  charge  while  allowing the
Distributor  to  compensate  dealers that sell those  shares.  The Fund pays the asset-based  sales  charges to the  Distributor  for its  services  rendered  in distributing  Class B, Class C and Class N shares.  The payments are made to the
Distributor in recognition that the Distributor:

o    pays sales  concessions  to  authorized  brokers and dealers at the time of sale and pays service fees as described above,
o    may finance payment of sales concessions  and/or the advance of the service fee payment to recipients  under the plans,  or may provide such  financing from its own resources or from the resources of an affiliate,
o    employs  personnel to support  distribution of Class B, Class C and Class N shares, and
o    bears the costs of sales  literature,  advertising and prospectuses  (other than  those  furnished  to  current  shareholders)  and  state  "blue  sky"
     registration fees and certain other distribution expenses,
o    may not be able to adequately compensate dealers that sell Class B, Class C and Class N shares without  receiving payment under the plans and therefore may not be able to offer such Classes for sale absent the plans,
o    receives  payments  under the plans  consistent  with the service  fees and asset-based sales charges paid by other  non-proprietary  funds that charge
     12b-1 fees,
o    may use  the  payments  under  the  plan to  include  the  Fund in  various third-party distribution programs that may increase sales of Fund shares,
o    may experience  increased  difficulty selling the Fund's shares if payments under the plan are  discontinued  because most competitor  funds have plans that pay dealers for rendering  distribution  services as much or more than the amounts currently being paid by the Fund, and
o    may not be able to continue providing, at the same or at a lesser cost, the same quality  distribution  sales efforts and  services,  or to obtain such services  from  brokers  and  dealers,  if the  plan  payments  were  to be discontinued.

     When Class B, Class C or Class N shares are sold without the designation of
a   broker-dealer,   the   Distributor  is   automatically   designated  as  the
broker-dealer of record. In those cases, the Distributor retains the service fee and asset-based sales charge paid on Class B, Class C and Class N shares.

     The  Distributor's  actual expenses in selling Class B, Class C and Class N shares may be more than the payments it receives  from the  contingent  deferred sales charges collected on redeemed shares and from the Fund under the plans. If the Class B,  Class C or Class N plan is  terminated  by the Fund,  the Board of
Trustees may allow the Fund to continue payments of the asset-based sales charge to the Distributor for distributing shares before the plan was terminated.

     All  payments  under the Class B, Class C and Class N plans are  subject to the  limitations  imposed by the Conduct  Rules of the National  Association  of
Securities  Dealers,  Inc. on payments of asset-based  sales charges and service fees.

Performance of the Fund

Explanation  of  Performance  Terminology.  The Fund uses a variety  of terms to illustrate its investment  performance.  Those terms include  "cumulative  total return,"  "average  annual total  return,"  "average  annual total return at net asset value" and "total return at net asset value." An  explanation of how total returns are  calculated  is set forth below.  For periods of less than one year, the Fund may quote its  performance on a  non-annualized  basis.  You can obtain current  performance  information  by  calling  the  Fund's  Transfer  Agent  at
1.800.525.7048.

     The Fund's  illustrations  of its performance data in  advertisements  must comply  with  rules of the  Securities  and  Exchange  Commission.  Those  rules describe  the  types of  performance  data  that may be used and how it is to be calculated.  In general,  any  advertisement by the Fund of its performance data must include the average annual total returns for the advertised class of shares of the Fund.  Those returns must be shown for the 1-, 5- and 10-year periods (or the life of the class,  if less) ending as of the most recently  ended  calendar quarter prior to the  publication  of the  advertisement  (or its submission for publication).

     Use of standardized performance calculations enables an investor to compare the Fund's  performance to the  performance of other funds for the same periods.
However,  a number of  factors  should be  considered  before  using the  Fund's performance information as a basis for comparison with other investments:

Totalreturns measure the performance of a hypothetical  account in the Fund over various  periods  and do not show  the  performance  of each  shareholder's account.  Your account's  performance will vary from the model  performance data if your  dividends  are  received  in cash,  or you buy or sell shares during the period,  or you bought your shares at a different time and price than the shares used in the model.

The  Fund's performance  returns do not reflect the effect of taxes on dividends and capital gains distributions.

An   investment  in the Fund is not insured by the FDIC or any other  government agency.  The principal value of the Fund's shares and total returns are not guaranteed and normally will fluctuate on a daily basis.

When an  investor's  shares  are  redeemed,  they may be worth more or less than their  original  cost.  Total  returns for any given past period  represent
     historical  performance   information  and  are  not,  and  should  not  be
     considered, a prediction of future returns.

     The  performance of each class of shares is shown  separately,  because the performance  of each class of shares will usually be different.  That is because of the different  kinds of expenses each class bears.  The total returns of each class of shares of the Fund are  affected by market  conditions,  the quality of the  Fund's  investments,  the  maturity  of  debt  investments,  the  types  of investments the Fund holds, and its operating expenses that are allocated to the particular class.

     |X| Total Return Information.  There are different types of "total returns"
to measure  the  Fund's  performance.  Total  return is the change in value of a hypothetical  investment  in the Fund  over a given  period,  assuming  that all dividends and capital gains  distributions  are reinvested in additional  shares and that  the  investment  is  redeemed  at the end of the  period.  Because  of differences  in expenses  for each class of shares,  the total  returns for each class are separately  measured.  The cumulative total return measures the change in value over the entire period (for example, 10 years). An average annual total return  shows the  average  rate of return for each year in a period  that would produce the  cumulative  total return over the entire period.  However,  average annual total returns do not show actual year-by-year performance.  The Fund uses standardized  calculations  for its total  returns as prescribed by the SEC. The methodology is discussed below.

     In calculating total returns for Class A shares,  the current maximum sales charge of 5.75% (as a  percentage  of the offering  price) is deducted  from the initial  investment  ("P") (unless the return is shown without sales charge,  as described  below).  For Class B shares,  payment  of the  applicable  contingent deferred  sales charge is applied,  depending on the period for which the return is shown: 5.0% in the first year, 4.0% in the second year, 3.0% in the third and fourth  years,  2.0%  in the  fifth  year,  1.0%  in the  sixth  year  and  none thereafter.  For Class C the 1.0%  contingent  deferred sales charge is deducted for returns for the one year  period.  For Class N shares,  the 1.0%  contingent deferred sales charge is deducted for returns for the one-year and life-of-class periods as applicable. There is no sales charge for Class Y shares.

     |_| Average Annual Total Return.  The "average annual total return" of each class  is an  average  annual  compounded  rate of  return  for  each  year in a specified number of years. It is the rate of return based on the change in value of a hypothetical  initial  investment of $1,000 ("P" in the formula below) held for a number of years ("n" in the formula) to achieve an Ending Redeemable Value
("ERV" in the formula) of that investment, according to the following formula:

                     ERV - 1 = AVERAGE ANNUAL TOTAL RETURN
                     -------
                         P

     |_| Cumulative  Total Return.  The  "cumulative  total return"  calculation measures  the change in value of a  hypothetical  investment  of $1,000  over an entire period of years. Its calculation uses some of the same factors as average annual  total  return,  but it does not  average the rate of return on an annual basis. Cumulative total return is determined as follows:

                             ERV - P = TOTAL RETURN
                            ---------
                                 P

     |_| Total Returns at Net Asset Value.  From time to time, the Fund may also quote a  cumulative  or an average  annual  total  return  "at net asset  value"
(without  deducting  sales  charges)  for Class A,  Class B,  Class C or Class N shares.  There  is no  sales  charge  on  Class Y  shares.  Each is based on the difference  in net asset  value per  share at the  beginning  and the end of the
period  for  a  hypothetical   investment  in  that  class  of  shares  (without
considering  front-end  or  contingent  deferred  sales  charges) and takes into consideration the reinvestment of dividends and capital gains distributions.

Other  Performance  Comparisons.  The Fund compares its performance  annually to that of an  appropriate  broadly-based  market  index in its  Annual  Report  to shareholders.  You can obtain that  information by contacting the Transfer Agent at the addresses or telephone  numbers  shown on the cover of this  Statement of
Additional  Information.  The Fund may also compare its  performance  to that of other  investments,  including  other  mutual  funds,  or  use  rankings  of its performance  by  independent  ranking  entities.  Examples of these  performance comparisons are set forth below.

     Lipper Rankings.  From time to time the Fund may publish the ranking of the performance  of its classes of shares by Lipper,  Inc.  ("Lipper").  Lipper is a widely-recognized  independent mutual fund monitoring  service.  Lipper monitors the performance of regulated investment companies, including the Fund, and ranks their performance for various periods based on categories relating to investment styles.  The Fund  expects  to be ranked in the large cap growth  category.  The
Lipper  performance  rankings  are  based  on total  returns  that  include  the reinvestment of capital gain  distributions and income dividends but do not take sales charges or taxes into  consideration.  Lipper also publishes  "peer-group"
indices of the  performance  of all mutual funds in a category  that it monitors and averages of the performance of the funds in particular categories.

     Morningstar  Rankings.  From  time to time the Fund  may  publish  the star ranking of the  performance  of its classes of shares by  Morningstar,  Inc., an independent  mutual fund monitoring  service.  Morningstar ranks mutual funds in broad investment  categories:  domestic stock funds,  international stock funds, taxable bond funds and municipal bond funds. The Fund expects to be ranked among domestic stock funds.

     Morningstar  proprietary  star rankings  reflect  historical  risk-adjusted total  investment  return.  For each  fund with at least a  three-year  history,
Morningstar  calculates a Morningstar  RatingTM metric each month by subtracting the return on a 90-day U.S. Treasury Bill from the fund's  load-adjusted  return for the same period, and then adjusting this excess return for risk. The top 10%
of funds in each broad asset  class  receive 5 stars,  the next 22.5%  receive 4 stars,  the next 35%  receive 3 stars,  the next  22.5%  receive 2 stars and the bottom 10% receive 1 star. The Overall  Morningstar Rating for a fund is derived from a weighted average of the performance  figures  associated with its three-, five- and ten-year (if applicable) Morningstar Ratings metrics.

     The Fund may also  compare  its  performance  to that of other funds in its
Morningstar  category,  in addition  to its star  ratings.  Those  total  return rankings  are  percentages  from one percent to one hundred  percent and are not risk adjusted. For example, if a fund is in the 94th percentile, that means that
94% of the funds in the same category performed better than it did.

     Performance  Rankings and  Comparisons by Other Entities and  Publications.
From  time  to time  the  Fund  may  include  in its  advertisements  and  sales literature performance  information about the Fund cited in newspapers and other periodicals  such as The New York Times, The Wall Street Journal,  Barron's,  or
similar publications.  That information may include performance  quotations from other sources,  including Lipper and Morningstar.  The performance of the Fund's classes of shares may be compared in  publications to the performance of various market indices or other investments, and averages, performance rankings or other benchmarks prepared by recognized mutual fund statistical services.

     Investors  may also wish to compare the returns on the Fund's share classes to the  return on  fixed-income  investments  available  from  banks and  thrift institutions.  Those include certificates of deposit,  ordinary  interest-paying checking  and  savings  accounts,  and  other  forms of fixed or  variable  time deposits,  and various other  instruments such as Treasury bills.  However,  the
Fund's  returns and share price are not guaranteed or insured by the FDIC or any other agency and will fluctuate daily, while bank depository  obligations may be insured  by the  FDIC  and may  provide  fixed  rates of  return.  Repayment  of principal  and payment of interest on Treasury  securities is backed by the full faith and credit of the U.S. government.

     From time to time, the Fund may publish  rankings or ratings of the Manager or Transfer Agent, and of the investor services provided by them to shareholders of the Oppenheimer  funds,  other than  performance  rankings of the Oppenheimer funds themselves. Those ratings or rankings of shareholder and investor services by third parties may include  comparisons of their services to those provided by other mutual fund families selected by the rating or ranking services.  They may be based upon the opinions of the rating or ranking  service  itself,  using its research or judgment, or based upon surveys of investors,  brokers, shareholders or others.

     From time to time,  the Fund may  include in its  advertisements  and sales literature the total return  performance of a  hypothetical  investment  account that  includes  shares of the Fund and other  Oppenheimer  funds.  The  combined account may be part of an illustration of an asset  allocation  model or similar presentation.  The account  performance may combine total return  performance of the Fund and the total return performance of other Oppenheimer funds included in the account.  Additionally,  from time to time,  the Fund's  advertisements  and
sales  literature  may  include,  for  illustrative  or  comparative   purposes,
statistical  data or other  information  about  general or  specific  market and economic  conditions.  That may include,  for example,  o information  about the performance of certain securities or commodities markets or segments of those markets,

o    information about the performance of the economies of particular  countries or regions,
o    the earnings of companies  included in segments of  particular  industries, sectors, securities markets, countries or regions,
o    the   availability  of  different  types  of  securities  or  offerings  of securities,
o    information relating to the gross national or gross domestic product of the
     United States or other countries or regions,
o    comparisons   of  various   market   sectors  or  indices  to   demonstrate
     performance, risk, or other characteristics of the Fund.

--------------------------------------------------------------------------------

A B O U T   Y O U R   A C C O U N T

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How to Buy Shares

     Additional  information  is  presented  below about the methods that can be used to buy shares of the Fund.  Appendix B contains more information  about the special sales charge arrangements  offered by the Fund, and the circumstances in which sales charges may be reduced or waived for certain classes of investors.

AccountLink.  When shares are purchased through AccountLink,  each purchase must be at least  $5,000.  Shares will be purchased  on the regular  business day the
Distributor  is  instructed  to initiate the  Automated  Clearing  House ("ACH")
transfer to buy the shares. That instruction must be received prior to the close of The New York  Stock  Exchange  that day.  Dividends  will  begin to accrue on shares  purchased  with the proceeds of ACH  transfers on the business day after the shares are  purchased.  The Exchange  normally  closes at 4:00 P.M., but may close  earlier on certain  days.  The  proceeds of ACH  transfers  are  normally received  by the Fund three  days  after the  transfers  are  initiated.  If the proceeds of the ACH transfer are not received on a timely basis, the Distributor reserves the right to cancel the purchase  order.  The  Distributor and the Fund are not responsible for any delays in purchasing shares resulting from delays in
ACH transmissions.

Reduced Sales Charges.  As discussed in the  Prospectus,  a reduced sales charge rate may be obtained for Class A shares under Right of Accumulation  and Letters of Intent  because of the  economies of sales  efforts and reduction in expenses realized by the  Distributor,  dealers and brokers  making such sales.  No sales charge is imposed in certain other circumstances described in Appendix C to this
Statement of Additional  Information because the Distributor or dealer or broker incurs little or no selling expenses.

     Right of  Accumulation.  To qualify for the lower sales  charge  rates that apply to  larger  purchases  of Class A  shares,  you and  your  spouse  can add together:

o    Class A and  Class B  shares  you  purchase  for your  individual  accounts
     (including IRAs and 403(b) plans), or for your joint accounts, or for trust or custodial accounts on behalf of your children who are minors, and
o    Current  purchases  of  Class A and  Class B shares  of the Fund and  other
     Oppenheimer  funds to reduce the sales  charge rate that applies to current purchases of Class A shares, and
o    Class A and Class B shares of Oppenheimer  funds you  previously  purchased subject to an initial or  contingent  deferred  sales  charge to reduce the sales charge rate for current  purchases of Class A shares,  provided  that you still hold your investment in one of the Oppenheimer funds.

     A fiduciary  can count all shares  purchased  for a trust,  estate or other fiduciary  account  (including  one or more  employee  benefit plans of the same employer) that has multiple  accounts.  The  Distributor  will add the value, at current offering price, of the shares you previously purchased and currently own to the value of  current  purchases  to  determine  the sales  charge  rate that applies. The reduced sales charge will apply only to current purchases. You must request it when you buy shares.

     |X| The Oppenheimer Funds. The Oppenheimer funds are those mutual funds for which  the  Distributor  acts  as the  distributor  or the  sub-distributor  and currently include the following:

Oppenheimer Bond Fund                    Oppenheimer Municipal Bond Fund
Oppenheimer California Municipal Fund    Oppenheimer New York Municipal Fund
Oppenheimer Capital Appreciation Fund    Oppenheimer New Jersey Municipal Fund
Oppenheimer Capital Preservation Fund    Oppenheimer Pennsylvania Municipal Fund
Oppenheimer Capital Income Fund          Oppenheimer Quest Balanced Value Fund
Oppenheimer Champion Income Fund         Oppenheimer Quest Capital Value Fund,Inc.
Oppenheimer Concentrated Growth Fund     Oppenheimer Quest Global Value Fund,Inc.
Oppenheimer Convertible Securities Fund  Oppenheimer Quest Opportunity Value Fund
Oppenheimer Developing Markets Fund      Oppenheimer Quest Value Fund, Inc.
Oppenheimer Disciplined Allocation Fund  Oppenheimer Real Asset Fund
Oppenheimer Discovery Fund               Oppenheimer Real Estate Fund
Oppenheimer Emerging Growth Fund         Oppenheimer Rochester National Municipals
Oppenheimer Emerging Technologies Fund   Oppenheimer Senior Floating Rate Fund
Oppenheimer Enterprise Fund              Oppenheimer Small Cap Value Fund
Oppenheimer Europe Fund                  Oppenheimer Special Value Fund
Oppenheimer Global Fund                  Oppenheimer Strategic Income Fund
Oppenheimer Global Growth & Income Fund   Oppenheimer Total Return Fund, Inc.
Oppenheimer Gold & Special Minerals Fund  Oppenheimer Trinity Core Fund
Oppenheimer Growth Fund                       Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer High Yield Fund                   Oppenheimer Trinity Value Fund
Oppenheimer Intermediate Municipal Fund       Oppenheimer U.S. Government Trust
Oppenheimer International Bond Fund           Oppenheimer Value Fund
Oppenheimer International Growth Fund         Limited-Term New York Municipal Fund
Oppenheimer International Small Company Fund  Rochester Fund Municipals
Oppenheimer Limited-Term Government Fund      OSM1- Gartmore Millennium Growth Fund II
Oppenheimer Main Street Growth & Income Fund     OSM1 - Jennison Growth Fund
Oppenheimer Main Street Opportunity Fund             OSM1 - Mercury Advisors S&P 500 Index
Oppenheimer Main Street Small Cap Fund               OSM1 - Mercury Advisors Focus Growth Fund
Oppenheimer MidCap Fund                              OSM1 - QM Active Balanced Fund
Oppenheimer Multiple Strategies Fund                 OSM1 - Salomon Brothers Capital Fund
And the following money market funds:

Centennial America Fund, L. P.
Centennial New York Tax Exempt Trust
Centennial California Tax Exempt Trust
Centennial Tax Exempt Trust
Centennial Government Trust
Oppenheimer Cash Reserves
Centennial Money Market Trust
Oppenheimer Money Market Fund, Inc.

1 - "OSM" stands for Oppenheimer Select Managers

     There is an initial  sales charge on the purchase of Class A shares of each
of  the  Oppenheimer  funds  except  the  money  market  funds.   Under  certain
circumstances described in this Statement of Additional Information,  redemption proceeds of certain  money  market  fund  shares may be subject to a  contingent deferred sales charge.

Letters of Intent.  Under a Letter of Intent,  if you purchase Class A shares or
Class A and Class B shares of the Fund and other  Oppenheimer  funds during a 13 month  period,  you can  reduce  the  sales  charge  rate that  applies  to your purchases of Class A shares. The total amount of your intended purchases of both
Class A and Class B shares will  determine the reduced sales charge rate for the
Class A shares purchased during that period.  You can include  purchases made up to 90 days before the date of the Letter.

     A Letter of Intent is an investor's statement in writing to the Distributor of the intention to purchase Class A shares or Class A and Class B shares of the
Fund (and other  Oppenheimer  funds)  during a 13 month  period (the  "Letter of
Intent period").  At the investor's request,  this may include purchases made up to 90 days prior to the date of the  Letter.  The Letter  states the  investor's intention to make the aggregate amount of purchases of shares which,  when added to the  investor's  holdings of shares of those funds,  will equal or exceed the amount  specified in the Letter.  Purchases made by reinvestment of dividends or distributions  of capital  gains and  purchases  made at net asset value without sales charge do not count toward satisfying the amount of the Letter.

     A Letter  enables  an  investor  to count  the  Class A and  Class B shares purchased  under the Letter to obtain the reduced sales charge rate on purchases of Class A shares of the Fund (and other  Oppenheimer  funds) that applies under the Right of Accumulation to current purchases of Class A shares.  Each purchase of Class A shares under the Letter will be made at the offering price (including the sales  charge) that applies to a single  lump-sum  purchase of shares in the amount intended to be purchased under the Letter.

     In  submitting  a Letter,  the  investor  makes no  commitment  to purchase shares.  However,  if the  investor's  purchases of shares  within the Letter of
Intent  period,  when added to the value (at offering  price) of the  investor's holdings  of shares on the last day of that  period,  do not equal or exceed the intended  purchase amount,  the investor agrees to pay the additional  amount of sales charge applicable to such purchases. That amount is described in "Terms of
Escrow,"  below  (those  terms may be  amended by the  Distributor  from time to time).  The  investor  agrees that shares  equal in value to 5% of the  intended purchase  amount  will be held in escrow by the  Transfer  Agent  subject to the
Terms of  Escrow.  Also,  the  investor  agrees  to be bound by the terms of the
Prospectus,  this Statement of Additional  Information and the Application  used for a Letter of Intent. If those terms are amended,  as they may be from time to time by the Fund, the investor  agrees to be bound by the amended terms and that those amendments will apply automatically to existing Letters of Intent.

     If the total eligible  purchases made during the Letter of Intent period do not equal or exceed the intended  purchase  amount,  the concessions  previously paid to the dealer of record  for the  account  and the  amount of sales  charge retained by the Distributor  will be adjusted to the rates  applicable to actual total purchases.  If total eligible purchases during the Letter of Intent period exceed the intended  purchase amount and exceed the amount needed to qualify for the next sales  charge rate  reduction  set forth in the  Prospectus,  the sales charges paid will be adjusted to the lower rate.  That  adjustment  will be made only if and when the dealer returns to the  Distributor the excess of the amount of concessions allowed or paid to the dealer over the amount of concessions that apply to the actual amount of purchases.  The excess concessions returned to the
Distributor  will be used  to  purchase  additional  shares  for the  investor's account at the net asset value per share in effect on the date of such purchase, promptly after the Distributor's receipt thereof.

     The Transfer  Agent will not hold shares in escrow for  purchases of shares of the Fund and other  Oppenheimer  funds by  OppenheimerFunds  prototype 401(k)
plans under a Letter of Intent.  If the intended  purchase amount under a Letter of Intent  entered  into by an  OppenheimerFunds  prototype  401(k)  plan is not purchased by the plan by the end of the Letter of Intent  period,  there will be no adjustment of concessions paid to the broker-dealer or financial  institution of record for accounts held in the name of that plan.

     In determining  the total amount of purchases  made under a Letter,  shares redeemed by the investor prior to the termination of the Letter of Intent period will be deducted.  It is the  responsibility  of the dealer of record and/or the investor  to advise the  Distributor  about the Letter in placing  any  purchase orders  for the  investor  during  the  Letter  of  Intent  period.  All of such purchases must be made through the Distributor.

Terms of Escrow That Apply to Letters of Intent.

     1. Out of the initial purchase (or subsequent  purchases if necessary) made pursuant to a Letter, shares of the Fund equal in value up to 5% of the intended purchase amount  specified in the Letter shall be held in escrow by the Transfer
Agent. For example, if the intended purchase amount is $50,000, the escrow shall be  shares  valued  in the  amount of $2,500  (computed  at the  offering  price adjusted for a $50,000 purchase).  Any dividends and capital gains distributions on the escrowed shares will be credited to the investor's account.

     2. If the total minimum investment  specified under the Letter is completed within  the  13-month  Letter of Intent  period,  the  escrowed  shares  will be promptly released to the investor.

     3.  If,  at the end of the 13 month  Letter  of  Intent  period  the  total purchases  pursuant  to the Letter are less than the  intended  purchase  amount specified in the Letter,  the investor must remit to the  Distributor  an amount equal to the difference between the dollar amount of sales charges actually paid and the amount of sales  charges  which would have been paid if the total amount purchased  had been made at a single  time.  That sales charge  adjustment  will apply to any shares  redeemed  prior to the  completion  of the  Letter.  If the difference  in sales charges is not paid within 20 days after a request from the
Distributor  or  the  dealer,  the  Distributor  will,  within  60  days  of the expiration  of the Letter,  redeem the number of escrowed  shares  necessary  to realize such difference in sales charges.  Full and fractional  shares remaining after such redemption will be released from escrow.  If a request is received to redeem escrowed shares prior to the payment of such additional sales charge, the sales charge will be withheld from the redemption proceeds.

     4. By signing the Letter, the investor irrevocably constitutes and appoints the Transfer  Agent as  attorney-in-fact  to surrender for redemption any or all escrowed shares.

     The shares  eligible for purchase under the Letter (or the holding of which may be counted toward completion of a Letter) include:

(a)  Class A shares sold with a front-end  sales  charge or subject to a Class A contingent deferred sales charge,
(b)  B shares  of other  Oppenheimer  funds  acquired  subject  to a  contingent deferred sales charge, and
(c)  Class A or Class B shares acquired by exchange of either (1) Class A shares of one of the other Oppenheimer funds that were acquired subject to a Class
     A initial or contingent  deferred sales charge or (2) Class B shares of one of the other  Oppenheimer  funds that were acquired subject to a contingent deferred sales charge.

     6. Shares held in escrow  hereunder  will  automatically  be exchanged  for shares of another  fund to which an exchange is  requested,  as described in the section of the Prospectus  entitled "How to Exchange Shares" and the escrow will be transferred to that other fund.

Retirement  Plans.  Certain types of  retirement  plans are entitled to purchase shares of the Fund without  sales charge or at reduced  sales charge  rates,  as described in Appendix B to this  Statement of  Additional  Information.  Certain special sales charge arrangements described in that Appendix apply to retirement plans whose records are maintained on a daily  valuation  basis by Merrill Lynch
Pierce Fenner &  Smith,  Inc.  ("Merrill  Lynch") or an  independent  record keeper that has a contract or special  arrangement with Merrill Lynch. If on the date the plan sponsor signed the Merrill Lynch record keeping service  agreement the plan has less than $3 million in assets (other than assets invested in money market funds) invested in applicable  investments,  then the retirement plan may purchase only Class B shares of the Oppenheimer  funds.  Any retirement plans in that  category  that  currently  invest  in Class B shares of the Fund will have their  Class B shares  converted  to Class A shares of the Fund when the  plan's applicable investments reach $5 million.

Cancellation of Purchase Orders.  Cancellation of purchase orders for the Fund's shares (for  example,  when a purchase  check is  returned  to the Fund  unpaid)
causes a loss to be incurred  when the net asset  value of the Fund's  shares on the  cancellation  date is less than on the purchase date. That loss is equal to the amount of the  decline in the net asset  value per share  multiplied  by the number of shares in the purchase  order.  The investor is  responsible  for that loss. If the investor fails to compensate the Fund for the loss, the Distributor will do so. The Fund may reimburse the  Distributor for that amount by redeeming shares from any account  registered in that investor's  name, or the Fund or the
Distributor may seek other redress.

Classes of Shares.  Each class of shares of the Fund  represents  an interest in the same portfolio of investments of the Fund. However, each class has different shareholder  privileges and features.  The net income  attributable  to Class B,
Class C, Class N or Class Y shares and the  dividends  payable on Class B, Class
C,  Class N or Class Y shares  will be  reduced by  incremental  expenses  borne solely by that class.  Those expenses  include the asset-based  sales charges to which Class B, Class C and Class N shares are subject.

     The  availability  of  different  classes of shares  permits an investor to choose  the  method  of  purchasing  shares  that  is more  appropriate  for the investor.  That may depend on the amount of the purchase, the length of time the investor  expects to hold  shares,  and other  relevant  circumstances.  Class A shares  normally are sold  subject to an initial  sales  charge.  While Class B,
Class C and Class N shares  have no initial  sales  charge,  the  purpose of the deferred sales charge and asset-based sales charge on Class B, Class C and Class
N shares is the same as that of the initial  sales charge on Class A shares - to compensate the Distributor and brokers,  dealers and financial institutions that sell shares of the Fund. A salesperson  who is entitled to receive  compensation from his or her firm for selling  Fund shares may  receive  different  levels of compensation for selling one class of shares than another.

     The Distributor will not accept any order in the amount of $500,000 or more for  Class B shares  or $1  million  or more for  Class C shares  on behalf of a single investor (not including dealer "street name" or omnibus  accounts).  That is because  generally it will be more advantageous for that investor to purchase
Class A shares of the Fund.

|X| Class A Shares Subject to a Contingent  Deferred Sales Charge. For purchases of Class A shares subject to a contingent  deferred sales charge as described in the  Prospectus,  no  sales  concessions  will be paid to the  broker-dealer  of record,  as described in the  Prospectus,  on sales of Class A shares  purchased with the  redemption  proceeds of shares of another  mutual  fund  offered as an investment  option  in a  retirement  plan in which  Oppenheimer  funds are also offered as investment options under a special  arrangement with the Distributor, if the purchase occurs more than 30 days after the  Oppenheimer  funds are added as an investment option under that plan. Additionally,  that concession will not be paid on  purchases of shares by a  retirement  plan made with the  redemption proceeds of Class N shares of one or more Oppenheimer funds held by the plan for more than 18 months.

     Class B Conversion.  Under current  interpretations  of applicable  federal income tax law by the Internal Revenue Service, the conversion of Class B shares to Class A shares  after six  years is not  treated  as a taxable  event for the shareholder.  If  those  laws or the IRS  interpretation  of those  laws  should change,  the automatic  conversion  feature may be suspended.  In that event, no further conversions of Class B shares would occur while that suspension remained in effect. Although Class B shares could then be exchanged for Class A shares on the basis of relative net asset value of the two classes, without the imposition of a sales charge or fee, such exchange could constitute a taxable event for the holder, and absent such exchange, Class B shares might continue to be subject to the asset-based sales charge for longer than six years.

|X| Availability of Class N Shares.  In addition to the description of the types of  retirement  plans  which  may  purchase  Class  N  shares  contained  in the prospectus, Class N shares also are offered to the following:

o    to all rollover IRAs,
o    to  all  direct  rollovers  from  OppenheimerFunds-sponsored  Pinnacle  and
     Ascender retirement plans,
o    to all trustee-to-trustee IRA transfers,
o    to all 90-24 type 403(b) transfers,
o    to Group  Retirement  Plans (as defined in Appendix C to this  Statement of
     Additional  Information)  which have entered into a special  agreement with the Distributor for that purpose,
o    to  Retirement  Plans  qualified  under  Sections  401(a)  or 401(k) of the
     Internal  Revenue Code, the  recordkeeper or the plan sponsor for which has entered into a special agreement with the Distributor,
o    to Retirement  Plans of a plan sponsor  where the  aggregate  assets of all such plans invested in the Oppenheimer funds is $500,000 or more,
o    to  OppenheimerFunds-sponsored  Ascender  401(k)  plans  that  pay  for the purchase  with the  redemption  proceeds  of Class A shares  of one or more
     Oppenheimer funds.
o    to certain  customers of  broker-dealers  and  financial  advisors that are identified in a special  agreement  between the  broker-dealer or financial advisor and the Distributor for that purpose.

     The sales  concession  and the advance of the service  fee, as described in the Prospectus, will not be paid to dealers of record on sales of Class N shares on:

o    purchases  of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the  purchase  with the  redemption  proceeds of Class A shares of one or more  Oppenheimer  funds  (other  than  rollovers  from an
     OppenheimerFunds-sponsored  Pinnacle  or  Ascender  401(k)  plan to any IRA invested in the Oppenheimer funds),
o    purchases  of Class N shares in amounts of $500,000 or more by a retirement plan that pays for the  purchase  with the  redemption  proceeds of Class C shares of one or more Oppenheimer  funds held by the plan for more than one year (other than rollovers from an  OppenheimerFunds-sponsored  Pinnacle or
     Ascender 401(k) plan to any IRA invested in the Oppenheimer  funds), and on purchases  of Class N shares by an  OppenheimerFunds-sponsored  Pinnacle or
     Ascender 401(k) plan made with the redemption proceeds of Class A shares of one or more Oppenheimer funds.

     Allocation  of  Expenses.  The Fund  pays  expenses  related  to its  daily operations,  such as custodian fees, Trustees' fees, transfer agency fees, legal fees and auditing  costs.  Those  expenses are paid out of the Fund's assets and are not paid directly by  shareholders.  However,  those expenses reduce the net asset values of shares,  and  therefore  are  indirectly  borne by  shareholders through their investment.

     The  methodology  for  calculating  the  net  asset  value,  dividends  and distributions  of the Fund's  share  classes  recognizes  two types of expenses.
General expenses that do not pertain specifically to any one class are allocated pro rata to the shares of all classes. The allocation is based on the percentage of the Fund's total assets that is represented by the assets of each class,  and then  equally to each  outstanding  share  within a given  class.  Such  general expenses include  management fees, legal,  bookkeeping and audit fees,  printing and mailing costs of shareholder reports, Prospectuses, Statements of Additional
Information and other materials for current  shareholders,  fees to unaffiliated
Trustees,  custodian expenses,  share issuance costs,  organization and start-up costs, interest,  taxes and brokerage commissions,  and non-recurring  expenses, such as litigation costs.

     Other  expenses that are directly  attributable  to a particular  class are allocated equally to each outstanding share within that class.  Examples of such expenses  include  distribution  and service  plan  (12b-1)  fees,  transfer and shareholder servicing agent fees and expenses,  and shareholder meeting expenses
(to the extent that such expenses pertain only to a specific class).

Determination  of Net Asset Values Per Share.  The net asset values per share of each class of shares of the Fund are  determined  as of the close of business of
The New  York  Stock  Exchange  on each  day that  the  Exchange  is  open.  The calculation is done by dividing the value of the Fund's net assets  attributable to a class by the  number of  shares of that  class  that are  outstanding.  The
Exchange  normally  closes at 4:00 P.M., New York time, but may close earlier on some other days (for example,  in case of weather emergencies or on days falling before a holiday).  The  Exchange's  most recent annual  announcement  (which is subject to change) states that it will close on New Year's Day, Presidents' Day,
Martin Luther King, Jr. Day, Good Friday,  Memorial Day, Independence Day, Labor
Day, Thanksgiving Day and Christmas Day. It may also close on other days.

     Dealers  other  than  Exchange  members  may  conduct  trading  in  certain securities  on days on which the  Exchange  is closed  (including  weekends  and holidays) or after 4:00 P.M. on a regular  business day.  Because the Fund's net asset values will not be calculated  on those days,  the Fund's net asset values per share may be significantly  affected on such days when  shareholders may not purchase or redeem  shares.  Additionally,  trading on European  and Asian stock exchanges and over-the-counter markets normally is completed before the close of
The New York Stock Exchange.

Changes in the values of securities  traded on foreign exchanges or markets as a result of events that occur after the prices of those securities are determined, but before the close of The New York Stock  Exchange,  will not be  reflected in the Fund's  calculation  of its net asset  values  that day  unless the  Manager determines  that the event is likely to effect a material change in the value of the security.  If such  determination  is made,  the Manager,  acting through an internal  valuation  committee,  will  establish a valuation  for such  security subject to the approval,  ratification and confirmation by the Board at its next ensuing meeting.

     |X|  Securities  Valuation.  The Fund's Board of Trustees  has  established procedures  for  the  valuation  of the  Fund's  securities.  In  general  those procedures are as follows:

Equity securities traded on a U.S.  securities  exchange or on NASDAQ are valued as follows:

(1)  if last sale information is regularly reported, they are valued at the last reported sale price on the  principal  exchange on which they are traded or on NASDAQ, as applicable, on that day, or
(2)  if sale  information is not available on a valuation  date, they are valued at the last  reported  sale price  preceding  the  valuation  date if it is within the spread of the closing "bid" and "asked"  prices on the valuation date or, if not, at the closing "bid" price on the valuation date.

Equity securities traded on a foreign  securities  exchange generally are valued in one of the following ways:

(1)  at the last sale price  available  to the pricing  service  approved by the
     Board of Trustees, or
(2)  at the last sale  price  obtained  by the  Manager  from the  report of the principal  exchange  on which the  security  is traded at its last  trading session on or immediately before the valuation date, or
(3)  at the  mean  between  the  "bid"  and  "asked"  prices  obtained  from the principal  exchange  on which the  security  is traded  or, on the basis of reasonable inquiry, from two market makers in the security.

Long-term debt securities  having a remaining  maturity in excess of 60 days are valued based on the mean between the "bid" and "asked" prices determined by a portfolio  pricing  service  approved by the Fund's  Board of Trustees or obtained by the Manager  from two active  market  makers in the security on the basis of reasonable inquiry.

The  following  securities  are valued at the mean between the "bid" and "asked"
     prices  determined  by a pricing  service  approved by the Fund's  Board of
     Trustees or obtained by the Manager  from two active  market  makers in the security on the basis of reasonable inquiry:

(1)  debt instruments that have a maturity of more than 397 days when issued,
(2)  debt  instruments  that had a maturity  of 397 days or less when issued and have a remaining maturity of more than 60 days, and
(3)  non-money  market debt  instruments that had a maturity of 397 days or less when issued and which have a remaining maturity of 60 days or less.

The  following  securities  are valued at cost,  adjusted  for  amortization  of premiums and accretion of discounts:

(1)  money  market debt  securities  held by a non-money  market fund that had a maturity of less than 397 days when  issued that have a remaining  maturity of 60 days or less, and

(2)  debt instruments held by a money market fund that have a remaining maturity of 397 days or less.

Securities (including restricted securities) not having readily-available market
     quotations  are  valued  at  fair  value   determined   under  the  Board's
     procedures. If the Manager is unable to locate two market makers willing to give  quotes,  a security  may be priced at the mean  between the "bid" and
     "asked"  prices  provided by a single active market maker (which in certain cases may be the "bid" price if no "asked" price is available).

     In the  case of U.S.  government  securities,  mortgage-backed  securities, corporate bonds and foreign government securities, when last sale information is not generally  available,  the Manager may use pricing services  approved by the
Board of  Trustees.  The pricing  service may use  "matrix"  comparisons  to the prices for comparable instruments on the basis of quality,  yield, and maturity.
Other  special  factors may be involved  (such as the  tax-exempt  status of the interest paid by municipal securities). The Manager will monitor the accuracy of the pricing  services.  That  monitoring may include  comparing  prices used for portfolio valuation to actual sales prices of selected securities.

     The closing  prices in the London foreign  exchange  market on a particular business  day that are  provided  to the  Manager  by a bank,  dealer or pricing service that the Manager has determined to be reliable are used to value foreign currency, including forward contracts, and to convert to U.S. dollars securities that are denominated in foreign currency.

     Puts, calls, and futures are valued at the last sale price on the principal exchange on which they are traded or on NASDAQ, as applicable,  as determined by a pricing service approved by the Board of Trustees or by the Manager.  If there were no sales  that day,  they  shall be  valued  at the last sale  price on the preceding  trading  day if it is  within  the  spread of the  closing  "bid" and
"asked" prices on the principal  exchange or on NASDAQ on the valuation date. If not,  the value shall be the closing bid price on the  principal  exchange or on
NASDAQ on the  valuation  date.  If the put,  call or future is not traded on an exchange or on NASDAQ,  it shall be valued by the mean between "bid" and "asked"
prices  obtained by the Manager from two active market makers.  In certain cases that may be at the "bid" price if no "asked" price is available.

     When the Fund writes an option,  an amount equal to the premium received is included  in the Fund's  Statement  of Assets and  Liabilities  as an asset.  An equivalent credit is included in the liability  section.  The credit is adjusted
("marked-to-market")  to reflect the  current  market  value of the  option.  In determining the Fund's gain on investments, if a call or put written by the Fund is exercised,  the proceeds are increased by the premium received.  If a call or put  written  by the Fund  expires,  the Fund  has a gain in the  amount  of the premium. If the Fund enters into a closing purchase transaction,  it will have a gain or loss,  depending  on whether the premium  received was more or less than the cost of the closing  transaction.  If the Fund exercises a put it holds, the amount the Fund receives on its sale of the underlying  investment is reduced by the amount of premium paid by the Fund.

How to Sell Shares

     The  information  below  supplements the terms and conditions for redeeming shares set forth in the Prospectus.

Reinvestment  Privilege.  Within six months of a redemption,  a shareholder  may reinvest all or part of the redemption proceeds of:

     Class A shares purchased  subject  to an  initial  sales  charge or Class A shares on which a contingent deferred sales charge was paid, or
     Class B shares that were  subject to the Class B contingent deferred  sales charge when redeemed.

     The reinvestment may be made without sales charge only in Class A shares of the Fund or any of the other Oppenheimer funds into which shares of the Fund are exchangeable as described in "How to Exchange Shares" below.  Reinvestment  will be at the net asset value next computed  after the Transfer  Agent  receives the reinvestment  order.  The  shareholder  must  ask the  Transfer  Agent  for that privilege at the time of reinvestment. This privilege does not apply to Class C,
Class N or Class Y shares.  The Fund may amend,  suspend or cease  offering this reinvestment  privilege at any time as to shares redeemed after the date of such amendment, suspension or cessation.

     Any  capital  gain that was  realized  when the  shares  were  redeemed  is taxable,  and reinvestment  will not alter any capital gains tax payable on that gain.  If there has been a capital  loss on the  redemption,  some or all of the loss may not be tax  deductible,  depending  on the  timing  and  amount  of the reinvestment.  Under the Internal  Revenue Code, if the  redemption  proceeds of
Fund  shares on which a sales  charge was paid are  reinvested  in shares of the
Fund or another of the Oppenheimer  funds within 90 days of payment of the sales charge, the shareholder's basis in the shares of the Fund that were redeemed may not include the amount of the sales charge  paid.  That would reduce the loss or increase the gain  recognized  from the  redemption.  However,  in that case the sales  charge  would  be  added  to the  basis  of the  shares  acquired  by the reinvestment of the redemption proceeds.

Payments "In Kind." The Prospectus  states that payment for shares  tendered for redemption is  ordinarily  made in cash.  However,  the Board of Trustees of the
Fund may determine  that it would be  detrimental  to the best  interests of the remaining  shareholders of the Fund to make payment of a redemption order wholly or partly in cash.  In that case,  the Fund may pay the  redemption  proceeds in whole or in part by a distribution "in kind" of securities from the portfolio of the Fund, in lieu of cash.

     The Fund has  elected to be  governed  by Rule 18f-1  under the  Investment
Company Act.  Under that rule,  the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the net assets of the Fund during any
90-day  period for any one  shareholder.  If shares are  redeemed  in kind,  the redeeming  shareholder  might  incur  brokerage  or other  costs in selling  the securities for cash. The Fund will value  securities  used to pay redemptions in kind  using the same  method  the Fund uses to value  its  portfolio  securities described  above  under  "Determination  of Net Asset  Values Per  Share."  That
valuation will be made as of the time the redemption price is determined.

Involuntary Redemptions. The Fund's Board of Trustees has the right to cause the involuntary  redemption  of the shares held in any account if the  aggregate net asset value of those shares is less than $500 or such lesser amount as the Board may fix.  The Board will not cause the  involuntary  redemption  of shares in an account if the  aggregate  net asset value of such  shares has fallen  below the stated minimum solely as a result of market fluctuations. If the Board exercises this right, it may also fix the  requirements  for any notice to be given to the shareholders  in question (not less than 30 days).  The Board may  alternatively set  requirements  for the shareholder to increase the investment,  or set other terms and conditions so that the shares would not be involuntarily redeemed.

Transfers of Shares. A transfer of shares to a different  registration is not an event that  triggers  the payment of sales  charges.  Therefore,  shares are not subject to the payment of a contingent deferred sales charge of any class at the time of  transfer  to the name of another  person or entity.  It does not matter whether the transfer occurs by absolute assignment,  gift or bequest, as long as it does not involve,  directly or indirectly,  a public sale of the shares. When shares  subject to a  contingent  deferred  sales  charge are  transferred,  the transferred shares will remain subject to the contingent  deferred sales charge.
It  will  be  calculated  as if the  transferee  shareholder  had  acquired  the transferred  shares in the same manner and at the same time as the  transferring shareholder.

     If less than all shares  held in an account are  transferred,  and some but not all shares in the account  would be subject to a contingent  deferred  sales charge if redeemed at the time of  transfer,  the  priorities  described  in the
Prospectus  under "How to Buy Shares" for the imposition of the Class B, Class N or Class C contingent  deferred sales charge will be followed in determining the order in which shares are transferred.

Distributions   from  Retirement   Plans.   Requests  for   distributions   from
OppenheimerFunds-sponsored  IRAs,  403(b)(7)  custodial  plans,  401(k) plans or
pension   or   profit-sharing   plans   should   be   addressed   to   "Trustee,
OppenheimerFunds Retirement Plans," c/o the Transfer Agent at its address listed in "How To Sell Shares" in the Prospectus or on the back cover of this Statement of Additional Information. The request must:

     (1)  state the reason for the distribution;
     (2)  state the owner's  awareness of tax penalties if the  distribution  is premature; and
     (3)  conform  to  the  requirements  of  the  plan  and  the  Fund's  other redemption requirements.

     Participants      (other      than      self-employed      persons)      in
OppenheimerFunds-sponsored  pension or  profit-sharing  plans with shares of the
Fund  held in the name of the plan or its  fiduciary  may not  directly  request redemption of their accounts.  The plan administrator or fiduciary must sign the request.

     Distributions  from pension and profit sharing plans are subject to special requirements  under the Internal Revenue Code and certain  documents  (available from the Transfer  Agent) must be completed and submitted to the Transfer  Agent before the  distribution  may be made.  Distributions  from retirement plans are subject to  withholding  requirements  under the Internal  Revenue Code, and IRS
Form W-4P  (available from the Transfer Agent) must be submitted to the Transfer
Agent with the distribution request, or the distribution may be delayed.  Unless
the   shareholder   has  provided  the  Transfer  Agent  with  a  certified  tax identification  number,  the Internal Revenue Code requires that tax be withheld from any distribution  even if the shareholder  elects not to have tax withheld.
The Fund,  the  Manager,  the  Distributor,  and the  Transfer  Agent  assume no responsibility to determine  whether a distribution  satisfies the conditions of applicable tax laws and will not be responsible  for any tax penalties  assessed in connection with a distribution.

Special  Arrangements  for  Repurchase  of Shares from Dealers and Brokers.  The
Distributor is the Fund's agent to repurchase its shares from authorized dealers or brokers  on behalf of their  customers.  Shareholders  should  contact  their broker or dealer to arrange this type of redemption.  The  repurchase  price per share will be the net asset value next computed after the  Distributor  receives an order placed by the dealer or broker.  However, if the Distributor receives a repurchase  order from a dealer or broker  after the close of The New York Stock
Exchange on a regular business day, it will be processed at that day's net asset value if the order was received by the dealer or broker from its customers prior to the time the Exchange closes. Normally, the Exchange closes at 4:00 P.M., but may do so  earlier  on  some  days.  Additionally,  the  order  must  have  been transmitted  to and received by the  Distributor  prior to its close of business that day (normally 5:00 P.M.).

     Ordinarily,  for accounts redeemed by a broker-dealer under this procedure, payment  will be made  within  three  business  days after the shares  have been redeemed upon the Distributor's  receipt of the required redemption documents in proper  form.  The  signature(s)  of the  registered  owners  on the  redemption documents must be guaranteed as described in the Prospectus.

Automatic  Withdrawal and Exchange  Plans.  Investors  owning shares of the Fund valued at $5,000  or more can  authorize  the  Transfer  Agent to redeem  shares
(having  a  value  of at  least  $50)  automatically  on a  monthly,  quarterly, semi-annual or annual basis under an Automatic  Withdrawal Plan.  Shares will be redeemed three business days prior to the date requested by the  shareholder for receipt of the payment.  Automatic  withdrawals of up to $1,500 per month may be requested  by  telephone  if  payments  are to be made by check  payable  to all shareholders of record.  Payments must also be sent to the address of record for the account and the address must not have been changed within the prior 30 days.
Required minimum distributions from OppenheimerFunds-sponsored  retirement plans may not be arranged on this basis.

     Payments are normally made by check,  but shareholders  having  AccountLink privileges  (see "How To Buy Shares") may arrange to have  Automatic  Withdrawal
Plan  payments  transferred  to the  bank  account  designated  on  the  account application or by signature-guaranteed  instructions sent to the Transfer Agent.
Shares are  normally  redeemed  pursuant to an Automatic  Withdrawal  Plan three business  days  before the  payment  transmittal  date you select in the Account
Application.  If a contingent  deferred sales charge applies to the  redemption, the amount of the check or payment will be reduced accordingly.

     The Fund cannot guarantee  receipt of a payment on the date requested.  The
Fund reserves the right to amend, suspend or discontinue offering these plans at any time without prior notice.  Because of the sales charge  assessed on Class A share purchases,  shareholders  should not make regular additional Class A share purchases while participating in an Automatic  Withdrawal Plan. Class B, Class C
and Class N  shareholders  should  not  establish  automatic  withdrawal  plans, because of the potential  imposition of the contingent  deferred sales charge on such  withdrawals  (except  where  the  Class B,  Class C or Class N  contingent deferred  sales charge is waived as described in Appendix B to this Statement of
Additional Information)

     By requesting an Automatic  Withdrawal or Exchange  Plan,  the  shareholder agrees to the terms and  conditions  that apply to such plans,  as stated below.
These  provisions  may be  amended  from  time to time by the  Fund  and/or  the
Distributor.  When adopted,  any amendments will automatically apply to existing
Plans.

     |X| Automatic Exchange Plans. Shareholders can authorize the Transfer Agent to  exchange  a  pre-determined  amount of shares of the Fund for shares (of the same class) of other  Oppenheimer funds  automatically on a monthly,  quarterly, semi-annual or annual basis under an Automatic Exchange Plan. The minimum amount that may be exchanged to each other fund account is $25.  Instructions should be
provided   on   the   OppenheimerFunds   application   or   signature-guaranteed
instructions.  Exchanges made under these plans are subject to the  restrictions that  apply  to  exchanges  as set  forth  in "How to  Exchange  Shares"  in the
Prospectus and below in this Statement of Additional Information.

     |X| Automatic  Withdrawal  Plans. Fund shares will be redeemed as necessary to meet  withdrawal  payments.  Shares  acquired  without a sales charge will be redeemed  first.  Shares  acquired with  reinvested  dividends and capital gains distributions  will be redeemed next,  followed by shares  acquired with a sales charge, to the extent necessary to make withdrawal payments.  Depending upon the amount withdrawn, the investor's principal may be depleted.  Payments made under these plans should not be considered as a yield or income on your investment.

     The Transfer Agent will administer the investor's Automatic Withdrawal Plan as  agent  for the  shareholder(s)  (the  "Planholder")  who  executed  the Plan authorization and application  submitted to the Transfer Agent. Neither the Fund nor the  Transfer  Agent shall incur any  liability  to the  Planholder  for any action taken or not taken by the Transfer  Agent in good faith to administer the
Plan. Share certificates will not be issued for shares of the Fund purchased for and held under the Plan,  but the Transfer  Agent will credit all such shares to the account of the Planholder on the records of the Fund. Any share certificates held by a Planholder  may be  surrendered  unendorsed to the Transfer Agent with the Plan  application so that the shares  represented by the  certificate may be held under the Plan.

     For  accounts  subject to  Automatic  Withdrawal  Plans,  distributions  of capital gains must be  reinvested  in shares of the Fund,  which will be done at net asset value without a sales charge.  Dividends on shares held in the account may be paid in cash or reinvested.

     Shares will be redeemed to make withdrawal  payments at the net asset value per share  determined on the redemption  date.  Checks or  AccountLink  payments representing the proceeds of Plan withdrawals will normally be transmitted three business days prior to the date  selected for receipt of the payment,  according to the choice specified in writing by the Planholder.  Receipt of payment on the date selected cannot be guaranteed.

     The amount and the  interval of  disbursement  payments  and the address to which  checks  are to be mailed or  AccountLink  payments  are to be sent may be changed at any time by the  Planholder  by writing to the  Transfer  Agent.  The
Planholder should allow at least two weeks' time after mailing such notification for the requested  change to be put in effect.  The Planholder may, at any time, instruct the Transfer Agent by written notice to redeem all, or any part of, the shares held under the Plan.  That  notice  must be in proper form in  accordance with the requirements of the then-current  Prospectus of the Fund. In that case, the Transfer  Agent will redeem the number of shares  requested at the net asset value  per  share  in  effect  and will  mail a check  for the  proceeds  to the
Planholder.

     The  Planholder may terminate a Plan at any time by writing to the Transfer
Agent.  The Fund may also give  directions to the Transfer  Agent to terminate a
Plan. The Transfer Agent will also terminate a Plan upon its receipt of evidence satisfactory  to it that the  Planholder  has died or is legally  incapacitated.
Upon  termination of a Plan by the Transfer Agent or the Fund,  shares that have not  been  redeemed  will  be  held in  uncertificated  form in the  name of the
Planholder. The account will continue as a dividend-reinvestment, uncertificated account unless and until proper  instructions  are received from the Planholder, his or her executor or guardian, or another authorized person.

     To use shares held under the Plan as collateral  for a debt, the Planholder may  request  issuance  of a portion of the shares in  certificated  form.  Upon written  request from the  Planholder,  the Transfer  Agent will  determine  the number of shares  for which a  certificate  may be issued  without  causing  the withdrawal checks to stop.  However,  should such  uncertificated  shares become exhausted, Plan withdrawals will terminate.

     If the  Transfer  Agent ceases to act as transfer  agent for the Fund,  the
Planholder will be deemed to have appointed any successor  transfer agent to act as agent in administering the Plan.

How to Exchange Shares

     As stated in the  Prospectus,  shares of a particular  class of Oppenheimer funds having more than one class of shares may be  exchanged  only for shares of the same class of other Oppenheimer funds. Shares of Oppenheimer funds that have a single class without a class  designation are deemed "Class A" shares for this purpose.  You can obtain a current list showing  which funds offer which classes by calling the Distributor at 1.800.525.7048.

     o    All of the  Oppenheimer  funds currently offer Class A, B and C shares except  Oppenheimer  Money Market Fund, Inc.,  Oppenheimer Real Estate
          Fund,  Centennial  Money Market  Trust,  Centennial  Tax Exempt Trust,
          Centennial  Government  Trust,  Centennial  New York Tax Exempt Trust,
          Centennial  California Tax Exempt Trust, and Centennial  America Fund,
          L.P., which only offer Class A shares.

o    Class B,  Class C and  Class N shares  of  Oppenheimer  Cash  Reserves  are generally available only by exchange from the same class of shares of other
     Oppenheimer funds or through OppenheimerFunds-sponsored 401(k) plans.
o    Only certain  Oppenheimer  funds  currently  offer Class Y shares.  Class Y shares of  Oppenheimer  Real Asset Fund may not be exchanged  for shares of any other fund.
o    Only certain  Oppenheimer  funds currently offer Class N shares,  which are only offered to retirement  plans as described in the  Prospectus.  Class N shares can be exchanged only for Class N shares of other Oppenheimer funds.
o    Class M shares of Oppenheimer  Convertible Securities Fund may be exchanged only  for  Class A  shares  of  other  Oppenheimer  funds.  They may not be acquired by exchange of shares of any class of any other  Oppenheimer funds except Class A shares of Oppenheimer  Money Market Fund or Oppenheimer Cash
     Reserves acquired by exchange of Class M shares.
o    Class X shares of Limited  Term New York  Municipal  Fund can be  exchanged only for Class B shares of other  Oppenheimer funds and no exchanges may be made to Class X shares.
o    Shares of Oppenheimer  Capital  Preservation  Fund may not be exchanged for shares of Oppenheimer Money Market Fund, Inc., Oppenheimer Cash Reserves or
     Oppenheimer  Limited-Term  Government  Fund.  Only  participants in certain retirement  plans may purchase shares of Oppenheimer  Capital  Preservation
     Fund, and only those  participants may exchange shares of other Oppenheimer funds for shares of Oppenheimer Capital Preservation Fund.
o    Class A shares of Oppenheimer  Senior  Floating Rate Fund are not available by exchange of shares of Oppenheimer Money Market Fund or Class A shares of
     Oppenheimer  Cash  Reserves.  If any Class A shares of another  Oppenheimer fund that are exchanged for Class A shares of Oppenheimer  Senior  Floating
     Rate Fund are subject to the Class A  contingent  deferred  sales charge of the other Oppenheimer fund at the time of exchange,  the holding period for that Class A contingent  deferred sales charge will carry over to the Class
     A shares of Oppenheimer Senior Floating Rate Fund acquired in the exchange.
     The Class A shares of  Oppenheimer  Senior  Floating  Rate Fund acquired in that  exchange  will be subject to the Class A Early  Withdrawal  Charge of
     Oppenheimer  Senior Floating Rate Fund if they are  repurchased  before the expiration of the holding period.
o    Class A, Class B, Class C and Class Y Shares of Oppenheimer Select Managers
     Mercury  Advisors  S&P Index Fund and  Oppenheimer  Select  Managers QM
     Active  Balanced  Fund are  only  available  to  retirement  plans  and are available  only by  exchange  from  the  same  class  of  shares  of  other
     Oppenheimer funds held by retirement plans.
o    Class A shares of Oppenheimer funds may be exchanged at net asset value for shares of any money market fund offered by the  Distributor.  Shares of any money market fund  purchased  without a sales  charge may be exchanged  for shares of Oppenheimer funds offered with a sales charge upon payment of the sales charge. They may also be used to purchase shares of Oppenheimer funds subject to an early withdrawal charge or contingent deferred sales charge.

     Shares of Oppenheimer Money Market Fund, Inc. purchased with the redemption proceeds  of shares of other  mutual  funds  (other  than  funds  managed by the
Manager or its subsidiaries)  redeemed within the 30 days prior to that purchase may  subsequently  be exchanged  for shares of other  Oppenheimer  funds without being subject to an initial sales charge or contingent deferred sales charge. To qualify for that  privilege,  the investor or the investor's  dealer must notify the  Distributor  of  eligibility  for this  privilege at the time the shares of
Oppenheimer  Money Market Fund,  Inc. are  purchased.  If  requested,  they must supply proof of entitlement to this privilege.

     Shares of the Fund acquired by reinvestment  of dividends or  distributions from any of the other  Oppenheimer  funds or from any unit investment  trust for which  reinvestment  arrangements  have been made  with the  Distributor  may be exchanged at net asset value for shares of any of the Oppenheimer funds.

     The Fund may amend,  suspend or  terminate  the  exchange  privilege at any time.  Although the Fund may impose these  changes at any time,  it will provide you with notice of those changes  whenever it is required to do so by applicable law. It may be required to provide 60 days notice prior to  materially  amending or  terminating  the exchange  privilege.  That 60 day notice is not required in extraordinary circumstances.

How Exchanges Affect Contingent  Deferred Sales Charges.  No contingent deferred sales charge is imposed on exchanges of shares of any class purchased subject to a contingent  deferred sales charge.  However,  when Class A shares  acquired by exchange of Class A shares of other  Oppenheimer  funds  purchased  subject to a
Class A contingent  deferred  sales charge are redeemed  within 18 months of the end of the  calendar  month of the  initial  purchase of the  exchanged  Class A shares, the Class A contingent  deferred sales charge is imposed on the redeemed shares.  The Class B  contingent  deferred  sales  charge is  imposed on Class B shares acquired by exchange if they are redeemed within six years of the initial purchase of the exchanged Class B shares. The Class C contingent  deferred sales charge is imposed on Class C shares  acquired by  exchange if they are  redeemed within 12 months of the initial  purchase of the exchanged Class C shares.  With respect to Class N shares, a 1% contingent deferred sales charge will be imposed if the  retirement  plan (not  including IRAs and 403(b) plans) is terminated or
Class N shares of all Oppenheimer  funds are terminated as an investment  option of the plan and Class N shares are  redeemed  within 18 months  after the plan's first purchase of Class N shares of any  Oppenheimer  fund or with respect to an individual retirement plan or 403(b) plan, Class N shares are redeemed within 18 months of the plan's first purchase of Class N shares of any Oppenheimer fund.

     When Class B, Class C or Class N shares are redeemed to effect an exchange, the  priorities  described  in "How To Buy  Shares"  in the  Prospectus  for the
imposition of the Class B, Class C or Class N contingent  deferred  sales charge will be followed  in  determining  the order in which the shares are  exchanged.
Before exchanging shares, shareholders should take into account how the exchange may affect any  contingent  deferred  sales  charge that might be imposed in the subsequent  redemption of remaining shares.  Shareholders  owning shares of more than one class must specify which class of shares they wish to exchange.

Limits  on  Multiple  Exchange  Orders.  The Fund  reserves  the right to reject telephone or written exchange requests  submitted in bulk by anyone on behalf of more than one account.  The Fund may accept  requests for  exchanges of up to 50 accounts per day from  representatives  of  authorized  dealers that qualify for this privilege.

Telephone Exchange Requests.  When exchanging shares by telephone, a shareholder must have an existing  account in the fund to which the  exchange is to be made.
Otherwise,  the  investors  must  obtain a  Prospectus  of that fund  before the exchange request may be submitted.  If all telephone lines are busy (which might
occur,  for  example,   during  periods  of  substantial  market  fluctuations),
shareholders  might not be able to request exchanges by telephone and would have to submit written exchange requests.

Processing Exchange Requests. Shares to be exchanged are redeemed on the regular business day the Transfer Agent receives an exchange request in proper form (the
"Redemption Date"). Normally, shares of the fund to be acquired are purchased on the Redemption Date, but such purchases may be delayed by either fund up to five business days if it determines  that it would be  disadvantaged  by an immediate transfer  of the  redemption  proceeds.  The Fund  reserves  the  right,  in its discretion,  to refuse  any  exchange  request  that may  disadvantage  it.  For example,  if the  receipt of  multiple  exchange  requests  from a dealer  might require the  disposition  of portfolio  securities  at a time or at a price that might be disadvantageous to the Fund, the Fund may refuse the request.  When you exchange  some or all of your  shares  from one  fund to  another,  any  special account feature such as an Asset Builder Plan or Automatic Withdrawal Plan, will be switched to the new fund account unless you tell the Transfer Agent not to do
so. However, special redemption and exchange features such as Automatic Exchange
Plans and  Automatic  Withdrawal  Plans  cannot be  switched  to an  account  in
Oppenheimer Senior Floating Rate Fund.

     In connection with any exchange request, the number of shares exchanged may be less than the number  requested if the exchange or the number requested would include  shares  subject  to a  restriction  cited  in the  Prospectus  or  this
Statement of Additional Information,  or would include shares covered by a share certificate  that is not  tendered  with the request.  In those cases,  only the shares available for exchange without restriction will be exchanged.

     The different  Oppenheimer  funds  available  for exchange  have  different investment objectives,  policies and risks. A shareholder should assure that the fund selected is  appropriate  for his or her  investment and should be aware of the tax  consequences  of an  exchange.  For  federal  income tax  purposes,  an exchange  transaction  is  treated as a  redemption  of shares of one fund and a purchase of shares of another.  "Reinvestment  Privilege," above, discusses some of the tax  consequences of  reinvestment of redemption  proceeds in such cases.
The  Fund,  the  Distributor,  and the  Transfer  Agent are  unable  to  provide investment,  tax or legal advice to a shareholder in connection with an exchange request or any other investment transaction.

Dividends, Capital Gains and Taxes

Tax Status of the Fund's Dividends, Distributions and Redemptions of Shares. The
federal tax treatment of the Fund's dividends and capital gains distributions is briefly  highlighted  in the  Prospectus.  The  following  is only a summary  of certain  additional  tax  considerations  generally  affecting  the Fund and its shareholders.

     The tax  discussion  in the  Prospectus  and this  Statement of  Additional
Information is based on tax law in effect on the date of the Prospectus and this
Statement of Additional  Information.  Those laws and regulations may be changed by legislative,  judicial, or administrative action,  sometimes with retroactive effect.  State and local tax treatment of ordinary income  dividends and capital gain dividends from regulated investment companies may differ from the treatment under the Internal Revenue Code described below.  Potential purchasers of shares of the Fund are urged to consult their tax advisers  with specific  reference to their own tax  circumstances as well as the  consequences of federal,  state and local tax rules affecting an investment in the Fund.

     |X| Qualification as a Regulated  Investment Company.  The Fund has elected to be taxed as a regulated investment company under Subchapter M of the Internal
Revenue Code of 1986, as amended. As a regulated investment company, the Fund is not subject to federal  income tax on the portion of its net  investment  income
(that is, taxable interest, dividends, and other taxable ordinary income, net of expenses)  and  capital  gain net income  (that is, the excess of net  long-term capital  gains  over net  short-term  capital  losses)  that it  distributes  to shareholders.  That qualification  enables the Fund to "pass through" its income and realized  capital gains to  shareholders  without having to pay tax on them.
This avoids a "double tax" on that income and capital gains,  since shareholders normally  will be taxed on the dividends and capital gains they receive from the
Fund  (unless  their  Fund  shares  are  held  in a  retirement  account  or the shareholder is otherwise  exempt from tax). The Internal Revenue Code contains a number of complex tests relating to  qualification  that the Fund might not meet in a particular year. If it did not qualify as a regulated  investment  company, the Fund would be treated for tax purposes as an ordinary  corporation and would receive no tax deduction for payments made to shareholders.

     To qualify as a regulated  investment company,  the Fund must distribute at least 90% of its investment  company  taxable  income (in brief,  net investment income and the excess of net short-term  capital gain over net long-term capital
loss)  for  the  taxable  year.  The  Fund  must  also  satisfy   certain  other
requirements of the Internal  Revenue Code,  some of which are described  below.
Distributions  by the Fund made  during the  taxable  year or,  under  specified circumstances, within twelve months after the close of the taxable year, will be considered  distributions  of income  and gains  for the  taxable  year and will therefore count toward satisfaction of the above-mentioned requirement.

     To qualify as a regulated investment company, the Fund must derive at least
90% of its gross income from dividends,  interest, certain payments with respect to  securities  loans,  gains  from the sale or  other  disposition  of stock or securities or foreign currencies (to the extent such currency gains are directly related to the regulated investment company's principal business of investing in stock or securities) and certain other income.

     In addition to satisfying the  requirements  described above, the Fund must satisfy  an  asset  diversification  test in  order to  qualify  as a  regulated investment company.  Under that test, at the close of each quarter of the Fund's taxable  year,  at least 50% of the value of the Fund's  assets must  consist of cash and cash items, U.S. government  securities,  securities of other regulated investment  companies,  and  securities  of other  issuers.  As to each of those issuers, the Fund must not have invested more than 5% of the value of the Fund's total assets in  securities  of each such issuer and the Fund must not hold more than 10% of the outstanding  voting securities of each such issuer. No more than
25% of the value of its total  assets may be invested in the  securities  of any one issuer  (other  than U.S.  government  securities  and  securities  of other regulated  investment  companies),  or in two or more  issuers  which  the  Fund controls and which are engaged in the same or similar trades or businesses.  For purposes of this test,  obligations  issued or guaranteed by certain agencies or instrumentalities  of  the  U.S.  government  are  treated  as  U.S.  government securities.

     |X|  Excise  Tax on  Regulated  Investment  Companies.  Under the  Internal
Revenue  Code,  by December 31 each year,  the Fund must  distribute  98% of its taxable investment income earned from January 1 through December 31 of that year and 98% of its capital gains realized in the period from November 1 of the prior year through  October 31 of the current  year. If it does not, the Fund must pay an excise tax on the amounts not distributed.  It is presently  anticipated that the Fund will meet  those  requirements.  To meet this  requirement,  in certain circumstances the Fund might be required to liquidate  portfolio  investments to make sufficient distributions to avoid excise tax liability.  However, the Board of Trustees and the Manager might  determine in a particular  year that it would be in the  best  interests  of  shareholders  for  the  Fund  not to  make  such distributions  at  the  required  levels  and  to  pay  the  excise  tax  on the undistributed  amounts.  That would reduce the amount of income or capital gains available for distribution to shareholders.

     |X|  Taxation  of Fund  Distributions.  The Fund  anticipates  distributing substantially  all of its  investment  company  taxable  income for each taxable year. Those distributions will be taxable to shareholders as ordinary income and treated as dividends for federal income tax purposes.

     Special  provisions of the Internal  Revenue Code govern the eligibility of
the  Fund's  dividends  for  the  dividends-received   deduction  for  corporate
shareholders.  Long-term  capital gains  distributions  are not eligible for the deduction.  The amount of  dividends  paid by the Fund that may  qualify for the deduction is limited to the aggregate  amount of qualifying  dividends  that the
Fund derives  from  portfolio  investments  that the Fund has held for a minimum period,  usually 46 days. A corporate  shareholder  will not be eligible for the deduction  on  dividends  paid on Fund shares  held for 45 days or less.  To the extent the Fund's  dividends are derived from gross income from option premiums, interest  income or  short-term  gains from the sale of  securities or dividends from foreign  corporations,  those dividends will not qualify for the deduction.
Since it is  anticipated  that most of the Fund's  income  will be derived  from interest it receives on its  investments,  the Fund does not anticipate that its distributions will qualify for this deduction.

     The Fund may either retain or distribute  to  shareholders  its net capital gain for each taxable year.  The Fund  currently  intends to distribute any such amounts.  If net long term capital  gains are  distributed  and  designated as a capital  gain  distribution,  it will be taxable to  shareholders  as  long-term capital  gain. It does not matter how long the  shareholder  has held his or her shares or whether that gain was  recognized  by the Fund before the  shareholder acquired his or her shares.

     If the Fund elects to retain its net capital gain, the Fund will be subject to tax on it at the 35% corporate tax rate. If the Fund elects to retain its net capital gain, it is expected that the Fund also will elect to have  shareholders of record on the last day of its  taxable  year  treated  as if each  received a distribution of their pro rata share of such gain. As a result, each shareholder will be  required  to report his or her pro rata share of such gain on their tax return as long-term  capital  gain,  will  receive a  refundable  tax credit for his/her  pro rata share of tax paid by the Fund on the gain,  and will  increase the tax basis for his/her  shares by an amount equal to the deemed  distribution less the tax credit.

     Investment  income  that may be received  by the Fund from  sources  within foreign  countries may be subject to foreign taxes  withheld at the source.  The
United  States has entered into tax treaties with many foreign  countries  which entitle the Fund to a reduced rate of, or exemption from, taxes on such income.

     Distributions by the Fund that do not constitute  ordinary income dividends or  capital  gain  distributions  will be  treated as a return of capital to the extent  of the  shareholder's  tax basis in their  shares.  Any  excess  will be treated as gain from the sale of those shares, as discussed below.  Shareholders will be advised  annually  as to the U.S.  federal  income tax  consequences  of distributions made (or deemed made) during the year. If prior distributions made by the Fund must be  re-characterized  as a non-taxable return of capital at the end of the  fiscal  year as a result  of the  effect  of the  Fund's  investment policies, they will be identified as such in notices sent to shareholders.

     Distributions  by the Fund will be treated in the  manner  described  above regardless  of  whether  the  distributions  are paid in cash or  reinvested  in additional  shares of the Fund (or of another  fund).  Shareholders  receiving a distribution  in the form of  additional  shares will be treated as  receiving a distribution in an amount equal to the fair market value of the shares received, determined as of the reinvestment date.

     The Fund will be  required in certain  cases to  withhold  and remit to the
U.S.  Treasury 31% of ordinary income dividends and capital gains  distributions and the proceeds of the redemption of shares,  paid to any  shareholder  (1) who has failed to provide a correct,  certified taxpayer  identification number, (2)
who is  subject to backup  withholding  for  failure  to report  the  receipt of interest or dividend  income  properly,  or (3) who has failed to certify to the
Fund that the shareholder is not subject to backup  withholding or is an "exempt recipient" (such as a corporation).

     |X| Tax Effects of Redemptions of Shares. If a shareholder  redeems some or all of his/her  shares,  the  shareholder  will  recognize a gain or loss on the redeemed shares in an amount equal to the difference between the proceeds of the redeemed shares and the shareholder's adjusted tax basis in the shares. All or a portion  of  any  loss  recognized  in  that  manner  may be  disallowed  if the shareholder  purchases  other  shares of the Fund within 30 days before or after the redemption.

     In general,  any gain or loss arising from the  redemption of shares of the
Fund will be  considered  capital  gain or loss,  if the  shares  were held as a capital asset. It will be long-term capital gain or loss if the shares were held for more than one year. However, any capital loss arising from the redemption of shares held for six months or less will be treated as a long-term  capital  loss to the extent of the amount of capital gain dividends  received on those shares.
Special holding period rules under the Internal  Revenue Code apply in this case to  determine  the  holding  period  of  shares  and  there  are  limits  on the deductibility of capital losses in any year.

     |X| Foreign Shareholders. Taxation of a shareholder who under United States law  is a  nonresident  alien  individual,  foreign  trust  or  estate,  foreign corporation,  or foreign partnership depends on whether the shareholder's income from the Fund is effectively  connected with a U.S. trade or business carried on by such shareholder.

     If the income from the Fund is not effectively  connected with a U.S. trade or business carried on by a foreign shareholder,  ordinary income dividends paid to such foreign shareholder will be subject to U.S. withholding tax. The rate of the tax  depends  on a  number  of  factors.  If the  income  from  the  Fund is effectively  connected  with a U.S.  trade or  business  carried on by a foreign shareholder,  then ordinary income  dividends,  capital gain dividends,  and any gains  realized  upon the sale of  shares of the Fund  will be  subject  to U.S.
federal  income  tax at the  rates  applicable  to  U.S.  citizens  or  domestic corporations.

     In the  case  of a  foreign  non-corporate  shareholder,  the  Fund  may be required to withhold U.S.  federal income tax at a rate of 31% on  distributions that are otherwise  exempt from  withholding tax (or taxable at a reduced treaty rate) unless the  shareholder  furnishes  the Fund with proper  notification  of their foreign status.

     The tax  consequences  to a  foreign  shareholder  entitled  to  claim  the benefits  of an  applicable  tax treaty may be  different  from those  described herein.  Foreign  shareholders  are urged to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Fund, including the applicability of foreign taxes.

Dividend  Reinvestment  in Another Fund.  Shareholders  of the Fund may elect to reinvest all dividends and/or capital gains  distributions in shares of the same class of any of the other Oppenheimer  funds listed above.  Reinvestment will be made  without  sales  charge at the net  asset  value per share in effect at the close of business on the payable date of the dividend or distribution.  To elect this option,  the shareholder must notify the Transfer Agent in writing and must have an existing  account in the fund selected for  reinvestment.  Otherwise the shareholder first must obtain a prospectus for that fund and an application from the Distributor to establish an account.  Dividends  and/or  distributions  from shares of certain other Oppenheimer funds (other than Oppenheimer Cash Reserves)
may be invested in shares of this Fund on the same basis.

Additional Information About the Fund

The Distributor.  The Fund's shares are sold through dealers,  brokers and other financial  institutions  that  have  a  sales  agreement  with  OppenheimerFunds
Distributor,  Inc.,  a  subsidiary  of the  Manager  that  acts  as  the  Fund's
Distributor.  The Distributor also distributes  shares of the other  Oppenheimer funds and is sub-distributor for funds managed by a subsidiary of the Manager.

The Transfer Agent.  OppenheimerFunds  Services, the Fund's Transfer Agent, is a
division  of  the  Manager.   It  is  responsible  for  maintaining  the  Fund's
shareholder  registry  and  shareholder   accounting  records,  and  for  paying
dividends  and  distributions  to  shareholders.  It  also  handles  shareholder servicing and administrative  functions.  It serves as the Transfer Agent for an annual per account  fee.  It also acts as  shareholder  servicing  agent for the other  Oppenheimer  funds.  Shareholders  should  direct  inquiries  about their accounts to the Transfer Agent at the address and toll-free numbers shown on the back cover.

The Custodian.  Citibank is the custodian of the Fund's assets.  The custodian's responsibilities  include  safeguarding  and  controlling  the Fund's  portfolio securities and handling the delivery of such securities to and from the Fund. It will be the  practice  of the  Fund to  deal  with  the  custodian  in a  manner uninfluenced by any banking relationship the custodian may have with the Manager and its  affiliates.  The Fund's cash  balances  with the custodian in excess of
$100,000  are not  protected  by  federal  deposit  insurance.  Those  uninsured balances at times may be substantial.

Independent Auditors.  Ernst & Young LLP are the independent auditors of the
Fund. They audit the Fund's financial statements and perform other related audit services.  They also act as  auditors  for certain  other  funds  advised by the
Manager and its affiliates.

Independent Auditors' Report
----------------------------

The Board of Trustees and Shareholder
Oppenheimer Real Estate Fund:

Denver, Colorado
_______ ______, 2002

                          Oppenheimer Real Estate Fund

                       Statement of Assets and Liabilities

                                   Appendix A

                            Industry Classifications

Aerospace/Defense                                           Food and Drug Retailers
Air Transportation                                          Gas Utilities
Asset-Backed                                                Health Care/Drugs
Auto Parts and Equipment                                    Health Care/Supplies & Services
Automotive                                                  Homebuilders/Real Estate
Bank Holding Companies                                      Hotel/Gaming
Banks                                                       Industrial Services
Beverages                                                   Information Technology
Broadcasting                                                Insurance
Broker-Dealers                                              Leasing & Factoring
Building Materials                                          Leisure
Cable Television                                            Manufacturing
Chemicals                                                   Metals/Mining
Commercial Finance                                          Nondurable Household Goods
Communication Equipment                                     Office Equipment
Computer Hardware                                           Oil - Domestic
Computer Software                                           Oil - International
Conglomerates                                               Paper
Consumer Finance                                            Photography
Consumer Services                                           Publishing
Containers                                                  Railroads & Truckers
Convenience Stores                                          Restaurants
Department Stores                                           Savings & Loans
Diversified Financial                                       Shipping
Diversified Media                                           Special Purpose Financial
Drug Wholesalers                                            Specialty Printing
Durable Household Goods                                     Specialty Retailing
Education                                                   Steel
Electric Utilities                                          Telecommunications - Long Distance
Electrical Equipment                                        Telephone - Utility
Electronics                                                 Textile, Apparel & Home Furnishings
Energy Services                                             Tobacco
Entertainment/Film                                          Trucks and Parts
Environmental                                               Wireless Services
Food

                                   Appendix B

         OppenheimerFunds Special Sales Charge Arrangements and Waivers

In certain cases,  the initial sales charge that applies to purchases of Class A shares2 of the  Oppenheimer  funds or the contingent  deferred sales charge that may apply to Class A, Class B or Class C shares may be waived.3  That is because of the  economies of sales  efforts  realized by  OppenheimerFunds  Distributor,
Inc.,  (referred  to in this  document as the  "Distributor"),  or by dealers or other  financial  institutions  that offer  those  shares to certain  classes of investors.

Not all waivers apply to all funds. For example,  waivers relating to Retirement
Plans do not apply to Oppenheimer municipal funds, because shares of those funds are not  available  for  purchase  by or on behalf of  retirement  plans.  Other waivers apply only to shareholders of certain funds.

For the purposes of some of the waivers  described  below and in the  Prospectus and Statement of Additional Information of the applicable Oppenheimer funds, the term "Retirement Plan" refers to the following types of plans:

(1)  plans  qualified  under Sections  401(a) or 401(k) of the Internal  Revenue
     Code,
(2)  non-qualified deferred compensation plans,
(3)  employee benefit plans4
(4)  Group Retirement Plans5
(5)  403(b)(7) custodial plan accounts
(6)  Individual  Retirement Accounts ("IRAs"),  including traditional IRAs, Roth
     IRAs, SEP-IRAs, SARSEPs or SIMPLE plans

The  interpretation  of these  provisions as to the  applicability  of a special arrangement  or waiver in a  particular  case is in the sole  discretion  of the
Distributor or the transfer agent (referred to in this document as the "Transfer
Agent")  of  the  particular   Oppenheimer   fund.  These  waivers  and  special
arrangements  may be amended or terminated at any time by a particular fund, the
Distributor, and/or OppenheimerFunds,  Inc. (referred to in this document as the
"Manager").

Waivers  that apply at the time shares are  redeemed  must be  requested  by the shareholder and/or dealer in the redemption request.

I. Applicability of Class A Contingent Deferred Sales Charges in Certain Cases

Purchases of Class A Shares of Oppenheimer Funds That Are Not Subject to Initial
Sales Charge but May Be Subject to the Class A Contingent  Deferred Sales Charge
(unless a waiver applies).

     There is no initial  sales  charge on purchases of Class A shares of any of the Oppenheimer funds in the cases listed below. However, these purchases may be subject to the Class A contingent  deferred  sales charge if redeemed  within 18 months of the end of the calendar month of their  purchase,  as described in the
Prospectus (unless a waiver described  elsewhere in this Appendix applies to the redemption).  Additionally,  on shares  purchased  under these  waivers that are subject to the Class A contingent  deferred sales charge,  the Distributor  will pay the  applicable  concession  described  in the  Prospectus  under  "Class  A
Contingent Deferred Sales Charge."6 This waiver provision applies to:

-    Purchases of Class A shares aggregating $1 million or more.
-    Purchases  of Class A shares by a  Retirement  Plan that was  permitted  to purchase  such  shares  at net  asset  value but  subject  to a  contingent deferred sales charge prior to March 1, 2001.
-    Purchases by an  OppenheimerFunds-sponsored  Rollover IRA, if the purchases are made:

(1)  through a broker,  dealer,  bank or registered  investment adviser that has made special arrangements with the Distributor for those purchases, or
(2)  by a direct rollover of a distribution from a qualified  Retirement Plan if the  administrator  of that  Plan has made  special  arrangements  with the
     Distributor for those purchases.
-    Purchases  of Class A  shares  by  Retirement  Plans  that  have any of the following record-keeping arrangements:

(1)  The record keeping is performed by Merrill Lynch Pierce Fenner & Smith,
     Inc.  ("Merrill Lynch") on a daily valuation basis for the Retirement Plan.
     On the date the plan sponsor  signs the  record-keeping  service  agreement with  Merrill  Lynch,  the Plan must have $3  million or more of its assets invested  in (a)  mutual  funds,  other  than  those  advised or managed by
     Merrill Lynch Investment Management, L.P. ("MLIM"), that are made available under a Service  Agreement  between  Merrill  Lynch and the  mutual  fund's principal  underwriter or distributor,  and (b) funds advised or managed by
     MLIM (the funds  described  in (a) and (b) are  referred to as  "Applicable
     Investments").
(2)  The  record  keeping  for  the  Retirement  Plan  is  performed  on a daily valuation  basis by a record  keeper whose  services  are provided  under a contract or arrangement  between the Retirement  Plan and Merrill Lynch. On the date the plan sponsor signs the record keeping  service  agreement with
     Merrill  Lynch,  the  Plan  must  have $3  million  or  more of its  assets
     (excluding  assets  invested in money market funds)  invested in Applicable
     Investments.
(3)  The  record  keeping  for a  Retirement  Plan is  handled  under a  service agreement  with Merrill  Lynch and on the date the plan sponsor  signs that agreement,  the Plan has 500 or more eligible  employees (as  determined by the Merrill Lynch plan conversion manager).
-    Purchases by a Retirement  Plan whose record  keeper had a  cost-allocation agreement with the Transfer Agent on or before March 1, 2001.

II. Waivers of Class A Sales Charges of Oppenheimer Funds

A.  Waivers of  Initial  and  Contingent  Deferred  Sales  Charges  for  Certain
Purchasers.

Class A shares purchased by the following investors are not subject to any Class
A sales  charges  (and  no  concessions  are  paid  by the  Distributor  on such purchases):

-    The Manager or its affiliates.

-    Present or former  officers,  directors,  trustees and employees (and their
     "immediate  families")  of the Fund,  the Manager and its  affiliates,  and retirement  plans  established  by  them  for  their  employees.  The  term
     "immediate  family"  refers  to  one's  spouse,  children,   grandchildren,
     grandparents,  parents,  parents-in-law,  brothers and  sisters,  sons- and daughters-in-law,  a sibling's spouse, a spouse's siblings,  aunts, uncles, nieces and nephews;  relatives  by virtue of a  remarriage  (step-children, step-parents, etc.) are included.

-    Registered  management  investment  companies,   or  separate  accounts  of
     insurance companies having an agreement with the Manager or the Distributor for that purpose.

-    Dealers or brokers that have a sales  agreement  with the  Distributor,  if they  purchase  shares for their own accounts or for  retirement  plans for their employees.

-    Employees and registered  representatives (and their spouses) of dealers or brokers  described above or financial  institutions  that have entered into sales  arrangements  with such dealers or brokers (and which are identified as such to the  Distributor)  or with the  Distributor.  The purchaser must certify to the Distributor at the time of purchase that the purchase is for the purchaser's  own account (or for the benefit of such employee's  spouse or minor children).

-    Dealers, brokers, banks or registered investment advisors that have entered into an agreement with the Distributor  providing  specifically for the use of shares of the Fund in particular  investment  products made available to their  clients.  Those  clients may be charged a  transaction  fee by their dealer, broker, bank or advisor for the purchase or sale of Fund shares.

-    Investment  advisors  and  financial  planners  who  have  entered  into an agreement for this purpose with the Distributor and who charge an advisory, consulting  or other fee for their  services  and buy  shares for their own accounts or the accounts of their clients.

-    "Rabbi trusts" that buy shares for their own accounts, if the purchases are made  through a broker or agent or other  financial  intermediary  that has made special arrangements with the Distributor for those purchases.

-    Clients of  investment  advisors or financial  planners  (that have entered into an agreement for this purpose with the Distributor) who buy shares for their own accounts may also purchase  shares  without sales charge but only if their  accounts  are  linked  to a master  account  of their  investment advisor or financial planner on the books and records of the broker,  agent or financial  intermediary with which the Distributor has made such special arrangements . Each of these  investors may be charged a fee by the broker, agent or financial intermediary for purchasing shares.

-    Directors,  trustees,  officers or full-time employees of OpCap Advisors or its affiliates,  their relatives or any trust,  pension,  profit sharing or other benefit plan which beneficially owns shares for those persons.

-    Accounts for which Oppenheimer Capital (or its successor) is the investment advisor (the Distributor  must be advised of this  arrangement) and persons who are  directors  or  trustees  of the  company  or  trust  which  is the beneficial owner of such accounts.

-    A unit investment trust that has entered into an appropriate agreement with the Distributor.

-    Dealers,  brokers,  banks,  or  registered  investment  advisers  that have entered into an agreement  with the  Distributor  to sell shares to defined contribution  employee  retirement  plans for which the  dealer,  broker or investment adviser provides administration services.

-    Retirement  Plans and deferred  compensation  plans and trusts used to fund those plans  (including,  for example,  plans  qualified  or created  under sections  401(a),  401(k),  403(b) or 457 of the Internal Revenue Code), in
     each case if those  purchases  are made  through  a broker,  agent or other
     financial   intermediary  that  has  made  special  arrangements  with  the
     Distributor for those  purchases.  - A TRAC-2000  401(k) plan (sponsored by the former Quest for Value  Advisors)  whose Class B or Class C shares of a
     Former Quest for Value Fund were  exchanged for Class A shares of that Fund due to the  termination  of the Class B and Class C  TRAC-2000  program  on
     November 24, 1995. - A qualified  Retirement  Plan that had agreed with the former  Quest for Value  Advisors to  purchase  shares of any of the Former
     Quest  for  Value  Funds at net asset  value,  with such  shares to be held through DCXchange, a sub-transfer agency mutual fund clearinghouse, if that arrangement was  consummated and share purchases  commenced by December 31,
     1996.

B. Waivers of Initial and Contingent Deferred Sales Charges in Certain Transactions.

Class A shares issued or purchased in the following transactions are not subject to  sales  charges  (and no  concessions  are  paid by the  Distributor  on such purchases):

-    Shares  issued  in  plans  of  reorganization,   such  as  mergers,   asset
     acquisitions and exchange offers, to which the Fund is a party.
-    Shares  purchased by the  reinvestment of dividends or other  distributions reinvested from the Fund or other Oppenheimer funds (other than Oppenheimer
     Cash   Reserves)  or  unit   investment   trusts  for  which   reinvestment
     arrangements have been made with the Distributor.
-    Shares  purchased  through a broker-dealer  that has entered into a special agreement with the Distributor to allow the broker's  customers to purchase and pay for  shares  of  Oppenheimer  funds  using the  proceeds  of shares redeemed in the prior 30 days from a mutual fund (other than a fund managed by the Manager or any of its subsidiaries) on which an initial sales charge or contingent  deferred sales charge was paid.  This waiver also applies to shares  purchased by exchange of shares of  Oppenheimer  Money Market Fund,
     Inc. that were  purchased and paid for in this manner.  This waiver must be requested when the purchase order is placed for shares of the Fund, and the
     Distributor may require evidence of qualification for this waiver.
-    Shares  purchased  with the  proceeds  of maturing  principal  units of any
     Qualified Unit Investment Liquid Trust Series.
-    Shares purchased by the reinvestment of loan repayments by a participant in a Retirement Plan for which the Manager or an affiliate acts as sponsor.

C. Waivers of the Class A Contingent Deferred Sales Charge for Certain Redemptions.

The Class A contingent deferred sales charge is also waived if shares that would otherwise be subject to the
contingent deferred sales charge are redeemed in the following cases:

-    To make Automatic  Withdrawal Plan payments that are limited annually to no more than 12% of the account value adjusted annually.
-    Involuntary  redemptions  of  shares  by  operation  of law or  involuntary redemptions of small accounts  (please refer to "Shareholder  Account Rules and Policies," in the applicable fund Prospectus).
-    For distributions  from Retirement Plans,  deferred  compensation  plans or other employee benefit plans for any of the following purposes:

(1)  Following the death or disability (as defined in the Internal Revenue Code)
     of the participant or beneficiary. The death or disability must occur after the participant's account was established.
(2)  To return excess contributions.
(3)  To return contributions made due to a mistake of fact.
(4)  Hardship withdrawals, as defined in the plan.7
(5)  Under a Qualified  Domestic  Relations  Order,  as defined in the  Internal
     Revenue Code, or, in the case of an IRA, a divorce or separation  agreement described in Section 71(b) of the Internal Revenue Code.
(6)  To meet the minimum distribution requirements of the Internal Revenue Code.
(7)  To make  "substantially  equal  periodic  payments" as described in Section
     72(t) of the Internal Revenue Code.
(8)  For loans to participants or beneficiaries.
(9)  Separation from service.8
(10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a  subsidiary  of the Manager) if the plan has made special arrangements with the Distributor.

(11) Plan termination or "in-service  distributions," if the redemption proceeds are rolled over directly to an OppenheimerFunds-sponsored IRA.
-    For  distributions  from  Retirement  Plans  having  500 or  more  eligible
     employees,   except   distributions  due  to  termination  of  all  of  the
     Oppenheimer funds as an investment option under the Plan.
-    For distributions  from 401(k) plans sponsored by broker-dealers  that have entered into a special agreement with the Distributor allowing this waiver.

III. Waivers of Class B, Class C and Class N Sales Charges of Oppenheimer Funds

The Class B, Class C and Class N contingent  deferred  sales charges will not be applied to shares  purchased  in certain  types of  transactions  or redeemed in certain circumstances described below.

A. Waivers for Redemptions in Certain Cases.

The Class B,  Class C and Class N  contingent  deferred  sales  charges  will be waived for redemptions of shares in the following cases:

-    Shares redeemed  involuntarily,  as described in "Shareholder Account Rules and Policies," in the applicable Prospectus.

-    Redemptions  from accounts other than Retirement  Plans following the death or disability of the last surviving  shareholder,  including a trustee of a grantor  trust or revocable  living trust for which the trustee is also the sole  beneficiary.  The death or disability  must have  occurred  after the account was established,  and for disability you must provide evidence of a determination of disability by the Social Security Administration.

-    Distributions  from  accounts  for which the  broker-dealer  of record  has entered into a special agreement with the Distributor allowing this waiver.

-    Redemptions  of Class B shares held by  Retirement  Plans whose records are maintained on a daily  valuation  basis by Merrill Lynch or an  independent record keeper under a contract with Merrill Lynch.

-    Redemptions of Class C shares of  Oppenheimer  U.S.  Government  Trust from accounts of clients of  financial  institutions  that have  entered  into a special arrangement with the Distributor for this purpose.

-    Redemptions  requested in writing by a  Retirement  Plan sponsor of Class C shares of an Oppenheimer  fund in amounts of $1 million or more held by the
     Retirement  Plan for more than one year,  if the  redemption  proceeds  are invested in Class A shares of one or more Oppenheimer funds.

-    Distributions9  from Retirement  Plans or other employee  benefit plans for any of the following purposes:
(1)  Following the death or disability (as defined in the Internal Revenue Code)
     of the participant or beneficiary. The death or disability must occur after the participant's account was established in an Oppenheimer fund.
(2)  To return excess contributions made to a participant's account.
(3)  To return contributions made due to a mistake of fact.
(4)  To make hardship withdrawals, as defined in the plan.10
(5)  To make  distributions  required under a Qualified Domestic Relations Order or, in the case of an IRA, a divorce or separation  agreement  described in
     Section 71(b) of the Internal Revenue Code.
(6)  To meet the minimum distribution requirements of the Internal Revenue Code.
(7)  To make  "substantially  equal  periodic  payments" as described in Section
     72(t) of the Internal Revenue Code.
(8)  For loans to participants or beneficiaries.11
(9)  On account of the participant's separation from service.12
(10) Participant-directed redemptions to purchase shares of a mutual fund (other than a fund managed by the Manager or a subsidiary of the Manager)  offered as an investment  option in a Retirement  Plan if the plan has made special arrangements with the Distributor.
(11) Distributions  made  on  account  of a  plan  termination  or  "in-service"
     distributions,  if the  redemption  proceeds are rolled over directly to an
     OppenheimerFunds-sponsored IRA.
(12) Distributions from Retirement Plans having 500 or more eligible  employees, except  distributions  made  because  of  the  elimination  of  all  of the
     Oppenheimer funds as an investment option under the Plan.
(13) For  distributions   from  a  participant's   account  under  an  Automatic
     Withdrawal  Plan after the  participant  reaches age 59 1/2, as long as the aggregate value of the  distributions  does not exceed 10% of the account's value, adjusted annually.
(14) Redemptions  of Class B shares  under an Automatic  Withdrawal  Plan for an account  other  than a  Retirement  Plan,  if the  aggregate  value  of the redeemed  shares  does not  exceed  10% of the  account's  value,  adjusted annually.
(15) For distributions  from 401(k) plans sponsored by broker-dealers  that have entered  into a special  arrangement  with the  Distributor  allowing  this waiver.
-    Redemptions  of  Class B  shares  or  Class C  shares  under  an  Automatic
     Withdrawal  Plan  from  an  account  other  than a  Retirement  Plan if the aggregate value of the redeemed shares does not exceed 10% of the account's value annually.

B. Waivers for Shares Sold or Issued in Certain Transactions.

The  contingent  deferred  sales  charge  is also  waived on Class B and Class C shares sold or issued in the following cases:

     -    Shares sold to the Manager or its affiliates.
     -    Shares sold to registered  management investment companies or separate accounts of insurance  companies  having an agreement with the Manager or the Distributor for that purpose.
     -    Shares issued in plans of reorganization to which the Fund is a party.
     -    Shares  sold to present or former  officers,  directors,  trustees  or employees (and their "immediate  families" as defined above in Section
          I.A.) of the Fund, the Manager and its affiliates and retirement plans established by them for their employees.

IV. Special Sales Charge  Arrangements for  Shareholders of Certain  Oppenheimer
Funds Who Were Shareholders of Former Quest for Value Funds

The initial and contingent  deferred sales charge rates and waivers for Class A,
Class  B and  Class  C  shares  described  in the  Prospectus  or  Statement  of
Additional  Information of the Oppenheimer funds are modified as described below for certain  persons who were  shareholders of the former Quest for Value Funds.
To be eligible,  those persons must have been shareholders on November 24, 1995, when OppenheimerFunds,  Inc. became the investment advisor to those former Quest for Value Funds. Those funds include:

Oppenheimer Quest Value Fund, Inc.
Oppenheimer Small Cap Value Fund
Oppenheimer Quest Balanced Value Fund
Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer Quest Opportunity Value Fund

     These  arrangements  also apply to shareholders of the following funds when they merged (were  reorganized)  into various  Oppenheimer funds on November 24,
1995:

Quest for Value U.S. Government Income Fund
Quest for Value New York Tax-Exempt Fund
Quest for Value Investment Quality Income Fund
Quest for Value National Tax-Exempt Fund
Quest for Value Global Income Fund
Quest for Value California Tax-Exempt Fund

     All of the funds  listed  above are  referred  to in this  Appendix  as the
"Former Quest for Value Funds." The waivers of initial and  contingent  deferred sales charges  described in this Appendix apply to shares of an Oppenheimer fund that are either:
     -    acquired by such  shareholder  pursuant to an exchange of shares of an
          Oppenheimer fund that was one of the Former Quest for Value Funds, or
     -    purchased  by such  shareholder  by  exchange  of  shares  of  another
          Oppenheimer  fund that were acquired  pursuant to the merger of any of the Former Quest for Value Funds into that other  Oppenheimer  fund on
          November 24, 1995.

A. Reductions or Waivers of Class A Sales Charges.

     -- Reduced Class A Initial Sales Charge Rates for Certain  Former Quest for
Value Funds Shareholders.

Purchases by Groups and Associations. The following table sets forth the initial sales  charge rates for Class A shares  purchased  by members of  "Associations"
formed for any purpose other than the purchase of  securities.  The rates in the table apply if that Association  purchased shares of any of the Former Quest for
Value Funds or received a proposal to purchase such shares from OCC Distributors prior to November 24, 1995.

------------------------------ ---------------------------- --------------------
Number of                 Initial Sales      Initial Sales Charge   Concession
Eligible Employees        Charge as a %        as a % of Net         as % of
or Members                of Offering Price   Amount Invested    Offering Price
------------------------------ ---------------------------- --------------------
------------------------------ ---------------------------- --------------------
9 or Fewer                   2.50%                2.56%               2.00%
------------------------------ ---------------------------- --------------------
------------------------------ ---------------------------- --------------------
At least 10 but not          2.00%                2.04%               1.60%
more than 49
------------------------------ ---------------------------- --------------------

     For  purchases  by  Associations  having 50 or more  eligible  employees or members,  there is no initial  sales charge on purchases of Class A shares,  but those  shares  are  subject  to the Class A  contingent  deferred  sales  charge described in the applicable fund's Prospectus.

     Purchases made under this  arrangement  qualify for the lower of either the sales charge rate in the table based on the number of members of an Association, or the sales charge rate that applies under the Right of Accumulation  described in the applicable  fund's  Prospectus  and Statement of Additional  Information.
Individuals who qualify under this arrangement for reduced sales charge rates as members  of  Associations  also may  purchase  shares  for their  individual  or custodial  accounts at these  reduced  sales charge  rates,  upon request to the
Distributor.

     -- Waiver of Class A Sales Charges for Certain Shareholders. Class A shares purchased by the  following  investors are not subject to any Class A initial or contingent deferred sales charges:

     -    Shareholders  who  were  shareholders  of the AMA  Family  of Funds on
          February 28, 1991 and who  acquired  shares of any of the Former Quest for Value Funds by merger of a portfolio of the AMA Family of Funds.
     -    Shareholders who acquired shares of any Former Quest for Value Fund by merger of any of the portfolios of the Unified Funds.

     --  Waiver  of  Class  A  Contingent   Deferred  Sales  Charge  in  Certain
Transactions.  The Class A  contingent  deferred  sales charge will not apply to redemptions  of Class A shares  purchased by the  following  investors  who were shareholders of any Former Quest for Value Fund:

     Investors  who  purchased  Class A shares  from a dealer that is or was not permitted  to receive a sales load or  redemption  fee imposed on a  shareholder with  whom  that  dealer  has  a  fiduciary  relationship,  under  the  Employee
Retirement Income Security Act of 1974 and regulations adopted under that law.

B. Class A, Class B and Class C Contingent Deferred Sales Charge Waivers.

     -- Waivers for  Redemptions of Shares  Purchased Prior to March 6, 1995. In
the following  cases,  the  contingent  deferred sales charge will be waived for redemptions  of Class A, Class B or Class C shares of an  Oppenheimer  fund. The shares must have been  acquired  by the merger of a Former  Quest for Value Fund into the fund or by exchange  from an  Oppenheimer  fund that was a Former Quest for Value Fund or into  which  such fund  merged.  Those  shares  must have been purchased prior to March 6, 1995 in connection with:

     -    withdrawals  under an  automatic  withdrawal  plan holding only either
          Class B or Class C shares if the annual withdrawal does not exceed 10%
          of the initial value of the account value, adjusted annually, and
     -    liquidation  of a  shareholder's  account if the  aggregate  net asset value of shares held in the account is less than the required  minimum value of such accounts.

     -- Waivers for  Redemptions  of Shares  Purchased on or After March 6, 1995
but Prior to November 24, 1995. In the following cases, the contingent  deferred sales  charge  will be waived  for  redemptions  of Class A,  Class B or Class C shares of an Oppenheimer  fund. The shares must have been acquired by the merger of a  Former  Quest  for  Value  Fund  into  the  fund  or by  exchange  from an
Oppenheimer  fund  that was a Former  Quest For Value  Fund or into  which  such
Former Quest for Value Fund merged.  Those shares must have been purchased on or after March 6, 1995, but prior to November 24, 1995:

     -    redemptions  following the death or  disability of the  shareholder(s)
          (as  evidenced  by a  determination  of total  disability  by the U.S.
          Social Security Administration);
     -    withdrawals  under an automatic  withdrawal plan (but only for Class B or Class C shares) where the annual  withdrawals  do not exceed 10% of the initial value of the account value; adjusted annually, and
     -    liquidation  of a  shareholder's  account if the  aggregate  net asset value of shares held in the account is less than the required  minimum account value.

     A shareholder's  account will be credited with the amount of any contingent deferred  sales charge paid on the redemption of any Class A, Class B or Class C shares of the  Oppenheimer  fund  described  in this section if the proceeds are invested  in the same Class of shares in that fund or another  Oppenheimer  fund within 90 days after redemption.

V. Special Sales Charge  Arrangements  for  Shareholders of Certain  Oppenheimer
Funds Who Were Shareholders of Connecticut Mutual Investment Accounts, Inc.

The initial and  contingent  deferred  sale charge rates and waivers for Class A and Class B shares described in the respective  Prospectus (or this Appendix) of the  following  Oppenheimer  funds  (each is  referred  to as a  "Fund"  in this section):

     Oppenheimer U. S. Government Trust,
     Oppenheimer Bond Fund,
     Oppenheimer Value Fund and
     Oppenheimer Disciplined Allocation Fund

are  modified  as  described  below  for  those  Fund   shareholders   who  were
shareholders  of the  following  funds  (referred to as the "Former  Connecticut
Mutual  Funds")  on  March 1,  1996,  when  OppenheimerFunds,  Inc.  became  the investment adviser to the Former Connecticut Mutual Funds:

Connecticut Mutual Liquid Account
Connecticut Mutual Total Return Account
Connecticut Mutual Government Securities Account
CMIA LifeSpan Capital Appreciation Account
Connecticut Mutual Income Account
CMIA LifeSpan Balanced Account
Connecticut Mutual Growth Account
CMIA Diversified Income Account

A. Prior Class A CDSC and Class A Sales Charge Waivers.

     -- Class A Contingent Deferred Sales Charge. Certain shareholders of a Fund and the other Former  Connecticut  Mutual Funds are entitled to continue to make additional  purchases  of Class A shares  at net asset  value  without a Class A initial  sales  charge,  but subject to the Class A  contingent  deferred  sales charge that was in effect  prior to March 18,  1996 (the "prior  Class A CDSC").
Under the prior Class A CDSC,  if any of those  shares are  redeemed  within one year of purchase, they will be assessed a 1% contingent deferred sales charge on an amount equal to the current  market value or the original  purchase  price of the shares  sold,  whichever  is smaller  (in such  redemptions,  any shares not subject to the prior Class A CDSC will be redeemed first).

Those shareholders who are eligible for the prior Class A CDSC are:

     (1)  persons  whose  purchases of Class A shares of a Fund and other Former
          Connecticut  Mutual Funds were $500,000  prior to March 18, 1996, as a result  of  direct  purchases  or  purchases  pursuant  to the  Fund's policies on Combined  Purchases or Rights of  Accumulation,  who still hold  those  shares in that Fund or other  Former  Connecticut  Mutual
          Funds, and
     (2)  persons  whose  intended  purchases  under a  Statement  of  Intention entered  into  prior to  March  18,  1996,  with  the  former  general distributor of the Former  Connecticut Mutual Funds to purchase shares valued at  $500,000  or more over a  13-month  period  entitled  those persons to purchase shares at net asset value without being subject to the Class A initial sales charge.

     Any of the Class A shares of a Fund and the other Former Connecticut Mutual
Funds that were  purchased  at net asset value prior to March 18,  1996,  remain subject to the prior Class A CDSC, or if any additional  shares are purchased by those  shareholders at net asset value pursuant to this arrangement they will be subject to the prior Class A CDSC.

     -- Class A Sales Charge Waivers. Additional Class A shares of a Fund may be purchased  without a sales  charge,  by a person who was in one (or more) of the categories  below and acquired Class A shares prior to March 18, 1996, and still holds Class A shares:

(1)  any purchaser,  provided the total initial  amount  invested in the Fund or any one or more of the Former  Connecticut Mutual Funds totaled $500,000 or more,  including  investments  made  pursuant  to the  Combined  Purchases,
     Statement of Intention and Rights of Accumulation features available at the time of the initial  purchase and such  investment  is still held in one or more of the Former  Connecticut Mutual Funds or a Fund into which such Fund merged;
(2)  any participant in a qualified plan, provided that the total initial amount invested  by the  plan  in the  Fund  or any  one  or  more  of the  Former
     Connecticut Mutual Funds totaled $500,000 or more;
(3)  Directors of the Fund or any one or more of the Former  Connecticut  Mutual
     Funds and members of their immediate families;
(4)  employee benefit plans sponsored by Connecticut Mutual Financial  Services,
     L.L.C.  ("CMFS"),  the prior distributor of the Former  Connecticut  Mutual
     Funds, and its affiliated companies;
(5)  one or more  members of a group of at least 1,000  persons (and persons who are retirees  from such group)  engaged in a common  business,  profession, civic or charitable  endeavor or other activity,  and the spouses and minor dependent children of such persons, pursuant to a marketing program between
     CMFS and such group; and
(6)  an  institution  acting  as a  fiduciary  on  behalf  of an  individual  or
     individuals,   if  such   institution  was  directly   compensated  by  the
     individual(s)  for  recommending  the purchase of the shares of the Fund or any  one or more of the  Former  Connecticut  Mutual  Funds,  provided  the institution had an agreement with CMFS.

     Purchases  of Class A shares  made  pursuant  to (1) and (2)  above  may be subject to the Class A CDSC of the Former  Connecticut  Mutual  Funds  described above.

     Additionally,  Class A shares  of a Fund may be  purchased  without a sales charge by any holder of a variable  annuity contract issued in New York State by
Connecticut  Mutual Life Insurance Company through the Panorama Separate Account which is beyond the  applicable  surrender  charge  period and which was used to fund a qualified plan, if that holder  exchanges the variable  annuity  contract proceeds to buy Class A shares of the Fund.

B. Class A and Class B Contingent Deferred Sales Charge Waivers.

In addition to the waivers  set forth in the  Prospectus  and in this  Appendix, above,  the contingent  deferred sales charge will be waived for  redemptions of
Class A and Class B shares of a Fund and  exchanges of Class A or Class B shares of a Fund into  Class A or Class B shares of a Former  Connecticut  Mutual  Fund provided  that  the  Class A or Class B shares  of the  Fund to be  redeemed  or exchanged  were (i)  acquired  prior to March 18, 1996 or (ii) were  acquired by exchange from an  Oppenheimer  fund that was a Former  Connecticut  Mutual Fund.
Additionally,  the shares of such Former  Connecticut Mutual Fund must have been purchased prior to March 18, 1996:

(1)  by the estate of a deceased shareholder;
(2)  upon the disability of a shareholder, as defined in Section 72(m)(7) of the
     Internal Revenue Code;
(3)  for retirement  distributions  (or loans) to participants or  beneficiaries from  retirement  plans  qualified under Sections 401(a) or 403(b)(7)of the
     Code, or from IRAs,  deferred  compensation plans created under Section 457 of the Code, or other employee benefit plans;
(4)  as tax-free returns of excess  contributions to such retirement or employee benefit plans;
(5)  in whole or in part, in connection  with shares sold to any state,  county, or city, or any instrumentality,  department, authority, or agency thereof, that is prohibited by applicable investment laws from paying a sales charge or concession in connection  with the purchase of shares of any  registered investment management company;
(6)  in  connection  with  the  redemption  of  shares  of  the  Fund  due  to a combination  with  another  investment  company  by  virtue  of  a  merger, acquisition or similar reorganization transaction;
(7)  in connection  with the Fund's right to  involuntarily  redeem or liquidate the Fund;
(8)  in  connection  with  automatic  redemptions  of Class A shares and Class B shares  in  certain  retirement  plan  accounts  pursuant  to an  Automatic
     Withdrawal  Plan but  limited  to no more  than 12% of the  original  value annually; or
(9)  as  involuntary  redemptions  of  shares  by  operation  of law,  or  under procedures set forth in the Fund's Articles of Incorporation, or as adopted by the Board of Directors of the Fund.

VI.  Special  Reduced Sales Charge for Former  Shareholders  of Advance  America
Funds, Inc.

Shareholders of Oppenheimer  Municipal Bond Fund,  Oppenheimer  U.S.  Government
Trust, Oppenheimer Strategic Income Fund and Oppenheimer Capital Income Fund who
acquired   (and  still  hold)   shares  of  those  funds  as  a  result  of  the
reorganization  of series of Advance America Funds,  Inc. into those Oppenheimer funds on October 18, 1991, and who held shares of Advance America Funds, Inc. on
March 30, 1990, may purchase Class A shares of those four Oppenheimer funds at a maximum sales charge rate of 4.50%.

VII.  Sales  Charge  Waivers  on  Purchases  of  Class M Shares  of  Oppenheimer
Convertible Securities Fund

Oppenheimer  Convertible  Securities  Fund  (referred  to as the  "Fund" in this section)  may sell Class M shares at net asset value  without any initial  sales charge to the classes of investors  listed  below who,  prior to March 11, 1996, owned shares of the Fund's  then-existing Class A and were permitted to purchase those shares at net asset value without sales charge:

-    the Manager and its affiliates,
-    present or former  officers,  directors,  trustees and employees (and their
     "immediate  families"  as  defined in the Fund's  Statement  of  Additional
     Information)  of the Fund, the Manager and its  affiliates,  and retirement plans  established by them or the prior investment  advisor of the Fund for their employees,
-    registered   management   investment  companies  or  separate  accounts  of
     insurance  companies that had an agreement with the Fund's prior investment advisor or distributor for that purpose,
-    dealers or brokers that have a sales  agreement  with the  Distributor,  if they  purchase  shares for their own accounts or for  retirement  plans for their employees,
-    employees and registered  representatives (and their spouses) of dealers or brokers described in the preceding  section or financial  institutions that have entered  into sales  arrangements  with those  dealers or brokers (and whose identity is made known to the  Distributor) or with the  Distributor, but  only if the  purchaser  certifies  to the  Distributor  at the time of purchase that the purchaser meets these qualifications,
-    dealers,  brokers, or registered  investment advisors that had entered into an agreement  with the  Distributor  or the prior  distributor  of the Fund specifically  providing  for  the  use of  Class M  shares  of the  Fund in specific investment products made available to their clients, and
-    dealers, brokers or registered investment advisors that had entered into an agreement with the Distributor or prior distributor of the Fund's shares to sell shares to defined contribution employee retirement plans for which the dealer, broker, or investment advisor provides administrative services.

--------

1 In  accordance  with  Rule  12b-1  of the  Investment  Company  Act,  the term
"Independent  Trustees" in this  Statement of Additional  Information  refers to those Trustees who are not "interested  persons" of the Fund and who do not have any direct or indirect  financial  interest in the operation of the distribution plan or any agreement under the plan.
2  Certain  waivers  also  apply to Class M shares  of  Oppenheimer  Convertible
Securities Fund.
3 In the case of Oppenheimer  Senior Floating Rate Fund, a  continuously-offered closed-end fund, references to contingent deferred sales charges mean the Fund's
Early Withdrawal  Charges and references to "redemptions"  mean "repurchases" of shares.
4 An "employee benefit plan" means any plan or arrangement, whether or not it is
"qualified"  under the Internal  Revenue Code,  under which Class N shares of an
Oppenheimer  fund or funds are  purchased by a fiduciary or other  administrator for the account of  participants  who are  employees of a single  employer or of affiliated employers.  These may include, for example, medical savings accounts, payroll  deduction plans or similar plans.  The fund accounts must be registered in the name of the  fiduciary  or  administrator  purchasing  the shares for the benefit of participants in the plan.
5 The  term  "Group  Retirement  Plan"  means  any  qualified  or  non-qualified retirement plan for employees of a corporation or sole  proprietorship,  members and  employees of a  partnership  or  association  or other  organized  group of persons (the members of which may include other  groups),  if the group has made special  arrangements  with  the  Distributor  and  all  members  of  the  group participating in (or who are eligible to participate in) the plan purchase Class
N shares of an  Oppenheimer  fund or funds through a single  investment  dealer, broker or other  financial  institution  designated  by the  group.  Such  plans include 457 plans, SEP-IRAs,  SARSEPs,  SIMPLE plans and 403(b) plans other than plans for  public  school  employees.  The term  "Group  Retirement  Plan"  also includes  qualified  retirement plans and  non-qualified  deferred  compensation plans and IRAs that  purchase  Class N shares  of an  Oppenheimer  fund or funds through a single investment dealer,  broker or other financial  institution that has made  special  arrangements  with the  Distributor  enabling  those plans to purchase Class N shares at net asset value but subject to the Class N contingent deferred sales charge.
6 However, that concession will not be paid on purchases of shares in amounts of
$1 million or more  (including any right of  accumulation)  by a Retirement Plan that pays for the purchase with the redemption proceeds of Class C shares of one or more Oppenheimer funds held by the Plan for more than one year.
7 This provision does not apply to IRAs.
8 This provision does not apply to 403(b)(7)  custodial plans if the participant is less than age 55, nor to IRAs.
9  The  distribution  must  be  requested  prior  to  Plan  termination  or  the elimination of the Oppenheimer funds as an investment option under the Plan.
10 This provision does not apply to IRAs.
11 This provision does not apply to loans from 403(b)(7) custodial plans.
12 This provision does not apply to 403(b)(7) custodial plans if the participant is less than age 55, nor to IRAs.

Oppenheimer Real Estate Fund

Investment Advisor
         OppenheimerFunds, Inc.
         498 Seventh Avenue
         New York, New York 10018

Subadviser
         Cornerstone Real Estate Advisers, Inc.
         405 Lexington Avenue - 35th Floor
         New York, New York 10174-3559

Distributor
         OppenheimerFunds Distributor, Inc.
         498 Seventh Avenue
         New York, New York 10018

Transfer Agent
         OppenheimerFunds Services
         P.O. Box 5270
         Denver, Colorado 80217
         1.800.525.7048

Custodian Bank
         Citibank, N.A.
         399 Park Avenue
         New York, New York 10043

Independent Auditors

         Ernst & Young, LLP
         787 Seventh Avenue
         New York, NY 10019

Legal Counsel
         Mayer, Brown & Platt
         1675 Broadway
         New York, New York 10019-5820

PX0590.0202